Exhibit 10.28

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION VERSION

SUBLEASE

This SUBLEASE made as of the ____ day of February, 2020 (this "Sublease") by WELLTOWER INC., a Delaware corporation (together with its successors and assigns, "Sublandlord"), and FUBOTV INC., a Delaware corporation (together with its permitted successors and assigns, "Subtenant").

W I T N E S S E T H :

WHEREAS, by that certain Lease dated as of March 1, 2018, as amended from time to time (the "Prime Lease"), a copy of which (with certain financial and other business terms redacted therefrom) is attached hereto as Exhibit A, RXR 1330 OWNER LLC, a Delaware limited liability company ("Prime Landlord") leased to Sublandlord a portion of the 8th floor (collectively, the "Premises") of the building known as 1330 Avenue of the Americas, New York, New York (the "Building"), as more particularly set forth in the Prime Lease; and

WHEREAS, Sublandlord desires to sublease the Premises, agreed by Subtenant to consist of 6,314 rentable square feet, as more particularly shown on Exhibit B attached to the Prime Lease (the "Subleased Premises") to Subtenant, and Subtenant desires to sublease the Subleased Premises from Sublandlord.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

1. Subleased Premises, Term, and Use.

(a) Upon the terms and conditions hereinafter provided, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Subleased Premises, for a period that shall commence on the date (the "Commencement Date") that is the later to occur of: (1) the date that the Consent Documents (as hereinafter defined) have been executed and delivered; and (2) the date on which Sublandlord delivers possession of the Subleased Premises to Subtenant in the condition required under Section 5; and shall end on July 30, 2021 ("Fixed Expiration Date"), unless such term (the "Term") shall be terminated sooner as provided in this Sublease (such actual date of expiration or termination being the "Expiration Date").

(b) After the occurrence of the Commencement Date, Sublandlord shall advise Subtenant thereof, and Sublandlord and Subtenant shall promptly confirm such Commencement Date, by a separate instrument; provided, that the failure to execute and deliver such instrument shall not affect the determination of such dates in accordance with this Section 1. Notwithstanding anything herein, if the Commencement Date is delayed solely by reason of Subtenant's failure to execute and deliver (or delay in executing and delivering) the Consent Documents as required under Section 25, the Commencement Date shall be deemed, solely for purposes of Sections 1(c)(i), 1(c)(ii), 2(a), and 3, to have occurred as of the date that the Commencement Date would have occurred but for any such Subtenant failure or delay, and

there shall not be any remedies available to Subtenant under Section 1(c)(i) or 1(c)(ii) on account of such Subtenant failure or delay.

(c) Sublandlord shall deliver the Subleased Premises to Subtenant on the Commencement Date in the condition required under Section 5 of this Sublease. If for any reason Sublandlord is unable to deliver possession of the Subleased Premises or any portion thereof to Subtenant on any date specified in this Sublease for such delivery, Sublandlord shall have no liability to Subtenant therefor and the validity of this Sublease shall not be impaired, nor shall the Term be extended, by reason thereof, except as expressly provided herein. Notwithstanding the foregoing:

(i) If the Commencement Date does not occur on or before February 15, 2020 (as such date shall be extended due to Unavoidable Delays, as such term is defined in the Prime Lease; provided, that such date shall not be extended due to Unavoidable Delays by more than forty-five (45) days in the aggregate), then the Fixed Rent payable immediately following the Commencement Date set forth in Section 2 of this Sublease shall be abated one (1) day for every day from and after February 15, 2020 until the Commencement Date occurs.

(ii) If the Commencement Date does not occur on or before March 1, 2020 (as such date shall be extended due to Unavoidable Delays; provided, that such date shall not be extended due to Unavoidable Delays by more than forty-five (45) days in the aggregate), then Subtenant shall have the right to terminate this Sublease by giving Sublandlord five (5) days' prior written notice, in which event, if the Commencement Date has not occurred by the expiration of such five (5)-day period, then this Sublease shall be deemed terminated on such fifth (5th) day, and neither party shall have any further liability to the other hereunder, except pursuant to those provisions that expressly survive the expiration or sooner termination hereof. If this Sublease is so terminated, then Sublandlord shall return to Subtenant any prepaid funds, including any Fixed Rent, Additional Rent, or Security Deposit (except to the extent previously accrued or applied in accordance with this Sublease).

Subtenant's rights set forth in Section 1(c)(i) and Section 1(c)(ii) shall be Subtenant's sole and exclusive remedies with respect to a failure of the Commencement Date to occur by February 15, 2020 and March 1, 2020, respectively.

This Section 1 shall be an express provision to the contrary for purposes of this Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.

(d) Subtenant may use and occupy the Subleased Premises for the Permitted Use in accordance with and to the extent permitted under the Prime Lease and for no other purpose. Subtenant shall not violate the prohibitions on use contained in the Prime Lease. No representation or warranty is made by Sublandlord, and nothing contained in this paragraph or elsewhere in this Sublease shall be deemed to be a representation or warranty by Sublandlord, that the Subleased Premises may be lawfully used for Subtenant's intended purposes.

(e) Subtenant may enter upon the Subleased Premises during Business Hours on dates that are reasonably acceptable to Sublandlord before the Commencement Date for the purpose of taking measurements in connection with Subtenant's data and telecommunications cabling and wiring needs; provided, that such early access shall not unreasonably interfere with Sublandlord's use and occupancy of the Subleased Premises.

2. Fixed Rent.

(a) Subtenant shall pay to Sublandlord annual fixed rent (hereinafter referred to as "Fixed Rent"), $454,608 per annum (payable in advance in equal monthly installments of $37,884) for the period beginning on the Commencement Date and ending on the Fixed Expiration Date, both dates inclusive.

(b) Subtenant shall pay the first full $37,884 monthly installment of Fixed Rent on the execution hereof. If the payment of Fixed Rent hereunder commences on any day other than the first day of a calendar month or the Expiration Date shall not be the last day of the month, then the Fixed Rent for such calendar month, as applicable, shall be prorated on a per diem basis (based on a 30-day month), and any excess amount paid on the execution of this Sublease shall be credited to the Fixed Rent for the next calendar month, as applicable.

3. Additional Rent.

(a) Subtenant shall also pay, as Additional Rent, Tax Payments and Operating Payments (each as defined in the Prime Lease) in an amount equal to, from and after the Commencement Date until the Fixed Expiration Date (both dates inclusive), all Tax Payments and all Operating Payments payable by Sublandlord under the Prime Lease (including all estimated, advance, and monthly payments on account thereof), determined, however, (i) in the case of Tax Payments, as if the average of the Taxes payable for the Tax Year commencing July 1, 2019, and the Tax Year commencing July 1, 2020, were the relevant Base Tax Amount for the entire premises demised under the Prime Lease, and (ii) in the case of Operating Payments, as if the Operating Year commencing January 1, 2020, were the relevant Base Operating Year for the entire premises demised under the Prime Lease. To the extent any Tax Payment or Operating Payment is required to be adjusted, refunded or credited in accordance with the provisions of Sections 2.02, 2.03, or 2.04 of the Prime Lease, the amounts paid hereunder shall be equitably adjusted, refunded or credited in accordance therewith. In addition, reasonably promptly following Sublandlord's receipt of any statements delivered by Prime Landlord after the date hereof with respect to the Taxes or Operating Expenses that are applicable to the Tax Payments or Operating Payments payable by Subtenant hereunder, as the case may be (including, but not limited to, any applicable "Landlord's Statement" as defined in Section 2.03(b) of the Prime Lease), Sublandlord shall deliver to Subtenant copies thereof (each, an "Escalation Statement"). Subtenant may notify Sublandlord that it disputes the correctness of any Escalation Statement by giving notice to Sublandlord (a "Subtenant's Dispute Notice"), and Sublandlord shall in turn dispute the correctness of such Escalation Statement with Prime Landlord, subject to and in accordance with the terms and provisions of the Prime Lease; provided, that in each such case (i) Subtenant may deliver a Subtenant's Dispute Notice only (A) in good faith, (B) if any Tax Payments payable by Subtenant under this Section 3, or Operating

Payments payable by Subtenant under this Section 3, to which such Escalation Statement relates increase by more than five percent (5%) over the previous year's Tax Payments or Operating Payments, respectively, and (C) if Subtenant delivers such Subtenant's Dispute Notice within ten (10) days of Subtenant's receipt of the Escalation Statement applicable thereto; and (ii) Subtenant shall indemnify, defend, and hold harmless Sublandlord from and against any and all Losses (as defined below) that Sublandlord may suffer or incur by reason of, arising out of, or in connection with, any such audits and disputes.

(b) Subtenant shall also pay, as Additional Rent, any rental or other charges payable by Sublandlord as Tenant under the Prime Lease with respect to the Term, other than Fixed Rent, Tax Payments, and Operating Payments, except to the extent such rental or other charge is due to a default of Sublandlord under the Prime Lease that is not caused by a default of Subtenant hereunder and except as set otherwise forth herein. If the Prime Landlord provides additional services to the Subleased Premises at the request of Subtenant, Subtenant shall pay all charges payable to the Prime Landlord therefor, upon demand of the Prime Landlord, or if Prime Landlord bills Sublandlord therefor, to or at the direction of Sublandlord.

(c) Any such Tax Payments or Operating Payments applicable to the year in which this Sublease shall end shall be apportioned so that Subtenant shall pay its aforesaid share of only that amount that corresponds with the portion of said year that is within the Term hereby demised.

(d) Subtenant shall also pay, as Additional Rent, on demand any costs chargeable by Prime Landlord pursuant to the Prime Lease in connection with any request for consent of the Prime Landlord, where such request for consent is made by Subtenant hereunder. Notwithstanding the foregoing, Sublandlord shall be obligated to pay such costs with respect to the request for Prime Landlord's consent to this Sublease.

(e) The obligations provided for in this Section 3 shall survive the Expiration Date for so long as Sublandlord's obligations to make Tax Payments and Operating Payments survive the expiration or earlier termination of the Prime Lease.

4. Payments.

(a) All payments of Fixed Rent and all costs, charges, expenses, amounts, and sums ("Additional Rent," and together with Fixed Rent, "Rent") payable by Subtenant to Sublandlord under this Sublease shall be made, at Sublandlord's option, either (i) by wire transfer of immediately available federal funds to the account of Sublandlord as set forth on Exhibit B hereto (or to such other account as may be designated by Sublandlord in writing), or (ii) by check subject to collection in U.S. Dollars drawn on a commercial bank that is authorized by the State of New York to and does conduct banking business in New York State and is a member of the New York Clearing House Association, delivered by hand, by courier, or by United States Postal Service to the office of Sublandlord as set forth in Section 22 (or to such other place as may be designated by Sublandlord in writing), without any set-off, deduction or abatement whatsoever except as otherwise expressly set forth herein.

(b) All Additional Rent shall be deemed rent, and, in the event of non-payment thereof, Sublandlord shall have all the rights and remedies herein, including by incorporation of the provisions of the Prime Lease, provided for in the case of non-payment of Fixed Rent.

(c) If payment of any Fixed Rent or Additional Rent has not been made by the fifth (5th) day after the date on which such amount is due and payable, Subtenant shall pay to Sublandlord as charges for Sublandlord's costs of handling the late payment (and not as a penalty) on account of Sublandlord's additional administrative, accounting, and overhead costs attributable to Subtenant's delinquency, 5% of said delinquent amount. If Subtenant fails timely to pay any Rent, Subtenant shall pay interest thereon at the lower of (x) the greater of (1) 1.5% per month, and (2) the Interest Rate, and (y) the then maximum lawful interest rate, from the date such amount was due until paid. Nothing contained herein shall be deemed to extend the date on which Fixed Rent and Additional Rent are due.

5. Condition of Subleased Premises.

(a) Sublandlord shall deliver the Subleased Premises to Subtenant vacant (the Sublease Furnishings, excepted) and broom clean with all mechanical, electrical, and plumbing systems serving the Subleased Premises in good working order. Subject to the foregoing, (i) Subtenant acknowledges that it has inspected the Subleased Premises and is fully familiar with the physical conditions thereof and agrees to take the same on the Commencement Date "as is," subject to all applicable zoning, federal, state and local laws, ordinances and regulations governing and regulating the Subleased Premises, and any covenants and restrictions of record and all matters disclosed thereby and by any exhibits attached to this Sublease, and (ii) Sublandlord has no obligation to furnish, render, or supply any work, labor, services, fixtures, equipment, decorations, or other items to make the Subleased Premises ready or suitable for Subtenant's occupancy. Subtenant shall make no alterations, improvements or additions to the Subleased Premises whatsoever, without the consent of Sublandlord and the Prime Landlord in accordance with the terms of the Prime Lease and this Sublease. Subtenant further acknowledges that except as set forth in this Sublease, neither Sublandlord nor Prime Landlord has made any representations or warranties whatsoever with respect to the Subleased Premises, expressed and/or implied, or arising by operation of law, including, but not limited to, any warranty of condition, habitability, merchantability or fitness for a particular purpose.

(b) Subtenant shall take ownership of, and have the use of, all of the items of office furnishings described on Exhibit C attached hereto (the "Sublease Furnishings"), and the Sublease Furnishing shall become the property of Subtenant without any further act required on the part of Sublandlord, and the Sublease Furnishing shall be deemed Tenant's Property, as such term under the Prime Lease is incorporated herein, at no cost to Subtenant and subject to the removal requirements set forth in Section 4.03(c) of the Prime Lease as incorporated herein; provided, that (i) any of the Sublease Furnishings that constitute Furnishings under the Prime Lease shall remain subject to the terms and conditions of Section 4.03(e) of the Prime Lease, including the right thereunder of the Prime Landlord to elect for the Furnishings to become the property of Prime Landlord and to cause Subtenant not to remove the Furnishings from the Subleased Premises in accordance with Section 4.03(c) of the Prime Lease, and (ii) any equipment or other property identified in the Prime Lease as having been paid for with any

allowance or credit granted by Prime Landlord to Sublandlord shall not be considered Sublease Furnishings and shall be and remain a part of the Premises, and upon the expiration or earlier termination of this Sublease, be the property of Prime Landlord and shall not be removed by Subtenant. Subtenant accepts the Sublease Furnishings in "as is" condition, without warranty or recourse to Sublandlord, and Sublandlord makes no representation to Subtenant concerning the condition or usefulness of, or otherwise with respect to, the Sublease Furnishings. Sublandlord represents and warrants that the Sublease Furnishings, excluding those that constitute Furnishings under the Prime Lease, are owned by Sublandlord and are free and clear of any liens. No part of any Rent due under this Lease is attributable to the conveyance to Subtenant of the Sublease Furnishings. Any provisions hereof to the contrary notwithstanding, if any of the Sublease Furnishings become worn out or obsolete through normal wear and tear, neither Sublandlord nor Subtenant shall have any obligation to repair or replace such Sublease Furnishings. Subtenant shall be responsible for, and shall indemnify Sublandlord against, any and all transfer taxes, sales taxes or other taxes or similar charges imposed by any federal, state or local governmental authority or under any applicable legal requirement arising from or relating to the conveyance of the Sublease Furnishings to Subtenant.

6. Electricity and Miscellaneous.

(a) Subtenant shall pay all amounts that Sublandlord pays under the Prime Lease with respect to the Term on account of the Adjusted Electric Charge, regardless of whether the same is included for Sublandlord as Tenant as a component of Fixed Rent (as such term is defined in the Prime Lease) under the Prime Lease. Subtenant shall pay all utility and related charges payable with respect to the Term by Sublandlord as Tenant under Section 3.01 of the Prime Lease.

(b) If Subtenant requires any utilities that are not provided by Prime Landlord under the Prime Lease, Subtenant shall make all arrangements therefor directly with the utility provider and pay all costs thereof.

7. Covenants and Representations of Sublandlord.

(a) Sublandlord shall perform in all material respects the obligations under the Prime Lease to the extent that Subtenant has not expressly agreed to perform such obligations under this Sublease (including by means of incorporation of the Prime Lease). Sublandlord shall not take any action or enter into any modifications of the Prime Lease or any other agreement with respect to the Prime Lease that are reasonably expected to have an adverse effect on the use by Subtenant of the Subleased Premises or increase the obligations of Subtenant or diminish its rights hereunder other than to a de minimis extent.

(b) Sublandlord represents and warrants to Subtenant that (i) the Prime Lease is in full force and effect and (ii) there is no outstanding notice of default given to Prime Landlord by Sublandlord or received by Sublandlord from Prime Landlord under the Prime Lease and, to Sublandlord's knowledge, Sublandlord is not in default (regardless of whether notice of such default has been given to Sublandlord by Prime Landlord) under any material provision of the Prime Lease.

8. Incorporation of Prime Lease.

(a) Sublandlord certifies that a true and complete copy of the Prime Lease and all amendments thereto (with certain financial and other business terms redacted therefrom) are attached hereto as Exhibit A.

(b) The terms, covenants, and conditions of the Prime Lease are incorporated herein so that all of the terms, covenants, and conditions of the Prime Lease that bind or inure to the benefit of the "Landlord" thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublandlord, and all of the terms, covenants, and conditions of the Prime Lease that bind or inure to the benefit of the Tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as if such incorporated terms, covenants, and conditions were completely set forth in this Sublease, except (i) those provisions of the Prime Lease that are expressly excluded as set forth in Section 8(c), (ii) to the extent that such incorporated provisions are inapplicable to or modified by the provisions of this Sublease, (iii) the words "Landlord" and "Tenant" or words of similar import, wherever the same appear in the Prime Lease, shall be construed to mean, respectively, "Sublandlord" and "Subtenant" in this Sublease, (iv) the words "premises," "Premises," "leased premises," and "demised premises" or words of similar import, wherever the same appear in the Prime Lease, shall be construed to mean "Subleased Premises" in this Sublease, (v) the word "Lease" or words of similar import, wherever the same appear in the Prime Lease, shall be construed to mean this "Sublease," (vi) the words "Fixed Rent" and "Additional Rent", respectively, wherever the same appear in the Prime Lease, shall be construed to mean, respectively, "Fixed Rent" and "Additional Rent" in this Sublease, (vii) the word "Landlord" shall be construed to mean "Prime Landlord" wherever it appears in Sections 1.03, 2.05(h), 4.02(b) (first sentence only), 4.02(d), 4.02(e), 4.02(g), 4.03(a), 4.04(a), 4.04(b), 4.04(d), 4.05, 4.06(b), 4.08, 5.02, 7.01 (the first reference to "Landlord", excepted), 7.04, 7.05(a), 7.05(c), 8.02, 8.04(a), 8.17, 8.18 and 8.20, Exhibit C and Exhibit F of the Prime Lease, and (viii) the words "the property of Landlord," wherever the same appear in Section 4.03 of the Prime Lease, shall be construed to mean "the property of Prime Landlord." Notwithstanding the foregoing, the time limits in the Prime Lease for the giving of notices to, making demands on, or performing of any act, condition, or covenant thereunder, or for the exercise thereunder of any right, remedy, or option, are changed for the purposes of incorporation herein as specifically stated elsewhere herein, or if not so stated, by lengthening for Sublandlord, or shortening for Subtenant, as the case may be, such limits in each instance by three (3) Business Days, so that in each instance Sublandlord shall have three (3) Business Days more time to observe or perform hereunder than Prime Landlord as Sublandlord under the Prime Lease, and Subtenant shall have three (3) Business Days less time to observe or perform hereunder than Sublandlord has as the Tenant under the Prime Lease; provided, that if the time limit set forth in the Prime Lease is five (5) Business Days or fewer, then Subtenant shall have one (1) Business Day less time to observe or perform hereunder than Sublandlord has as the Tenant thereunder. The rights of Subtenant to use and occupy the Subleased Premises shall be as set forth in this Sublease and shall in no event include or be deemed to include any right on the part of Subtenant to renew, extend, expand, exercise a right of first refusal or first offer, exercise full or partial termination rights, or hold over, unless such right is specifically conferred on Subtenant in this Sublease.

(c) Without limiting the foregoing, neither the recitals contained in the Prime Lease, nor any of the following provisions of the Prime Lease, shall be incorporated into this Sublease:

(i) Section 1.01 (Basic Lease Terms; Demise; Use), excluding the Permitted Use;

(ii) Section 1.02(a) (Lease of Premises);

(iii) Section 2.01 (Fixed Rent);

(iv) Section 2.02 (Tax Payments);

(v) Section 2.03 (Operating Payments);

(vi) Section 2.05 (Electricity);

(vii) Section 2.06 (Manner of Payment);

(viii) Section 2.07 (Security Deposit);

(ix) Section 4.01 (Tenant's Work);

(x) The last sentence of Section 4.03(b) (Landlord's and Tenant's Property);

(xi) Section 4.03(e) (Furnishings);

(xii) Section 6.10 (Holding Over);

(xiii) Section 8.01 (Notice) (except the last sentence thereof);

(xiv) Section 8.13 (Brokers);

(xv) Article 9 (Renewal Right);

(xvi) Exhibits E and G; and

(xvii) Any provisions of the Prime Lease that are expressly conditioned on the original named Tenant's being in occupancy or are expressly applicable only to the original named Tenant or Affiliates of the original named Tenant.

(d) To the extent that any of the terms, covenants, conditions or regulations of the Prime Lease incorporated herein as provided above may conflict or be inconsistent with the provisions, terms, covenants, conditions or regulations of this Sublease, whether or not such inconsistency is expressly noted herein, the provisions of this Sublease shall prevail.

(e) If an excluded provision contains the definition of a defined term used in an incorporated provision or is specifically referenced in this Sublease, such definition in the excluded provision shall be deemed incorporated solely for such purpose.

(f) It is expressly understood and agreed, however, that, notwithstanding the incorporation of certain provisions of the Prime Lease into this Sublease, Sublandlord is not in the position to render any of the services or to perform any of the repair, maintenance, and replacement obligations required of "Landlord" by the terms of the Prime Lease, and that performance by Sublandlord of the services and some of the obligations hereunder are conditioned upon due performance by Prime Landlord of its corresponding services and obligations under the Prime Lease. However, during the Term, Subtenant shall have the right to receive and enjoy the benefit of the services required to be provided by Prime Landlord under the Prime Lease to the extent and on the terms incorporated herein with respect to the Subleased Premises. Notwithstanding the foregoing, Sublandlord shall not be liable to Subtenant for any failure in performance resulting from the failure in performance by Prime Landlord under the Prime Lease, and Sublandlord's obligations hereunder are accordingly conditional where such obligations require such parallel performance by Prime Landlord to Sublandlord. Without limiting the foregoing, the incorporation of Sections 1.02(b), 3.01, 3.02, 4.04, 4.05, 4.06(b), 7.04, and 7.05 of the Prime Lease shall not impose upon Sublandlord any access, service, repair, maintenance, replacement, installation, or alteration obligations. Any obligation of Sublandlord that is contained in this Sublease by incorporating the provisions of the Prime Lease may be observed or performed by Sublandlord using commercially reasonable efforts (which efforts specifically shall not include litigation, except to the extent otherwise expressly provided herein, or the expenditure of money), after notice from Subtenant, to cause the Prime Landlord to observe or perform the same. Notwithstanding the foregoing, Subtenant may in good faith bring an action or proceeding or take other reasonable steps to cause Prime Landlord to comply with such obligations under the Prime Lease, in Subtenant's own name, and for that purpose and only to such extent, all of Sublandlord's rights under the Prime Lease with respect to the Subleased Premises and such obligations of Prime Landlord are conferred upon and assigned to Subtenant. If any such action against Prime Landlord, in Subtenant's name shall be barred by reason of lack of privity, non-assignability, or otherwise, Subtenant may in good faith take such action in Sublandlord's name upon obtaining Sublandlord's prior written consent (which consent will not be unreasonably withheld, conditioned, or delayed), and upon providing Sublandlord with at least ten (10) days' prior notice of such action. Subtenant shall indemnify, defend, and hold Sublandlord harmless from and against all Losses that Sublandlord shall suffer or incur by reason of, arising out of, or in connection with, any action that Subtenant brings against Prime Landlord whether or not such action is in Sublandlord's name. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that are appurtenant to, or supplied at or to, the Subleased Premises, including electricity, heat, air conditioning, water, elevator service, and cleaning service, if any. Except as otherwise set forth herein (including by means of incorporation of the Prime Lease), no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement or reduction of Subtenant's obligations under this Sublease, (ii) constructive eviction, whether in whole or in part, or (iii) liability on the part of Sublandlord. Notwithstanding the foregoing, Subtenant shall be entitled to abatement of Fixed Rent on the same terms and conditions of Section 3.02(a) of the Prime Lease as incorporated herein with respect to any stoppage or interruption of any service to be provided by Prime Landlord to the Subleased Premises, if and to the same extent the Fixed

Rent payable by Sublandlord as Tenant under the Prime Lease is abated with respect to such stoppage or interruption. In furtherance of the foregoing, Sublandlord covenants to deliver to Prime Landlord a copy of any notice of Untenantability given in good faith by Subtenant to Sublandlord promptly upon receipt thereof.

(g) Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Subtenant and the Prime Landlord.

(h) With respect to any such actions that Subtenant desires to take for which the Prime Lease requires the approval or consent of Prime Landlord, Subtenant shall request such approval or consent from Sublandlord and Sublandlord shall request such approval or consent from Prime Landlord. In any instance when Sublandlord's consent or approval is required under this Sublease, Sublandlord's refusal to consent to or approve any matter or thing shall be deemed reasonable if, inter alia, Prime Landlord's consent or approval is also required under the terms of the Prime Lease and such consent or approval is withheld by the Prime Landlord under the Prime Lease. If Subtenant shall seek the approval or consent of Sublandlord and Sublandlord shall fail or refuse to give such consent or approval, Subtenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Sublandlord, it being intended that Subtenant's sole remedy shall be an action for injunction or specific performance and that such remedy shall be available only in those instances where Sublandlord shall have expressly agreed in writing not to withhold or delay its consent unreasonably.

(i) No representations or warranties made in the Prime Lease by Prime Landlord to Sublandlord shall be incorporated into this Sublease as having been made by Sublandlord to Subtenant.

(j) Subtenant shall forward to Sublandlord, promptly upon receipt thereof, copies of all notices received from Prime Landlord. Likewise, Sublandlord shall forward to Subtenant, promptly upon receipt thereof, copies of all notices received from Prime Landlord. Each party further agrees to forward to the other, for informational purposes only, promptly upon delivery thereof, copies of all notices such party provides to Prime Landlord with respect to the Subleased Premises.

(k) Subtenant shall not be obligated to perform any construction to cause the Premises to be in compliance with law where such non-compliance exists on the Commencement Date of this Sublease.

9. No Breach of Prime Lease. Subtenant shall not do or permit to be done any act or thing that will constitute a breach or violation of any term, covenant or condition of the Prime Lease by Subtenant thereunder, whether or not such act or thing is permitted under the provisions of this Sublease.

10. Indemnity; Insurance.

(a) Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all claims, actions, losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys' fees and expenses (collectively, "Losses"), that Sublandlord

may incur or pay by reason of (i) any accidents, damages or injuries to persons or property occurring in the Subleased Premises during the Term or any early access to the Subleased Premises, (ii) any breach or default of this Sublease on Subtenant's part, (iii) any work done in or to the Subleased Premises by Subtenant or Subtenant's employees, agents, contractors, invitees or any other person claiming through or under Subtenant, or (iv) any negligence on the part of Subtenant or Subtenant's employees, agents, customers, contractors, invitees or any other person claiming through or under Subtenant. Notwithstanding the foregoing, Sublandlord shall not be released, and Subtenant shall not be required to indemnify or defend Sublandlord from any Losses arising from the negligence or willful misconduct of Sublandlord or its agents, contractors, licensees or invitees or a breach of Sublandlord's obligations or representations under this Sublease (except to the extent such breach is caused by Subtenant) or from Losses for which either (i) Subtenant is indemnified under Section 6.12(c) of the Prime Lease as incorporated herein, or (ii) Sublandlord is not responsible for under Section 6.12(c) of the Prime Lease.

(b) Subtenant shall maintain all insurance that Sublandlord is required to maintain under the Prime Lease, naming Sublandlord and Prime Landlord (and any other persons or entities required under the Prime Lease) as additional insureds. Subtenant shall cause its insurance carriers to include any waiver of subrogation clauses or endorsements in favor of Sublandlord, Prime Landlord, any superior lessor, mortgagee, managing agent and property manager that Sublandlord is required to obtain under the Prime Lease. Subtenant hereby releases Prime Landlord or anyone claiming through or under Prime Landlord by way of subrogation or otherwise to the extent that Sublandlord released Prime Landlord under the Prime Lease, or Prime Landlord was relieved of liability or responsibility pursuant to the provisions of the Prime Lease.

11. Security Deposit.

(a) Subtenant shall deposit with Sublandlord on the date hereof the amount of $37,884 as a security deposit (the "Security Deposit") for the faithful performance and observance by Subtenant of the terms, provisions, and conditions of this Sublease on Subtenant's part to be observed and performed. If any default occurs under this Sublease beyond any applicable notice and grace periods, Sublandlord may apply and retain such Security Deposit for the payment of any Fixed Rent or Additional Rent in default or for any other sum that Sublandlord may expend or be required to expend by reason of Subtenant's default, including (i) any damages or deficiency that accrues before or after summary proceedings by Sublandlord, and (ii) any liability of Sublandlord to Prime Landlord for the failure of Subtenant (x) to vacate the Subleased Premises at the Expiration Date or earlier termination of the Prime Lease, or (y) to deliver the Subleased Premises to Sublandlord, for delivery to Prime Landlord, at the Expiration Date in the condition required by this Sublease. If Sublandlord shall so use, apply or retain the whole or any part of the Security Deposit, Subtenant shall, upon demand by Sublandlord, immediately deposit with Sublandlord a sum equal to the amount so used, applied or retained, so as to replenish the Security Deposit as aforesaid, failing which Sublandlord shall have the same rights and remedies as for the non-payment of the Fixed Rent or Additional Rent.

(b) In lieu of the cash Security Deposit, Subtenant may, at Subtenant's election in its sole and absolute discretion, deliver to Sublandlord on the date hereof an

irrevocable, unconditional, "clean", transferable, commercial letter of credit (the "Letter of Credit") in the amount (the "LOC Amount") of $37,884, issued by a commercial bank that is authorized by the State of New York to and does conduct banking business in New York State and is a member of the New York Clearing House Association, in the form of Exhibit D hereto, having a term of not less than one (1) year, name Sublandlord as beneficiary, and be maintained in the LOC Amount for the entire Term plus a period of 60 days thereafter. Such Letter of Credit shall be held by Sublandlord as security for the faithful performance and observance by Subtenant of the terms, provisions, and conditions of this Sublease. If any default occurs under this Sublease beyond any applicable notice and grace periods, Sublandlord may present the Letter of Credit for the payment, in whole or in part, for payment of any Fixed Rent or Additional Rent or for any other sum which Sublandlord may expend or be required to expend by reason of Subtenant's default, including (i) any damages or deficiency which accrues before or after summary proceedings by Sublandlord and (ii) any liability of Sublandlord to Prime Landlord for the failure of Subtenant (x) to vacate the Subleased Premises at the Fixed Expiration Date or earlier termination of the Prime Lease or (y) to deliver the Subleased Premises to Sublandlord, for delivery to Prime Landlord, at the Expiration Date in the condition required by this Sublease. In the event that such Letter of Credit is not renewed at least 30 days before its expiration date, Sublandlord may present the Letter of Credit for payment and shall hold the proceeds thereof as set forth in Section 11(a) above and shall have the right to apply or retain such proceeds as a Security Deposit in accordance with the provisions of this Section 11. If Sublandlord applies or retains any portion or all of the proceeds of the Letter of Credit, Subtenant shall within 5 days restore the amount so applied or retained by causing the bank issuing the Letter of Credit to issue an amendment thereto, or if no Letter of Credit is then outstanding by causing a new Letter of Credit to be issued so that, at all times during the term of this Sublease, the amount of the Letter of Credit which may be drawn upon shall be at least equal to the LOC Amount. Failure by Subtenant to comply with the provisions of this Article shall be deemed a material default hereunder entitling Sublandlord to exercise any and all remedies as provided in this Sublease for default and to draw on the existing Letter of Credit up to its full amount.

(c) If Sublandlord assigns or otherwise transfers its interest in the Prime Lease, Sublandlord shall transfer (at no expense to it) the Security Deposit or Letter of Credit, as the case may be, deposited hereunder to the transferee, and Sublandlord shall, after notice to Subtenant of such transfer, including the name and address of the transferee, be released by Subtenant from all liability for the return of such Security Deposit or Letter of Credit. In such event, Subtenant shall look solely to the transferee for the return of said Security Deposit or Letter of Credit. The provisions hereof shall apply to every transfer or assignment made of said Security Deposit or Letter of Credit to a transferee.

(d) Subtenant shall not assign or encumber any part of the Security Deposit or Letter of Credit, and no assignment or encumbrance by Subtenant of all or any part of the Security Deposit or Letter of Credit shall be binding upon Sublandlord, whether made before, during, or after the Term. Sublandlord shall not be required to exhaust its remedies against Subtenant or against the Security Deposit before having recourse to any other form of security held by Sublandlord and recourse by Sublandlord to any form of security shall not affect any remedies of Sublandlord that are provided in this Sublease or that are available to Sublandlord in law or equity.

(e) Provided that Subtenant has surrendered possession of the Subleased Premises to Sublandlord, Sublandlord shall return the Security Deposit or the Letter of Credit, or so much of the Security Deposit or Letter of Credit as has not been applied in accordance with this Section 11, to Subtenant within thirty (30) days after the Expiration Date.

12. Assignment and Subletting.

(a) Subtenant may not assign its rights hereunder or further sublet the Subleased Premises, in whole or in part, without Prime Landlord's consent and without complying with all of the terms and conditions of Article 5 of the Prime Lease, including Sections 5.01 and 5.04 of the Prime Lease.

(b) If this Sublease be assigned, the assignee shall execute and deliver to Sublandlord an agreement in form and substance reasonably satisfactory to Sublandlord whereby the assignee shall assume all of Subtenant's obligations under this Sublease. Such assignee shall be liable jointly and severally with Subtenant for the payment of the Fixed Rent and Additional Rent and for the due performance of all the terms, covenants, conditions, and agreement herein contained on Subtenant's part to be performed for the term of this Sublease. Any assignment or sub-sublease of this Sublease shall be subject and subordinate to this Sublease and the Prime Lease (and all matters to which this Sublease is or shall be subordinate) and shall not violate any of the provisions of this Sublease or the Prime Lease, Subtenant shall deliver a copy of any such assignment, sub-sublease or other agreement to Sublandlord promptly after its full execution.

(c) If Subtenant elects to sub-sublease or assign this Sublease hereunder, and the Prime Landlord exercises any right of recapture under the Prime Lease, this Sublease of the Subleased Premises shall terminate with the same effect as under the Prime Lease.

(d) Subtenant shall reimburse Sublandlord on demand for any costs that may be incurred by Sublandlord in connection with any proposed assignment of Subtenant's interest in this Sublease or any proposed subletting of the Subleased Premises or any part thereof, including any reasonable processing fee, reasonable attorneys' fees and disbursements and the reasonable costs of making investigations as to the acceptability of the proposed transferee.

(e) Notwithstanding the occurrence of any event described in Section 5.01 of the Prime Lease, as incorporated herein (each, a "Transfer"), including any Transfer permitted or consented to by Sublandlord, the original Subtenant named herein and any other person who at any time was Subtenant shall remain fully liable under this Sublease.

13. Alterations. Notwithstanding anything in this Sublease or the Prime Lease, Subtenant shall not make, cause, suffer, or permit the making of any Alteration (as that term is defined in the Prime Lease, as incorporated herein) in or to the Subleased Premises without obtaining Sublandlord's prior written consent in each instance (which shall not be unreasonably withheld, conditioned or delayed to the same extent that Prime Landlord's consent may not be unreasonably withheld, conditioned, or delayed under the Prime Lease). All of such Alterations shall be made and performed at Subtenant's sole cost and expense (except as expressly set forth herein). Sublandlord hereby consents, with respect to the concept and intent, to the plan attached hereto as Exhibit E, relating to Subtenant's proposed initial Alterations in the

Subleased Premises ("Subtenant's Initial Alterations"); it being understood that Sublandlord's consent to such proposed Alterations remains subject to Sublandlord's and Landlord's review and approval of final construction and engineering plans and specifications and compliance by Subtenant with Article 4 of the Prime Lease, as incorporated into this Sublease. Sublandlord shall promptly request Prime Landlord's consent to Subtenant's Initial Alterations in accordance with the terms of the Prime Lease pursuant to the proposed Consent Documents to be submitted to Prime Landlord in accordance with Section 25.

14. Subtenant's Signage. Subject to the terms of the Prime Lease, Subtenant shall have the right to install signage to the same extent as "Tenant" under the Prime Lease; provided, that Subtenant shall remove all such signage, at Subtenant's sole cost and expense, prior to the Expiration Date to the extent required under the Prime Lease. Sublandlord hereby consents to the Building standard suite entry signage with Tenant's corporate logo for posting on the entrance doors to the Subleased Premises; it being understood that Sublandlord's consent to such proposed signage remains subject to Prime Landlord's review and approval thereof and compliance by Subtenant with Section 8.22 of the Prime Lease, as incorporated into this Sublease. Subtenant shall not install any signs, lighting schemes, decorations, projections, curtains, blinds, shades, screens, advertisements, notices or lettering on glass (including any changes to any of the foregoing) in, on, or about the Subleased Premises except in accordance with the terms of the Prime Lease as incorporated herein and so long as Prime Landlord, whose consent is required under the Prime Lease, has given such consent in writing. Prior to the Commencement Date, at no cost to Subtenant, Sublandlord shall cause the removal of Sublandlord's signage in and for the Subleased Premises.

15. Subordination of Sublease.

(a) Subtenant shall pay to Sublandlord as Additional Rent hereunder any and all sums that Sublandlord is required to pay to Prime Landlord, which requirement is caused in whole or in part by Subtenant's failure to perform or observe any of the terms, provisions, covenants and conditions of the Prime Lease required to be performed by Subtenant as incorporated herein. In any case where the consent or approval of Prime Landlord shall be required pursuant to the Prime Lease, Sublandlord's consent shall also be required hereunder.

(b) This Sublease is subject and subordinate to the Prime Lease and to any matters as to which the Prime Lease is or shall be subordinate, and Subtenant shall have no greater rights in and to the Subleased Premises than Sublandlord has as Tenant under the Prime Lease. In the event of termination of the Prime Lease for any reason, this Sublease shall automatically terminate as of such date, Subtenant shall have performed its obligations to vacate the Subleased Premises as of such date and Subtenant shall have no further rights or recourse under or in respect of this Sublease, nor shall Sublandlord have any further liability under or in respect of this Sublease including with respect to the termination thereof, except for Sublandlord's liability expressly provided under the terms of this Sublease in the event such termination is due to a default by Sublandlord under the Prime Lease that is not attributable to a default by Subtenant. Notwithstanding the foregoing, in the event of termination, reentry, or dispossess by Landlord under the Prime Lease, Prime Landlord may, at its option, take over all of the right, title, and interest of Sublandlord, as sublessor, under this Sublease, and Subtenant shall, at Prime Landlord's option, attorn to Prime Landlord pursuant to the then executory

provisions of this Sublease (in which event Sublandlord shall have no further liability under or in respect of this Sublease including with respect to the termination thereof), except that Prime Landlord shall not be liable for, subject to, or bound by any item of the type that a Successor Landlord is not so liable for, subject to, or bound by in the case of an attornment by Tenant to a Successor Landlord under Section 6.01(a) of the Prime Lease.

16. Broker. Subtenant and Sublandlord each represents to the other that it has not dealt with any broker in connection with this transaction, except CBRE, Inc., Cushman & Wakefield, and Spaces Commercial Real Estate (collectively, the "Broker"), and Subtenant and Sublandlord each represents to the other that it knows of no other claim, or basis for any other claim, against Sublandlord for broker's commissions, finder's fees or other compensation other than that due and arising by reason of this transaction. Sublandlord shall pay the commission of the Broker, pursuant to separate written agreement(s). Subtenant shall indemnify and hold Sublandlord harmless against any claim for a brokerage commission, finder's fee or other compensation arising out of any negotiations had by Subtenant with any other broker or finder with respect to the subletting of the Subleased Premises, except of the Broker. Sublandlord shall indemnify and hold Subtenant harmless against any claims for a brokerage commission, finder's fee or other compensation arising out of any negotiations had by Sublandlord with any other broker or finder with respect to the subletting or renewal of the Subleased Premises.

17. Holdover.

(a) If Subtenant fails to vacate the Subleased Premises on the Expiration Date in the condition required by this Sublease (a "Holdover"), (i) Subtenant shall be deemed a Subtenant at will, (ii) Subtenant shall pay all amounts payable by Tenant under Section 6.10 of the Prime Lease, (iii) there shall be no renewal or extension of this Sublease by operation of law, (iv) notwithstanding any law, regulation, ordinance or governmental order to the contrary, such tenancy at will may be terminated upon thirty (30) days' notice from Sublandlord, and (v) Subtenant shall be liable to Sublandlord for the actual damages suffered and expenses incurred by Sublandlord on account of such holdover. Without limiting the foregoing, (x) if Subtenant fails to vacate the Subleased Premises on the Expiration Date, in the condition required by this Sublease, any claim, action, liability, cost or expense that Sublandlord sustains as a result thereof may be determined by Prime Landlord with respect to the rents payable by Sublandlord under the Prime Lease, which differ from the rents to be paid by Subtenant under this Sublease, and may include claims by third parties such as other tenants prevented by Subtenant's default from taking occupancy of all or part of the Premises, (y) the Losses that Sublandlord or Prime Landlord may sustain as a result of any Holdover (and accordingly Subtenant's indemnification obligations under Section 10(a) hereunder) may greatly exceed the Fixed Rent and Additional Rent in effect as of the Expiration Date, and (z) Subtenant's liability to Sublandlord for such Losses shall not be subject to any cap, ceiling, or maximum amount.

(b) Notwithstanding anything in the preceding subsection (a), the acceptance of any rent paid by Subtenant hereunder shall not preclude Sublandlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding subsection (a) shall be deemed to be an "agreement expressly providing otherwise" within the meaning of Section 232-c of the Real Property Law of the State of New York and any successor law of like import. Moreover, Subtenant expressly waives, for itself and any person or entity claiming through or

under Subtenant, any rights under the provisions of Section 2201 of the New York Civil Practice Law and Rules or any successor law of like import then in force in connection with any holdover summary proceedings that Sublandlord may institute to enforce the foregoing provisions of this Section 17.

(c) The provisions of this Section 17 shall survive the Expiration Date.

18. Surrender. Subtenant shall, on the expiration or earlier termination of this Sublease, surrender possession of the Subleased Premises to Sublandlord in substantially the same condition as when first occupied by Subtenant, ordinary wear and tear, casualties, condemnation, Hazardous Materials (other than those released or emitted by or through Subtenant in or about the Subleased Premises), and repairs not Subtenant's responsibility under this Sublease, excepted. Without limiting the foregoing, on or before the expiration of the term hereof, Subtenant, at Subtenant's sole expense, shall remove all of Subtenant's personal property from the Subleased Premises, including the Sublease Furnishings conveyed to it pursuant to Section 5(b) above. Subtenant acknowledges that it is obligated to perform such removal and that its undertaking to do so is a material element of the consideration to Sublandlord under this Sublease. Subtenant shall reimburse Sublandlord for all costs and expenses incurred in removing and storing Subtenant's property, or repairing any damage to the Subleased Premises caused by or resulting from Subtenant's failure to comply with the provisions of this paragraph. The provisions of this paragraph shall survive the expiration or earlier termination of this Sublease. Notwithstanding anything in this Sublease or in the Prime Lease to the contrary, Subtenant shall have no obligation to remove or restore (i) any Alterations, Fixtures or other improvements existing in the Subleased Premises as of the Commencement Date, or (ii) any Alterations (including Specialty Alterations) except if required to do so pursuant to the terms of the Prime Lease as incorporated herein (it being agreed, however, that a determination of whether an Alteration is a Specialty Alteration shall be made solely by Prime Landlord, and not Sublandlord).

19. Hazardous Materials. Subtenant shall not cause or permit any Hazardous Materials to be used, stored, generated or disposed of in, on or about the Subleased Premises by Subtenant, its agents, employees, contractors or invitees, except for such de minimis quantities of Hazardous Materials commonly found in office environments. Any such Hazardous Materials permitted on the Subleased Premises as hereinabove provided, and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to any such Hazardous Materials. Subtenant shall indemnify and hold harmless Sublandlord from any and all claims, damages, fines, judgments, penalties, costs, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the Term from or in connection with the use, storage, generation or disposal of Hazardous Materials in, on or about the Subleased Premises by Subtenant or Subtenant's agents, employees, contractors or invitees. Sublandlord shall indemnify and hold harmless Subtenant from any and all claims, damages, fines, judgments, penalties, costs, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising prior to the Term from or in connection with the use, storage, generation or disposal of Hazardous Materials in, on or about the Subleased Premises by Sublandlord or Sublandlord's agents, employees, contractors or invitees. As used herein, the term "Hazardous Materials" means any

petroleum product, asbestos product, or any other material, substance or waste that is now, or hereafter during the Term, recognized as being hazardous or dangerous to health or the environment by any federal, state, or local agency having jurisdiction over the Building.

20. Damage, Destruction and Condemnation. If the Subleased Premises or any portion thereof shall be damaged by fire or other casualty or be condemned or taken in any manner for a public or quasi-public use, Subtenant agrees that it shall be the obligation of Prime Landlord and not of Sublandlord to repair, restore or rebuild the Subleased Premises in accordance with the terms of the Prime Lease. In the event of a casualty or condemnation in connection with all or any portion of the Building or Subleased Premises, this Sublease shall continue in full force and effect, unless in connection therewith Prime Landlord or Sublandlord terminates the Prime Lease pursuant to the provisions thereof; provided, that Subtenant may terminate this Sublease as a result of damage or destruction of the Subleased Premises resulting from fire or other casualty to the same extent that Sublandlord has the right to terminate under the Prime Lease (as incorporated herein). For the sake of clarity, in the event of any damage to or destruction of the Premises or the Building or in the event that the Premises or the Building (or any portion thereof) are taken for any public or quasi-public use in condemnation proceedings or by any right of eminent domain or sale in lieu of condemnation and if Sublandlord or Prime Landlord elects to terminate the Prime Lease as a result of such damage, destruction, or condemnation, then this Sublease shall automatically terminate. Pending restoration of any damage caused by such casualty or taking, Fixed Rent and Additional Rent payable hereunder shall not be abated or apportioned in any manner except to the extent provided for in the Prime Lease. In the event of a condemnation or taking, Subtenant hereby acknowledges that it shall not be entitled to any portion of any award received by Sublandlord with respect to the Prime Lease, this Sublease, or the Subleased Premises. The parties hereto agree that this Section 20 constitutes an express agreement governing any case of damage, destruction or taking of the Subleased Premises or the Building by fire or other casualty or condemnation.

21. Right of Sublandlord to Perform Subtenant's Covenants. If Subtenant shall have, beyond any applicable notice and cure period, defaulted in the observance or performance of any term or covenant on Subtenant's part to be observed or performed under or by virtue of any of the terms or provisions of this Sublease, then, unless otherwise provided elsewhere in this Sublease, Sublandlord may immediately or at any time thereafter and without further notice perform the same for the account of Subtenant, and if Sublandlord, acting in a commercially reasonable manner, makes any expenditures or incurs any obligations for the payment of money in connection therewith, including attorneys' fees and disbursements in instituting, prosecuting, or defending any action or proceeding and any late charge to the extent Sublandlord is charged by Prime Landlord as a result of such default by Subtenant, such sums paid or obligations incurred with interest at the greater of (1) 1.5% per month, and (2) the Interest Rate (or the maximum percent permitted by law, whichever is less), from the date that is five (5) business days after rendition of any bill or statement to Subtenant therefor until paid, and costs shall be deemed to be Additional Rent hereunder and shall be paid by Subtenant to Sublandlord within five (5) business days after rendition of any bill or statement to Subtenant therefor.

22. Notice. Any notice hereunder shall be in writing and shall be personally delivered (against a signed receipt therefor), sent by postage prepaid registered or certified mail (return receipt requested), or sent by overnight courier to the parties at the following addresses. Any party may change its address for purposes hereof by notice to the other party.

To Sublandlord:

[***]

With a copy of any notice to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166-0193
Attention: Steven Klein, Esq.

To Subtenant:

FuboTV Inc.
1330 Avenue of the Americas
7th Floor
New York, NY 10019
Attention: Marina Anoshin, Sr. Director of Finance

With a copy to:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Attention: Jeremiah Nelson, Esq.

23. Limitation on Liability. The liability of each party under this Sublease and all matters pertaining to or arising out of the subtenancy and use and occupancy of the

Subleased Premises shall be limited to the income and assets of such party, and no property or assets of any partner, member, officer, principal or director thereof, or any person or entity of which such party is composed, disclosed or undisclosed, shall be subject to any claim, levy, execution or other enforcement procedure for the satisfaction of the other party's remedies under or with respect to this Sublease, the relationship of Sublandlord and Subtenant hereunder, or Subtenant's use or occupancy of the Subleased Premises. In no event shall either party hereto make any claim against or seek to impose any personal liability upon any person or entity composing the other party hereto. Notwithstanding anything to the contrary in this Sublease, neither of the parties hereto shall be liable to the other, whether in contract, tort or otherwise, for any special, indirect, incidental, consequential, punitive or exemplary or other similar type of damages whatsoever, that in any way arise out of, relate to, or are a consequence of, its performance or nonperformance hereunder, including loss of profits, business interruptions and claims of customers, except with respect to the indemnification of third-party claims as expressly set forth in Section 10(a), Section 16, Section 17, and Section 19.

24. Entire Agreement. This Sublease contains the entire agreement between the parties and any executory agreement hereafter made shall be ineffective to change, modify or discharge this Sublease, in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought.

25. Consent of Prime Landlord. Sublandlord's obligation to deliver the Subleased Premises to Subtenant, and the occurrence of the Commencement Date, are expressly conditioned on Prime Landlord's delivery of its written consent to this Sublease in accordance with the terms of the Prime Lease, and if required by the Prime Landlord, a written consent agreement being executed by all parties thereto (collectively, the "Consent Documents"). Sublandlord shall use commercially reasonable efforts to include in the Consent Documents (i) Prime Landlord's agreement that the release and waiver of subrogation contained in Section 7.03 of the Prime Lease shall apply as between Subtenant and Prime Landlord, and (ii) Prime Landlord's consent to Subtenant's Initial Alterations (subject to Sublandlord's and Landlord's review and approval of final construction and engineering plans and specifications and compliance by Subtenant with Article 4 of the Prime Lease, as incorporated into this Sublease); provided, that the inclusion of either or both (i) and (ii) in the Consent Documents shall not be a condition to the delivery of the Subleased Premises to Subtenant or the Commencement Date hereunder. If Sublandlord requests Subtenant to execute a commercially reasonable written consent agreement with Prime Landlord with respect to this Sublease, Subtenant shall promptly comply. The Prime Landlord shall not be deemed to have consented if it conditions its consent on the imposition of increased obligations on or the removal of rights from Sublandlord or Subtenant hereunder, in any case beyond a de minimis extent, unless Sublandlord or Subtenant, as the case may be, agrees thereto in its sole discretion. If Prime Landlord rejects or disapproves of this Sublease, or elects to terminate the Prime Lease in respect of the Subleased Premises, or does not give its consent to this Sublease for any reason whatsoever within forty-five (45) days after the date hereof, (i) Sublandlord shall have no liability to Subtenant therefor, (ii) Sublandlord shall not be obligated to take any action to obtain such consent, (iii) either Sublandlord or Subtenant may elect to terminate this Sublease by written notice to the other, whereupon this Sublease shall be deemed null and void and of no effect (except for those provisions expressly stated herein to survive a termination), and (iv) if this Sublease is so

terminated and if Subtenant is then in possession of all or any part of the Subleased Premises, Subtenant shall immediately quit and surrender to Sublandlord the Subleased Premises, shall remove all of its property and repair all damage caused by such removal and restore the Subleased Premises to the condition it was in prior to such occupancy. Upon any such termination of this Sublease, Sublandlord shall promptly return to Subtenant the Security Deposit or Letter of Credit (or so much of the Security Deposit or Letter of Credit as has not been applied in accordance with Section 11), and any pre-paid Rent from Subtenant.

26. Authority, Execution and Enforceability. Each party hereby represents and warrants to the other that the representing party (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and in good standing under the laws of the State of New York, (b) has full power and authority and all material governmental licenses, authorizations, consents and approvals necessary for such parties to execute, deliver and perform such representing party's obligations under this Sublease, (c) the execution and delivery of this Sublease and the performance of such representing party's obligations hereunder have been duly authorized by all requisite action and the Sublease has been duly executed and delivered, and (d) this Sublease constitutes a legal, valid and binding obligation of such representing party, enforceable against such party in accordance with its terms (except as such enforceability may be limited by (i) bankruptcy, insolvency or other similar laws affecting the rights of creditors generally, and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or law)).

27. Jurisdiction; Venue and Service of Process. This Sublease shall be construed and enforced in accordance with the laws of the State of New York. Subtenant hereby irrevocably consents and submits to the jurisdiction of the courts sitting in the Borough of Manhattan, City and State of New York and the federal courts of the United States of America located in the Borough of Manhattan, City and State of New York in connection with any action on this Sublease; and Subtenant agrees that the appropriate venue for any such action would lie in such courts. Subtenant consents to service of process upon it by registered or certified mail addressed to such parties at its address set forth in Section 22, which service shall be effective upon receipt.

28. No Waiver. Sublandlord's receipt and acceptance of Fixed Rent or Additional Rent, or Sublandlord's acceptance of performance of any other obligation by Subtenant, with knowledge of Subtenant's breach of any provision of this Sublease, shall not be deemed a waiver of such breach. No waiver by Sublandlord of any term, covenant, or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Sublandlord. The provisions of this paragraph shall survive the Expiration Date.

29. Successors and Assigns. The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind, and inure to the benefit of the parties hereto and their respective successors and permitted assigns, subject to the provisions of Sections 8 and 12 hereof. In the event of any assignment or transfer of the leasehold estate under the Prime Lease, the transferor or assignor, as the case may be, shall be and hereby is entirely relieved and freed of all obligations under this Sublease arising after the effective date of the assignment. Sublandlord may transfer any of its rights under this Sublease or Prime Lease without the consent of Subtenant. If Sublandlord, or any successor to the Sublandlord's interest

in the Subleased Premises, sells, conveys, transfers or assigns all of its rights and obligations under this Sublease or Prime Lease and Sublandlord has provided notice thereof to Subtenant, then all liabilities and obligations on the part of Sublandlord, or such successor, under this Sublease, accruing from and after such assignment shall thereupon and thereby be released, and thereupon all such liabilities and obligations shall be binding upon the new Sublandlord and Subtenant shall look solely to such new Sublandlord for the performance of any of such Sublandlord's obligations hereunder. This Sublease and Subtenant's rights and obligations hereunder shall not otherwise be affected by any such sale, conveyance, transfer or assignment and Subtenant agrees to attorn to such new owner and execute any such documents evidencing such attornment.

30. Anti-Terrorism Representations.

(a) Sublandlord represents and warrants to Subtenant that (1) neither Sublandlord, nor to the knowledge of Sublandlord, any director, officer, employee or Affiliate of the Sublandlord (collectively, "Sublandlord Parties") are in violation of any law relating to terrorism or money laundering, including but not limited to, Executive Order No. 13224 on Terrorist Financing, the U.S. Bank Secrecy Act, as amended by the Patriot Act, the Trading with the Enemy Act, the International Emergency Economic Powers Act and all regulations promulgated thereunder, all as amended from time to time (collectively, "Anti-Terrorism Law"); (2) no action, proceeding, investigation, charge, claim, report, or notice has been filed, commenced, or threatened against Sublandlord, or to the knowledge of Sublandlord, any of the Sublandlord Parties alleging any violation of any Anti-Terrorism Law; and (3) neither Sublandlord nor, to the knowledge of Sublandlord, any of the Sublandlord Parties is a "Prohibited Person". As used in this Sublease, "Prohibited Person" shall mean any (1) person or entity who is on the OFAC List or any "designated national," "specially designated national," "specially designated terrorist," "specially designated global terrorist," "foreign terrorist organization," "blocked person," or "specially designated narcotics trafficker," within the definitions set forth in the Foreign Assets Control Regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended; (2) any government or entity against whom the United States maintains economic or other sanctions or embargoes under the Regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, or the Export Administration Regulations of the United States Department of Commerce, 15 C.F.R. Subtitle B, Chapter VII, Subchapter C, each as amended, including, but not limited to, the "Government of Burma," the "Government of Sudan," the "Taliban," and the "Government of Iran," and person acting on behalf of such government or entity; (3) person or entity who is listed in the Annex to or is otherwise within the scope of Executive Order 13224 - Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001; or (4) person or entity subject to additional restrictions imposed by any of the following statutes or Regulations and Executive Orders issued thereunder: the Trading with the Enemy Act, 50 U.S.C. Appendix, §§ 1 et seq.; the Iraq Sanctions Act, §§ 586 et seq. of Pub. L. 101-513, 104 Stat. 2047; the National Emergencies Act, 50 U.S.C. §§ 1601 et seq.; the Anti-Terrorism and Effective Death Penalty Act of 1996, Pub. L. 104-132, 110 Stat. 1214; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq.; the United Nations Participation Act, 22 U.S.C. § 287c; the International Security and Development Cooperation Act, 22 U.S.C. § 2349aa-9; the Nuclear Proliferation Prevention Act of 1994, Pub. L. 103-236, 108 Stat. 507; the Foreign Narcotics Kingpin Designation Act, 21 U.S.C. §§ 1901 et

seq.; the Iran and Libya Sanctions Act of 1996, Pub. L. 104-172, 110 Stat. 1541; the Cuban Democracy Act, 22 U.S.C. §§ 6001 et seq.; the Cuban Liberty and Democratic Solidarity Act, Pub. L. 104-114, 22 U.S.C. §§ 6021 et seq.; the Clean Diamonds Trade Act, Pub. L. 108-19, 117 Stat. 631; the Burmese Freedom and Democracy Act, Pub. L. 108-61, 117 Stat. 864; the Foreign Operations, Export Financing and Related Programs Appropriations Act of 1997, § 570 of Pub. L. 104-208, 110 Stat. 3009; the Trade Sanctions Reform and Enhancement Act of 2000, Title IX of Pub. L. 106-387, 114 Stat. 1549; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, 115 Stat. 272; or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified, or reviewed from time to time. Sublandlord covenants that Sublandlord shall not knowingly conduct any business or transaction or make or receive any contribution of funds, goods or services in violation of any Anti-Terrorism Law or engage in or conspire to engage in any transaction that evades or avoids, has the purpose of evading or avoiding or attempts to violate any of the prohibitions of any Anti-Terrorism Law.

(b) Subtenant represents and warrants to Sublandlord that (1) neither Subtenant, nor to the knowledge of Subtenant, any director, officer, employee or Affiliate of the Subtenant (collectively, "Subtenant Parties") are in violation of any Anti-Terrorism Law; (2) no action, proceeding, investigation, charge, claim, report, or notice has been filed, commenced, or threatened against Subtenant, or to the knowledge of Subtenant, any of the Subtenant Parties alleging any violation of any Anti-Terrorism Law; and (3) neither Subtenant nor, to the knowledge of Subtenant, any of the Subtenant Parties is a "Prohibited Person." Subtenant covenants that Subtenant shall not knowingly conduct any business or transaction or make or receive any contribution of funds, goods or services in violation of any Anti-Terrorism Law or engage in or conspire to engage in any transaction that evades or avoids, has the purpose of evading or avoiding or attempts to violate any of the prohibitions of any Anti-Terrorism Law.

31. Interpretation. The captions, headings, and titles in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. Each covenant, agreement, obligation, or other provision of this Sublease binding upon Subtenant shall be deemed and construed as a separate and independent covenant of Subtenant, not dependent on any other provision of this Sublease unless otherwise expressly provided. If any of the provisions of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

32. Intentionally Omitted.

33. Parking. Subtenant is not entitled by execution of this Sublease to use any parking spaces in any parking facilities serving the Building.

34. Intentionally Omitted.

35. Entire Agreement; Amendments. Sublandlord has made no representations, warranties or covenants to or with Subtenant with respect to the subject matter of this Sublease except as expressly provided herein and all prior negotiations and agreements relating thereto are merged into this Sublease. This Sublease may not be amended or terminated, in whole or in part, nor may any of the provisions be waived, except by a written instrument executed by both Sublandlord and Subtenant.

36. Capitalized Terms. Unless specifically provided herein, all capitalized terms used in this Sublease which are defined in the Prime Lease shall be deemed to have the respective meanings set forth therein.

37. Severability. If any covenant, condition or other provision herein contained is held to be invalid, void or illegal by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Sublease and shall in no way affect, impair or invalidate any other covenant, condition or other provision herein contained. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such covenant, condition or other provisions shall be deemed valid to the extent of the scope or breadth permitted by law.

38. Counterparts. This Sublease may be executed in any number of separate counterparts, each of which shall be deemed an original and shall together constitute one and the same instrument. A PDF copy of this Sublease containing a PDF copy of the signatures of any party shall be deemed an original signature and such execution and delivery shall be considered valid, binding and effective for all purposes.

[NO FURTHER TEXT; SIGNATURE PAGES FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the day and first above written.

SUBLANDLORD:

WELLTOWER INC.,
a Delaware corporation

By:______________________________
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

SUBTENANT:

FUBOTV INC.,
a Delaware corporation

By:______________________________
Name:
Title:

EXHIBIT A

PRIME LEASE

[See attached]

Execution Copy

RXR 1330 OWNER LLC,

Landlord

TO

WELLTOWER INC.,

Tenant

Lease

Dated as of March 1st, 2018

TABLE OF CONTENTS

Page

US\SMITHSHEL\15525112.6

EXHIBITS

A	Description of Land
B	Floor Plan
C	Building Rules and Regulations
D	Standard Cleaning Specifications
E	Tenant's Work
F	HVAC Specifications
G	Furnishings

INDEX OF DEFINED TERMS

US\SMITHSHEL\15525112.6

LEASE, dated as of March 1st, 2018, between **RXR 1330 OWNER LLC** ("Landlord"), a Delaware limited liability company whose address is 75 Rockefeller Plaza, Suite 1400, New York, New York 10019 and **WELLTOWER INC.** ("Tenant"), a Delaware corporation whose address is 4500 Dorr Street, Toledo, Ohio 43615 prior to the commencement of the Term, and thereafter Tenant's address shall be that of the Building.

W I T N E S S E T H:

WHEREAS, Landlord is willing to lease to Tenant and Tenant is willing to hire from Landlord, on the terms hereinafter set forth, certain space in the office building located at 1330 Avenue of the Americas, New York, New York (the "Building") on the land more particularly described in Exhibit A (the "Land"; the Land and the Building and all plazas, sidewalks and curbs adjacent thereto are collectively called the "Project").

NOW, THEREFORE, Landlord and Tenant agree as follows:

ARTICLE 1

Basic Lease Terms; Demise; Use

1.01 Basic Lease Terms.

PREMISES	A portion of the 8th floor of the Building, substantially as shown hatched on Exhibit B, which Landlord and Tenant agree is conclusively deemed to contain 6,314 rentable square feet.
COMMENCEMENT DATE	March 1, 2018.
RENT COMMENCEMENT DATE	August 1, 2018.
EXPIRATION DATE	July 31, 2021, as the same may be extended pursuant to Article 9.
TERM	The period commencing on the Commencement Date and ending, unless sooner terminated as herein provided, on the Expiration Date.
PERMITTED USE	Executive, administrative and general offices.
BASE TAX YEAR	
BASE OPERATING YEAR	
TENANT'S TAX SHARE	1.3741% (calculated by dividing (i) 6,314 by (ii) 459,500, which Landlord and Tenant agree constitutes the rentable square foot area of the

	Building for purposes of computing Tenant's Tax Share).
TENANT'S OPERATING SHARE	1.40% (calculated by dividing (i) 6,314 by (ii) 451,100, which Landlord and Tenant agree constitutes the rentable square foot area of the Building for purposes of computing Tenant's Operating Share).
FIXED RENT	
ADDITIONAL RENT	Tax Payments, Operating Payments and all other sums of money, other than Fixed Rent, at any time payable by Tenant under this Lease, all of which Additional Rent shall be deemed to be rent.
BASE ELECTRIC CHARGE	$22,099.00 per annum ($1,841.58 per month).
RENT	Fixed Rent and Additional Rent, collectively.
SECURITY DEPOSIT	
BROKERS	RXR Property Management LLC and Cushman & Wakefield, Inc. (together, representing Landlord) and Spaces Commercial Real Estate, LLC (representing Tenant).

All capitalized terms used in the text of this Lease without definition are defined in this Section 1.01.

1.02 Lease of Premises. (a) Subject to the terms and conditions of this Lease, Landlord hereby leases the Premises to Tenant and Tenant hereby hires the Premises from Landlord, for the Term.

(b) Landlord hereby grants to Tenant the non-exclusive right to use, in common with others, subject to the rules and regulations as may be from time to time established by Landlord and the terms, covenants, provisions and conditions of this Lease, the public areas of the Building to the extent required for access to the Premises or for use of the Premises for general and executive offices and uses ancillary thereto (and such other uses as are expressly permitted under this Lease), including, without limitation, common hallways, stairways, elevators, restrooms on any multi-tenanted floor on which a portion of the Premises is located and the Building lobby.

1.03 Use. The Premises shall be used and occupied by Tenant (and its permitted subtenants) solely for the Permitted Use (including such ancillary uses in connection therewith as shall be reasonably required by Tenant in the operation of its business and are customarily permitted by landlords, and engaged in by tenants, in first class office buildings in midtown Manhattan); provided, that in no event shall the Premises be used for any of the following: (a) a banking, trust company, or safe deposit business, in each case open for business to the general public, (b) a savings bank, a savings and loan association, or a loan company, in each case open for business to the general public, (c) the sale of travelers' checks and/or foreign exchange, in each case open for business to the general public, (d) a stock brokerage office whose business involves off-the-street retail sales to the general public, (e) a restaurant, bar or for the sale of food or beverages, (f) photographic reproductions and/or offset printing (other than incidental printing by employees of Tenant in connection with the operation of Tenant's business), (g) an employment or travel agency, (h) a school or classroom (except to the extent of training employees and clients of Tenant as an ancillary use), (i) medical or psychiatric offices, (j) conduct of an auction, (k) gambling activities, (l) conduct of obscene, pornographic or similar disreputable activities, (m) offices of an agency, department or bureau of the United States Government, any state or municipality within the United States or any foreign government, or any political subdivision of any of them, (n) offices of any charitable, religious, union or other not-for-profit organization, (o) offices of any tax exempt entity within the meaning of Section 168(h)(2) of the Internal Revenue Code of 1986, as amended, or any successor or substitute statute, or rule or regulation applicable thereto, or (p) the operation of a business, the purpose of which is to provide to unrelated third parties for sublease or license a flexible workplace center consisting primarily of executive and general office suites and shared office workplaces. The Premises shall not be used for any purpose which is inconsistent with the first-class character of the Building, or which would create unreasonable or excessive elevator or floor loads, impair or interfere with any of the Building operations or the proper and economic heating, ventilation, air-conditioning, cleaning or other servicing of the Building, constitute a public or private nuisance, interfere with, annoy or disturb any other tenant or Landlord (by more than a de minimis extent), or impair the appearance of the Building.

ARTICLE 2

Rent

2.01 Fixed Rent. Fixed Rent shall be payable by Tenant in advance on the Rent Commencement Date and on the first day of each calendar month thereafter; provided, that Tenant shall pay, upon the execution and delivery of this Lease by Tenant, to be

applied against the first full monthly installment of Fixed Rent following the Rent Commencement Date; and provided further, that if the Commencement Date and/or the Rent Commencement Date is not the first day of a month, then Fixed Rent for the month in which the Commencement Date and/or the Rent Commencement Date, as applicable, occurs shall be appropriately prorated. Anything contained in this Lease to the contrary notwithstanding, Landlord may accelerate the Rent Commencement Date by paying to Tenant, not later than the first day of any calendar month prior to the Rent Commencement Date, an amount equal to the Fixed Rent that will be due and payable for the period commencing on such accelerated Rent Commencement Date to and including the day before the date on which the Rent Commencement Date would have occurred in the absence of such acceleration.

2.02 Tax Payments. (a) "Base Tax Amount" means the Taxes for the Base Tax Year.

(b) "Taxes" means (i) the real estate taxes, vault taxes, assessments and special assessments levied, assessed or imposed upon or with respect to the Project by any federal, state, municipal or other government or governmental body or authority, including, without limitation, dues, levies or charges paid to any business improvement district or similar organization or to any entity on behalf of such an organization and (ii) all taxes assessed or imposed with respect to the rentals payable under this Lease other than general income and gross receipts taxes; provided, that any such tax shall exclude Commercial Rent or Occupancy Taxes imposed pursuant to Title 11, Chapter 7 of the New York City Administrative Code so long as such tax is required to be paid by Tenants directly to the taxing authority. If at any time the method of taxation shall be altered so that in lieu of or as an addition to or as an express substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate, there shall be levied, assessed or imposed (x) a tax, assessment, levy, imposition, fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (y) any other such substitute tax, assessment, levy, imposition, fee or charge, including without limitation, business improvement district and transportation taxes, fees and assessments, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be included in "Taxes". If (A) Landlord or a Superior Lessor is exempt from the payment of taxes described in clauses (i) and (ii), but is required to make payments in lieu of Taxes, then there shall be included in Taxes the actual amount of such payments so required to be made and (B) a portion, but not all, of the Project is exempt from the payment of taxes described in clauses (i) and (ii) and no payments in lieu of Taxes are required to be paid by Landlord or any Superior Lessor in respect thereof, then there shall be included in "Taxes" the taxes described in clauses (i) and (ii) which would be so levied, assessed or imposed if such partial exemption did not exist and such taxes shall be deemed to have been paid by Landlord on the dates on which such taxes otherwise would have been payable in the absence of such exemption. Except as permitted in this Section 2.02(b), "Taxes" shall not include any franchise, capital stock or transfer tax.

(c) "Tax Year" means each period of 12 months, commencing on the first day of July of each such period, in which occurs any part of the Term, or such other period of 12 months occurring during the Term as hereafter may be adopted as the fiscal year for real estate tax purposes of the City of New York.

(d) If Taxes for any Tax Year, after the first anniversary of the Commencement Date, shall exceed the Base Tax Amount, Tenant shall pay to Landlord (each, a "Tax Payment") Tenant's Tax Share of the amount by which Taxes for such Tax Year are greater than the Base Tax Amount. Landlord shall furnish to Tenant, prior to the commencement of each Tax Year, a statement setting forth Landlord's reasonable estimate of the Tax Payment for such Tax Year. Tenant shall pay to Landlord on the first day of each month during such Tax Year, an amount equal to 1/12th of Landlord's estimate of the Tax Payment for such Tax Year. If Landlord shall not furnish any such estimate for a Tax Year or if Landlord shall furnish any such estimate for a Tax Year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 2.02(d) in respect of the last month of the preceding Tax Year; (ii) after such estimate is furnished to Tenant, Landlord shall notify Tenant whether the installments of the Tax Payment previously made for such Tax Year were greater or less than the installments of the Tax Payment to be made in accordance with such estimate, and (x) if there is a deficiency, Tenant shall pay the amount thereof within 30 days after demand therefor, or (y) if there is an overpayment, Landlord shall refund to Tenant the amount thereof; and (iii) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout such Tax Year, Tenant shall pay to Landlord an amount equal to 1/12th of the Tax Payment shown on such estimate. Landlord may, during each Tax Year, furnish to Tenant a revised statement of Landlord's estimate of the Tax Payment for such Tax Year, and in such case, the Tax Payment for such Tax Year shall be adjusted and paid or refunded as the case may be, substantially in the same manner as provided in the preceding sentence. After the end of each Tax Year Landlord shall furnish to Tenant a statement of Tenant's Tax Payment for such Tax Year (and shall endeavor to do so within 180 days after the end of each Tax Year). If such statement shall show that the sums paid by Tenant, if any, under this Section 2.02(d) exceeded the Tax Payment to be paid by Tenant for the applicable Tax Year, Landlord shall refund to Tenant the amount of such excess within 60 days after Landlord's delivery of such statement to Tenant; and if such statement shall show that the sums so paid by Tenant were less than the Tax Payment to be paid by Tenant for such Tax Year, Tenant shall pay the amount of such deficiency within 30 days after demand therefor. If there shall be any increase in the Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Taxes for any Tax Year, the Tax Payment for such Tax Year shall be appropriately adjusted and paid or refunded, as the case may be, in accordance herewith. In no event, however, shall Taxes be reduced below the Base Tax Amount.

(e) If Landlord shall receive a refund of Taxes for any Tax Year in which Taxes exceeded the Base Tax Amount, Landlord shall pay to Tenant Tenant's Tax Share of the net refund (after deducting from such refund the costs and expenses of obtaining the same, including, without limitation, appraisal, accounting and legal fees) within 60 days after Landlord's receipt of such refund; provided, that such payment to Tenant shall in no event exceed Tenant's Tax Payment paid for such Tax Year. If, with respect to any Tax Year after the Base Tax Year, Landlord shall incur any costs or expenses in an effort to reduce the Taxes for such Tax Year, and after final determination of such Taxes, Landlord has not recovered such costs and expenses by way of a deduction from a refund as set forth in the first sentence of this

paragraph, then Tenant shall pay to Landlord, within 30 days after invoice, Tenant's proportionate share of the reasonable out-of-pocket actual costs and expenses so incurred.

(f) If the Taxes comprising the Base Tax Amount are reduced as a result of an appropriate proceeding or otherwise, the Taxes as so reduced shall for all purposes be deemed to be the Base Tax Amount and Landlord shall notify Tenant of the amount by which the Tax Payments previously made were less than the Tax Payments required to be made under this Section 2.02, and Tenant shall pay the deficiency within 10 days after demand therefor.

2.03 Operating Payments. (a) "Base Operating Amount" means Operating Expenses for the Base Operating Year.

(b) "Landlord's Statement" means an instrument setting forth the Operating Payment payable by Tenant for a specified Operating Year.

(c) "Operating Expenses" means all expenses actually paid or incurred by or on behalf of Landlord in respect of the repair, replacement, maintenance, operation and security of the Project, including, without limitation, (i) salaries, wages, medical, surgical, insurance (including, without limitation, group life and disability insurance), union and general welfare benefits, pension payments, severance payments, sick day payments and other fringe benefits of employees of Landlord, Landlord's Affiliates and their respective contractors engaged in such repair, replacement, maintenance, operation and/or security, and with respect to employees who are not employed on a full-time basis with respect to the Building, or who are employed with respect to properties other than the Building, such expenses to be allocated on a pro rata basis; (ii) payroll taxes, worker's compensation, uniforms and related expenses (whether direct or indirect) for such employees; (iii) the cost of fuel, gas, steam, electricity, heat, ventilation, air-conditioning and chilled or condenser water, water, sewer and other utilities, together with any taxes and surcharges on, and fees paid in connection with the calculation and billing of, such utilities; (iv) the cost of painting and/or decorating all areas of the Project, excluding, however, any space contained therein which is demised to tenants; (v) the cost of casualty, liability, fidelity, rent and all other insurance regarding the Project; (vi) the cost of all supplies, tools, materials and equipment, whether by purchase or rental, used in the repair, replacement, maintenance, operation and/or security of the Project, and any sales and other taxes thereon; (vii) the rental value of Landlord's Building office and any other premises in the Building utilized by the personnel of either Landlord, Landlord's Affiliates or Landlord's contractors, in connection with the repair, replacement, maintenance, operation and/or security thereof, and all office expenses, such as telephone, utility, stationery and similar expenses incurred in connection therewith; (viii) the cost of cleaning, janitorial and security services, including, without limitation, glass cleaning, snow and ice removal and garbage and waste collection and disposal; (ix) the cost of all interior and exterior landscaping and all temporary exhibitions located at or within the Project; (x) the cost of all alterations, repairs, replacements and/or improvements made at any time following the Base Operating Year by or on behalf of Landlord, whether structural or non structural, ordinary or extraordinary, foreseen or unforeseen, and whether or not required by this Lease, and all tools and equipment related thereto; provided, that if under generally accepted accounting principles consistently applied ("GAAP"), any of the costs referred to in this clause (x) are required to be capitalized, then such costs shall not be

included in Operating Expenses unless they (I) are required by any Laws or insurance requirements that, in either case, first become effective (1) on or after the Commencement Date, or (2) before the Commencement Date but with respect to which the obligation to comply first arises after the Commencement Date, (II) have the effect of reducing expenses that would otherwise be included in Operating Expenses (and only to the extent of such reduction of expenses), or (III) constitute a replacement which in Landlord's reasonable judgment is prudent to make in lieu of repairs to the replaced item(s), in which event the cost thereof, together with interest thereon at the greater of (A) the Interest Rate in effect on December 31 of the Operating Year in which such costs were incurred or (B) the actual costs incurred by Landlord to finance such alterations, repairs, replacements and/or improvements described in clauses I, II and IV of this clause (x), shall be amortized and included in Operating Expenses over the useful life of the item in question, as reasonably determined by Landlord; (xi) management fees (provided that if Landlord or an Affiliate of Landlord is the managing agent of the Building then the annual management fee shall not exceed 3% of the Project's gross revenues); (xii) all reasonable costs and expenses of legal, bookkeeping, accounting and other professional services; (xiii) intentionally omitted; (xiv) installation, operation and maintenance of holiday decorations; and (xv) all other fees, costs, charges and expenses that are properly allocable to the repair, replacement, maintenance, operation and/or security of the Project, in accordance with then prevailing customs and practices of the real estate industry in the Borough of Manhattan, City of New York (subject to the exclusions from Operating Expenses set forth in this Section 2.03). Notwithstanding the foregoing, "Operating Expenses" shall not include the following:

(A) depreciation and amortization (except with respect to the alterations, repairs, replacements, and/or improvements described in clauses I, II, and III of clause (x) of this Section 2.03(c));

(B) principal and interest payments and other costs incurred in connection with any financing or refinancing of the Project or any portion thereof (except as provided in clause (x) above);

(C) the cost of tenant improvements made for tenant(s) of the Building;

(D) leasing and brokerage commissions and similar fees and advertising and any other expenses incurred in procuring tenants for the Building;

(E) cost of any work or service performed for any tenant of the Building (including Tenant), whether at the expense of Landlord or such tenant, to the extent that such work or service is in excess of the work or service that Landlord is required to furnish Tenant under this Lease at the expense of Landlord;

(F) the cost of any electricity consumed in the Premises or in any other space in the Building demised to tenants;

(G) Taxes;

(H) legal fees incurred in preparing leases for tenants or in enforcing the terms of any lease;

(I) costs incurred by Landlord which would not have been incurred but for Landlord's breach of this Lease or Landlord's gross negligence or willful misconduct (or the gross negligence or willful misconduct of Landlord's agents, servants, contractors or employees);

(J) except as specifically provided in clause (x) above, all costs of capital improvements;

(K) costs for services, supplies or repairs paid to any related entity in excess of the costs that would be payable in an "arm's length" transaction for comparable services, supplies or repairs;

(L) costs arising from the presence of asbestos, PCB's or other hazardous materials or substances in or about the Building (exclusive of (i) any such costs with respect to hazardous materials or substances in or about the Building (other than asbestos or PCB's) used in compliance with all applicable Laws in the ordinary course of operating and maintaining the Building, which costs may be included in Operating Expenses, and (ii) any such costs with respect to hazardous materials or substances introduced into the Building by Tenant or anyone claiming by, through or under Tenant, the cost of which shall be borne by Tenant);

(M) any penalty, late interest or late charges incurred by Landlord except to the extent such penalty, late interest or late charges are incurred by Landlord due to Tenant's late payment of any amounts payable by Tenant pursuant to Section 2.03 of this Lease;

(N) salaries, fringe benefits and other compensation of Landlord's personnel above the level of the immediate supervisor of the building manager or any other general and administrative overhead of Landlord not properly attributable to the operation of the Building;

(O) the cost of acquiring objects of fine art in the Building, other than the cost of maintaining, cleaning, securing and insuring such art;

(P) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord and all fees paid to any parking facility operator (on or off site);

(Q) any bad debt loss, rent loss or reserves for bad debts or rent loss;

(R) any cost to the extent Landlord is reimbursed therefor out of insurance proceeds or otherwise (other than by means of operating expense reimbursement provisions contained in the leases of other tenants);

(S) management fees in excess of the management fees expressly provided in clause (xi) above;

(T) reserves of any kind, including but not limited to replacement reserves;

(U) dues to professional and lobbying associations (except for the allocable dues for REBNY, BOMA or any successor organization) or contributions to political, civic or charitable organizations;

(V) cost of any work or service performed for any tenant of the Building (including Tenant), whether at the expense of Landlord or such tenant, to the extent that such work or service is in excess of the work or service that Landlord is required to furnish Tenant under this Lease at the expense of Landlord; and

(W) new categories of Operating Expenses not included in Landlord's Statement for the Base Operating Amount; provided, that (i) the cost of any category of Operating Expenses which was included in Landlord's Statement in respect of the Base Operating Year and which ceases to be provided by Landlord at any time after the Base Operating Year shall be excluded from the Base Operating Amount from and after the date that such category of Operating Expenses ceases to be provided by Landlord and (ii) any such new category of Operating Expenses may be included in Operating Expenses, if, from and after the Operating Year in which such new category is first included in Operating Expenses, the Operating Expenses for the Base Operating Year are grossed up to include the amount of such new category of Operating Expenses that would have been incurred in the Base Operating Year had Landlord provided such service or incurred such expense throughout the entire Base Operating Year).

(d) "Operating Year" means each calendar year in which occurs any part of the Term.

(e) For each Operating Year, after the first anniversary of the Rent Commencement Date, Tenant shall pay (each, an "Operating Payment") Tenant's Operating Share of the amount, if any, by which Operating Expenses for such Operating Year exceed the Base Operating Amount.

(f) If during any relevant period (including the Base Operating Year) (i) any rentable space in the Building above the ground floor shall be unoccupied, and/or (ii) the tenant or occupant of any space in the Building above the ground floor undertook to perform work or services therein in lieu of having Landlord perform the same and the cost thereof would have been included in Operating Expenses, then, in any such event, the Operating Expenses for

such period shall be increased to reflect the Operating Expenses that would have been incurred if such space had been occupied or if Landlord had performed such work or services, as the case may be.

(g) Landlord may furnish to Tenant, prior to the commencement of each Operating Year, a statement setting forth Landlord's estimate of the Operating Payment for such Operating Year. Tenant shall pay to Landlord on the first day of each month during such Operating Year, an amount equal to 1/12th of Landlord's estimate of the Operating Payment for such Operating Year. If Landlord shall not furnish any such estimate for an Operating Year or if Landlord shall furnish any such estimate for an Operating Year subsequent to the commencement thereof, then (A) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 2.03 in respect of the last month of the preceding Operating Year; (B) after such estimate is furnished to Tenant, Landlord shall notify Tenant whether the installments of the Operating Payment previously made for such Operating Year were greater or less than the installments of the Operating Payment to be made in accordance with such estimate, and (x) if there is a deficiency, Tenant shall pay the amount thereof within 30 days after demand therefor, or (y) if there is an overpayment, Landlord shall refund to Tenant the amount thereof within 60 days after such estimate is furnished to Tenant; and (C) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout such Operating Year Tenant shall pay to Landlord an amount equal to 1/12th of the Operating Payment shown on such estimate. Landlord may, during each Operating Year, furnish to Tenant a revised statement of Landlord's estimate of the Operating Payment for such Operating Year, and in such case, the Operating Payment for such Operating Year shall be adjusted and paid or refunded as the case may be, substantially in the same manner as provided in the preceding sentence.

(h) Landlord shall furnish to Tenant a Landlord's Statement for each Operating Year (and shall endeavor to do so within 180 days after the end of each Operating Year). If Landlord's Statement shall show that the sums paid by Tenant, if any, under Section 2.03(g) exceeded the Operating Payment to be paid by Tenant for the applicable Operating Year, Landlord shall refund to Tenant the amount of such excess within 60 days after Landlord's furnishes such Landlord's Statement to Tenant; and if the Landlord's Statement shall show that the sums so paid by Tenant were less than the Operating Payment to be paid by Tenant for such Operating Year, Tenant shall pay the amount of such deficiency within 30 days after demand therefor.

(i) (A) Tenant, upon notice given within 90 days after Tenant's receipt of a Landlord's Statement, may elect to have Tenant's designated (in such notice) certified public accountant (who may be an employee of Tenant but who may not, in any case, be retained by Tenant on a contingency fee basis or any other fee basis by which such accountant's compensation is based upon the amount refunded or credited by Landlord to Tenant as a result of such audit) examine such of Landlord's books and records (collectively, "Records") as are directly relevant to such Landlord's Statement, and Landlord shall provide access to the Records upon reasonable prior notice. As a condition to Tenant's right to review the Records, Tenant shall pay all sums required to be paid in accordance with the Landlord's Statement in question;

provided that such payment shall be without prejudice to Tenant's right to dispute such amounts or Tenant's right to recover if Tenant successfully challenges Landlord's Statement. If Tenant shall not give such notice within such 90 day period, then such Landlord's Statement shall be conclusive and binding upon Tenant. Tenant and Tenant's employees, accountants and agents shall treat all Records as confidential, and, upon request by Landlord, shall confirm such confidentiality obligation in writing.

(B) Tenant, within 90 days after the date on which the Records are made available to Tenant, may send a notice ("Tenant's Statement") to Landlord that Tenant disagrees with the applicable Landlord's Statement, specifying in reasonable detail the basis for Tenant's disagreement and the amount of the Operating Payment Tenant claims is due. If Tenant fails timely to deliver a Tenant's Statement, then such Landlord's Statement shall be conclusive and binding on Tenant. Landlord and Tenant shall attempt to adjust such disagreement. If they are unable to do so and provided that the amount of the Operating Payment Tenant claims is due is substantially different from the amount of the Operating Payment Landlord claims is due, Tenant shall notify Landlord, within 90 days after the date on which the Records are made available to Tenant in connection with the disagreement in question, that such disagreement shall be determined by an Arbiter in accordance with this Section 2.03(i), and promptly thereafter Landlord and Tenant shall jointly designate a certified public accountant (the "Arbiter") whose determination made in accordance with this Section 2.03(i)(B) shall be binding upon the parties; it being understood that if the amount of the Operating Payment Tenant claims is due is not substantially different from the amount of the Operating Payment Landlord claims is due, then Tenant shall have no right to protest such amount and shall pay the amount that Landlord claims is due to the extent not theretofore paid. If Tenant timely delivers a Tenant's Statement, the disagreement referenced therein is not resolved by the parties and Tenant fails to notify Landlord of Tenant's desire to have such disagreement determined by an Arbiter within the 90-day period set forth in the preceding sentence, then the Landlord's Statement to which such disagreement relates shall be conclusive and binding on Tenant. If the determination of the Arbiter shall substantially confirm the determination of Landlord, then Tenant shall pay the cost of the Arbiter. If the Arbiter shall substantially confirm the determination of Tenant, then Landlord shall pay the cost of the Arbiter. In all other events, the cost of the Arbiter shall be borne equally by Landlord and Tenant. The Arbiter shall be a member of an independent certified public accounting firm having at least 3 accounting professionals. If Landlord and Tenant shall be unable to agree upon the designation of the Arbiter within 15 days after receipt of notice from the other party requesting agreement as to the designation of the Arbiter, which notice shall contain the names and addresses of 2 or more certified public accountants meeting the requirements of this Section 2.03(i)(B) and who are acceptable to the party sending such notice, then either party shall have the right to request the American Arbitration Association (or any organization which is the successor thereto) (the "AAA") to designate as the Arbiter a certified public accountant meeting the requirements of this Section 2.03(i)(B) whose determination made in accordance with this Section 2.03(i)(B) shall be conclusive and binding upon the parties, and the cost of such certified public accountant shall be borne as provided above in the case of the Arbiter designated by Landlord and Tenant. Any determination made by an Arbiter shall not exceed the amount determined to be due in the first instance by Landlord's Statement, nor shall such determination be less than the amount claimed to be due by Tenant in Tenant's Statement, and any determination which does not comply with the foregoing shall be null and void and not

binding on the parties. In rendering such determination such Arbiter shall not add to, subtract from or otherwise modify the provisions of this Lease, including the immediately preceding sentence. Pending the resolution of any contest pursuant to this Section 2.03(i)(B), and as a condition to Tenant's right to prosecute such contest, Tenant shall pay all sums required to be paid in accordance with the Landlord's Statement in question. If Tenant shall prevail in such contest, an appropriate refund shall be made by Landlord to Tenant. The term "substantially" as used in this Section 2.03(i)(B), shall mean a variance of 3% or more of the Operating Payment in question.

2.04 Tax and Operating Provisions. (a) In any case provided in Section 2.02 or 2.03 in which Tenant is entitled to a refund, Landlord may, in lieu of making such refund, credit against the next succeeding installment(s) of Rent any amounts to which Tenant shall be entitled. Nothing in this Article 2 shall be construed so as to result in a decrease in the Fixed Rent. If this Lease shall expire before any such credit shall have been fully applied, then (provided Tenant is not in default under this Lease) Landlord shall refund to Tenant the unapplied balance of such credit.

(b) Landlord's failure to render or delay in rendering a Landlord's Statement with respect to any Operating Year or any component of the Operating Payment shall not prejudice Landlord's right to thereafter render a Landlord's Statement with respect to any such Operating Year or any such component; provided, that such Landlord's Statement is delivered within 2 years after the close of the Operating Year in question, nor shall the rendering of a Landlord's Statement for any Operating Year prejudice Landlord's right to thereafter render a corrected Landlord's Statement for such Operating Year. Landlord's failure to render or delay in rendering any statement with respect to any Tax Payment or installment thereof shall not prejudice Landlord's right to thereafter render such a statement, provided such statement is delivered within 2 years following the later of (i) the close of the Tax Year in question or (ii) the final determination of the Taxes for the Tax Year in question, nor shall the rendering of a statement for any Tax Payment or installment thereof prejudice Landlord's right to thereafter render a corrected statement therefor.

(c) Landlord and Tenant confirm that the computations under this Article 2 are intended to constitute a formula for agreed rental escalation and may or may not constitute an actual reimbursement to Landlord for Taxes and other costs and expenses incurred by Landlord with respect to the Project. If the Building shall be condominiumized, then Tenant's Operating Payments and Tax Payments shall, if necessary, be equitably adjusted such that Tenant shall thereafter continue to pay the same share of the Taxes and Operating Expenses of the Building as Tenant would pay in the absence of such condominiumization.

(d) Each Tax Payment in respect of a Tax Year, and each Operating Payment in respect of an Operating Year, which begins prior to the Commencement Date or ends after the expiration or earlier termination of this Lease, and any tax refund pursuant to Section 2.02(e), shall be prorated to correspond to that portion of such Tax Year or Operating Year occurring within the Term.

2.05 Electricity. (a) For purposes of this Section 2.05:

(i) "Electric Rate" means at the time in question 105% of the public utility rate schedule (including all surcharges, taxes, fuel adjustments, taxes regularly passed on to consumers by the public utility, and other sums payable in respect thereof) for the supply of electricity to Landlord for the Building. Notwithstanding the foregoing, if the public utility rate schedule (with such inclusions) applicable to Landlord for the purchase of electricity for the Building shall be less than the public utility rate schedule applicable to Landlord if Landlord were to purchase electricity solely for the Premises, then the higher rate schedule shall be used in determining the Electric Rate.

(ii) "Base Electric Rate" means the Electric Rate in effect on the date of this Lease.

(iii) "Adjusted Electric Charge" means an amount, included as a component of Fixed Rent, equal to the sum of the Base Electric Charge plus all increases thereto pursuant to the provisions of this Section 2.05.

(b) Landlord shall furnish electricity to Tenant on a "rent inclusion" basis and there shall be no separate charge to Tenant for such electricity, such charge being included in Fixed Rent. The Base Electric Charge represents the amount initially included in the annual Fixed Rent set forth in Section 1.01 and such Base Electric Charge component of Fixed Rent shall not be subject to reduction, but may be subject to increase as hereinafter provided.

(c) At any time, and from time to time, after the 1 year anniversary of the Commencement Date, Landlord may survey the electrical fixtures, appliances and equipment in the Premises and Tenant's consumption of electricity therein to determine whether the then Adjusted Electric Charge included in Fixed Rent is less than the Adjusted Electric Charge computed as a result of said survey and to adjust the Adjusted Electric Charge component of Fixed Rent in accordance with such computation, which computation and adjustment shall be made as follows:

(i) In the case of the first such survey, if the product of (A) the Electric Rate in effect on the Commencement Date and (B) the electric consumption shown by the survey on a kilowatt and kilowatt hour basis shall exceed the Adjusted Electric Charge, then the Adjusted Electric Charge shall be increased by the amount of such excess, retroactive to the 1st anniversary of the Commencement Date.

(ii) In the case of each subsequent survey, the computation shall be made by (A) dividing the Adjusted Electric Charge in effect immediately prior to such survey (the "Existing Adjusted Electric Charge") for which the computation is being made, by the number of kilowatt hours of electricity supplied to the Premises as determined by the last prior survey made by Landlord, thus arriving at an electrical consumption per kilowatt hour rate ("KWH Rate"), and (B) multiplying the number of kilowatt hours of consumption, as determined by the survey for which the computation is being made, by the KWH Rate. If such survey shall show that the Existing Adjusted Electric Charge is different from the Adjusted Electric Charge computed in accordance with such survey, then effective as of the earlier of the date of such survey or the earlier

date(s), if any, on which changes in the connected power load or changes in electrical consumption occurred (as determined by Landlord), the Existing Adjusted Electric Charge included as a component of Fixed Rent shall be adjusted by an amount equal to the difference between the Existing Adjusted Electric Charge and the then Adjusted Electric Charge but in no event shall the Adjusted Electric Charge be reduced below the Base Electric Charge.

(d) If Tenant disagrees in good faith with any such computation or adjustment made by Landlord, Landlord, at Tenant's request, shall retain, at Tenant's expense, an independent electrical consultant reasonably satisfactory to Tenant who shall survey the demand for, and consumption of, electricity by Tenant, and the determination made by such electrical consultant shall be binding on Landlord and Tenant (provided that in no event shall the Adjusted Electric Charge be less than the Base Electric Charge). Pending the determination of such consultant, Tenant shall pay Fixed Rent based on the Adjusted Electric Charge determined by Landlord, and upon such determination by the consultant, appropriate adjustment shall be made retroactive to the date of determination by the consultant.

(e) Surveys of Tenant's electrical consumption shall be based upon the use of electricity during Business Hours on Business Days, and on such other days and hours when electricity is used in the Premises; and if cleaning services are provided by Landlord, such survey shall include Landlord's normal cleaning hours of 5 hours per day for lighting within the Premises and for electrical equipment normally used for such cleaning.

(f) If at any time during the Term the Electric Rate shall exceed the Base Electric Rate or be decreased below the then applicable Electric Rate (as previously increased pursuant to this Section 2.05), then, effective as of the date of each such change in the Electric Rate, the Adjusted Electric Charge included in Fixed Rent shall be increased or decreased in proportion to such change in the Electric Rate (as determined by Landlord; but in no event shall the Adjusted Electric Charge be reduced below the Base Electric Charge).

(g) At Landlord's request, Tenant shall execute and deliver an agreement confirming any change in Fixed Rent under this Section 2.05, but any such change shall be effective even if such agreement is not executed and delivered.

(h) At Landlord's option, Landlord shall furnish and install all replacement lighting, tubes, lamps, bulbs and ballasts required in the Premises, and Tenant shall pay to Landlord or its designated contractor upon demand Landlord's then established reasonable charges therefor.

2.06 Manner of Payment. Tenant shall pay all Rent as the same shall become due and payable under this Lease (a) in the case of Fixed Rent and recurring Additional Rent, by wire transfer of immediately available federal funds as directed by Landlord (which direction shall be sent at least 10 days in advance), and (b) in the case of all other sums, either by wire transfer as aforesaid or by check (subject to collection) drawn on a bank that clears through The Clearing House Payments Company L.L.C., in each case at the times provided herein without notice or demand and without setoff or counterclaim. All Rent shall be paid in lawful money of the United States to Landlord at its office or such other place as Landlord may from time to time

designate at least 10 days in advance. If Tenant fails timely to pay any Rent, Tenant shall pay interest thereon from the date when such Rent became due to the date of Landlord's receipt thereof at the lesser of (i) 1½% per month and (ii) the maximum rate permitted by law. Any Additional Rent for which no due date is specified in this Lease shall be due and payable on the 30th day after the date of invoice. Except as set forth to the contrary in this Lease, all bills, invoices and statements rendered to Tenant with respect to this Lease shall be binding and conclusive on Tenant unless, within 90 days after receipt of same, Tenant notifies Landlord that it is disputing same.

2.07 Security Deposit. (a) Tenant has delivered to Landlord, as security for the performance of Tenant's obligations under this Lease the sum of in certified or official bank check (the "Security Deposit"). Landlord may draw on the Security Deposit to remedy defaults by Tenant in the payment or performance of any of Tenant's obligations under this Lease beyond any applicable notice and grace period. If Landlord shall have so drawn upon the Security Deposit, Tenant shall within 30 days following demand deposit with Landlord a sum equal to the amount so drawn by Landlord.

(b) Provided Tenant is not in default under this Lease and Tenant has surrendered the Premises to Landlord in accordance with all of the terms and conditions of this Lease: (i) Landlord shall return to Tenant the Security Deposit then held by Landlord within 60 days after the expiration or earlier termination of this Lease or (ii) if Landlord shall have drawn upon such Security Deposit to remedy defaults by Tenant in the payment or performance of any of Tenant's obligations under this Lease, Landlord shall return to Tenant that portion, if any, of such Security Deposit remaining in Landlord's possession within 60 days after the expiration or earlier termination of this Lease.

ARTICLE 3

Landlord Covenants

3.01 Landlord Services. From and after the date that Tenant first occupies the Premises for the conduct of Tenant's business, Landlord shall furnish Tenant with the following services (collectively, "Landlord Services"):

(a) heat, ventilation and air-conditioning to the Premises from 7:00 a.m. to 7:00 p.m. on each Business Day and from 8:00 a.m. to 1:00 p.m. on Saturdays substantially in accordance with the design specifications set forth in Exhibit F attached hereto, subject to Tenant's compliance with design conditions, including occupancy and electric load criteria established by Landlord; if Tenant shall require heat, ventilation or air conditioning services at any other times, Landlord shall furnish such service (i) in the case of a Business Day, upon receiving notice from Tenant by noon of such Business Day and (ii) in the case of a day other than a Business Day, upon receiving notice from Tenant by noon of the immediately preceding Business Day, and Tenant shall pay to Landlord upon demand Landlord's then established charges therefor which, as of the date of this Lease are $450.00 per hour, plus applicable sales tax; provided, that there shall be a minimum charge of 4 hours for any period of additional service that neither immediately precedes nor immediately follows the standard hours first set forth above in this Section 3.01(a);

(b) (i) passenger elevator service to each floor of the Premises at all times during Business Hours on Business Days, with at least one passenger elevator subject to call at all other times and (ii) freight elevator and loading dock service to the Premises on a first come-first served basis (i.e., no advance scheduling) on Business Days from 8:00 a.m. to 12:00 p.m. and from 1:00 p.m. to 5:00 p.m., and on a reserved basis at all other times upon the payment of Landlord's then established charges therefor which, as of the date of this Lease are $250.00 per hour, plus applicable sales tax; provided, that there shall be a minimum charge of 4 hours for any period of additional service that neither immediately precedes nor immediately follows the standard hours first set forth above in this Section 3.01(b)(ii); Tenant's use of all elevators shall be on a non-exclusive basis; notwithstanding the foregoing, there shall be no charge to Tenant for the first 8 hours of overtime freight elevator usage by Tenant in connection with Tenant's initial move-in to the Premises;

(c) reasonable quantities of hot and cold water to the floor(s) on which the Premises are located for core lavatory and cleaning purposes only; if Tenant requires water for any other purpose, Landlord shall furnish cold water at the Building core riser through a capped outlet located on the floor on which the Premises is located (within the core of the Building), and the cost of heating such water, as well as the cost of piping and supplying such water to the Premises, shall be paid by Tenant; Landlord may install and maintain, at Tenant's expense, meters to measure Tenant's consumption of water for such other purposes in which event Tenant shall reimburse Landlord on demand for the quantities of water shown on such meters, at Landlord's cost therefor (including costs for sewer rents and taxes) plus 5%;

(d) electric energy through presently installed electric facilities for Tenant's reasonable use of lighting and other electrical fixtures, appliances and equipment at a level of not less than 6 watts connected load per rentable square foot of space (exclusive of the base Building HVAC system); in no event shall Tenant's consumption of electricity exceed the capacity of existing feeders to the Building or the risers or wiring serving the Premises, nor shall Tenant be entitled to any unallocated power available in the Building unless, in Landlord's judgment (taking into account the then existing and future needs of other then existing and future tenants, and other needs of the Building), the same is available and necessary for Tenant's use, and if Landlord shall provide any such additional power, Tenant shall pay Landlord upon demand its then established connection charge for each additional amp of power or portion thereof provided to the Premises and the cost of installing additional risers, meters, switches and related equipment necessary to provide such additional power;

(e) cleaning services on Business Days in accordance with Exhibit D attached hereto. Tenant shall pay to Landlord on demand the costs incurred by Landlord for (i) extra cleaning work in the Premises required because of (A) carelessness, indifference, misuse or neglect on the part of Tenant, its subtenants or their respective employees or visitors, (B) interior glass partitions or an unusual quantity of interior glass surfaces, (C) non standard materials or finishes installed in the Premises and/or (D) the use of the Premises other than during Business Hours on Business Days, and (ii) removal from the Premises and the Building of any refuse of Tenant in excess of that ordinarily accumulated in business office occupancy, including, without limitation, kitchen and pantry refuse, or at times other than Landlord's standard cleaning times. Notwithstanding the foregoing, Landlord shall not be required to clean any portions of the

Premises used for preparation, serving or consumption of food or beverages, training rooms, trading floors, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas and Tenant shall retain Landlord's cleaning contractor at Tenant's expense to perform such cleaning and any other cleaning services in excess of those provided for in Exhibit D. Landlord's cleaning contractor shall have access to the Premises after 6:00 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises;

(f) up to 2 tons of condenser water for Tenant's supplemental HVAC system from the common cooling tower unit serving the Building 24 hours a day, 7 days a week. Tenant shall perform all necessary work and install all required equipment to permit Tenant to tap into Landlord's condenser water riser on the floor on which the Premises is located. Tenant shall pay to Landlord a fee of $1,500 per tap and shall pay for Tenant's usage of condenser water an amount equal to $1,000.00 per connected ton per annum, which amount shall be adjusted on each anniversary of the Commencement Date to equal the product of (i) such amount multiplied by (ii) the percentage of increase, if any, in the Consumer Price Index for the month prior to the month in which the applicable anniversary occurs over the Consumer Price Index for the month prior to the month in which the Commencement Date occurs), which amount shall be payable within 10 days after rendition of a bill therefor. "Consumer Price Index" means the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, New York-Northeastern New Jersey Area (1982-84=100), or any successor index thereto, appropriately adjusted; provided, that if there shall be no successor index, a substitute index shall be reasonably selected by Landlord. If, on the first anniversary of the Commencement Date, Tenant's connected load of condenser water is less than 2 tons, then Landlord shall have no further obligation to reserve for Tenant's use any condenser water in excess of Tenant's then connected load;

(g) in accordance with the terms of this Lease, access to the Premises 24 hours a day, 7 days a week, 365 days per year; and

(h) telecommunication service from AT&T, Verizon, AboveNet, and Cogent and cable television service from Time Warner Cable is available to the Premises as of the date of this Lease; provided, that, such service shall be at Tenant's expense.

3.02 General Service Provisions. (a) Landlord may stop or interrupt any Landlord Service, electricity, or other service and may stop or interrupt the use of any Building facilities and systems at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other cause beyond the reasonable control of Landlord. Landlord may modify the delivery and scope of any Building services if required by reason of any Laws. Landlord shall endeavor to provide Tenant with reasonable advance notice of any such stoppage, interruption or modification. Landlord shall have no liability to Tenant by reason of any stoppage, interruption or modification of any Landlord Service, electricity or other service or the use of any Building facilities and systems for any reason. Landlord shall use reasonable diligence (which shall not

include incurring overtime charges) to make such repairs as may be required to machinery or equipment within Landlord's control to provide restoration of any Landlord Service and, where the cessation or interruption of such Landlord Service has occurred due to circumstances or conditions beyond Landlord's control, to cause the same to be restored by diligent application or request to the provider. Notwithstanding the foregoing, if without the fault or neglect of Tenant or any person claiming through or under Tenant, any Substantial Portion of the Premises is rendered Untenantable for a period of 10 consecutive Business Days after Tenant shall have notified Landlord of such Untenantability, by reason of any stoppage or interruption of any service to be provided by Landlord to the Premises, but excluding by reason of a Casualty to the Building or an Unavoidable Delay, and provided Tenant is not then in default under this Lease beyond any applicable notice or cure period, then for the period commencing on the 11th Business Day after Tenant's giving notice to Landlord that such Substantial Portion of the Premises is so Untenantable until such Substantial Portion of the Premises is no longer Untenantable, Fixed Rent shall be appropriately abated with respect only to such Substantial Portion. "Untenantable" means that Tenant shall be unable to use, and shall not be using, the Premises or the applicable portion thereof for the conduct of Tenant's business in the manner in which such business is ordinarily conducted in such portion of the Premises. "Substantial Portion" shall mean any portion of the Premises consisting of 2,000 or more contiguous rentable square feet.

(b) Without limiting any of Landlord's other rights and remedies, if Tenant shall be in default beyond any applicable grace period, Landlord shall not be obligated to furnish to the Premises any service outside of Business Hours on Business Days (unless, concurrently with requesting such service, Tenant pays the applicable charge therefor), and Landlord shall have no liability to Tenant by reason of any failure to provide, or discontinuance of, any such service.

(c) "Business Hours" means 8:00 a.m. to 6:00 p.m. "Business Days" means all days except (a) Saturdays, (b) Sundays and (c) Holidays. "Holidays" means New Year's Day, Martin Luther King Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, the day following Thanksgiving, Christmas and any other days which are either (i) observed by both the federal and the state governments as legal holidays or (ii) designated as a holiday by the Building Service Union Employee Service contract.

ARTICLE 4

Leasehold Improvements; Tenant Covenants

4.01 Tenant's Work. (a) On the Commencement Date, Tenant shall accept the Premises in its "as is" condition.

(b) After the occurrence of the Commencement Date, Landlord shall advise Tenant thereof and Landlord and Tenant shall promptly confirm the Commencement Date, the Rent Commencement Date and the Expiration Date by a separate instrument; provided, that the failure to execute and deliver such instrument shall not affect the determination of such dates in accordance with the provisions of this Lease. Pending the resolution of any dispute as to

the Commencement Date and/or the Rent Commencement Date, Tenant shall pay Rent based upon Landlord's determination.

(c) If for any reason Landlord shall be unable to deliver possession of the Premises to Tenant on any date specified in this Lease for such delivery, Landlord shall have no liability to Tenant therefor and the validity of this Lease shall not be impaired, nor shall the Term be extended, by reason thereof. This Section 4.01 shall be an express provision to the contrary for purposes of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.

(d) "Tenant Delay" means any delay which Landlord may encounter in the performance of Landlord's obligations under this Lease by reason of any act or omission of any nature of Tenant, its agents or contractors, including, without limitation, delays due to changes in or additions to any work requested by Tenant, delays by Tenant in submission of information or giving authorizations or approvals or delays due to the postponement of any work at the request of Tenant. Tenant shall pay to Landlord any costs or expenses incurred by Landlord by reason of any Tenant Delay.

(e) Tenant shall have the right to enter the Premises during Business Hours prior to the Commencement Date for the purpose of installing (i) data and telecommunication cabling and wiring, (ii) furniture, fixtures and equipment and (iii) the work set forth on Exhibit E annexed hereto ("Tenant's Work"); provided, that, such access shall be permitted only to the extent that Tenant gives reasonable prior notice to Landlord of such access and Landlord reasonably determines that such early access and installation shall not delay any work or repairs to be performed by Landlord in the Premises and/or the Building. Any person granted access on behalf of Tenant pursuant to this Section shall comply with all reasonable requirements that Landlord and Landlord's contractor may impose and shall strictly observe all rules and regulations promulgated by Landlord and/or Landlord's contractor. Tenant shall indemnify and save Landlord harmless from and against any and all costs (including, without limitation, attorney's fees and disbursements and costs of suit) arising from or claimed to arise as a result of (i) any act, neglect or failure to act of Tenant or anyone entering the Premises or Building with Tenant's permission, or (ii) any other reason whatsoever arising out of Tenant's entry upon the Premises or Building.

4.02 Alterations. (a) Except as expressly set forth in this Section 4.02, Tenant shall make no improvements, changes or alterations in or to the Premises ("Alterations") without Landlord's prior approval, provided that Landlord shall not unreasonably withhold, condition or delay its approval to any Alteration that is not a Material Alteration. "Material Alteration" means an Alteration that (i) is not limited to the interior of the Premises or which affects the exterior (including the appearance) of the Building or any portion thereof, (ii) affects the structure of the Building or any portion thereof, (iii) affects the usage or the proper functioning of any of the Building systems (except to a de minimis extent), (iv) has a cost greater than $100,000.00, (v) intentionally omitted, or (vi) requires a change to the Building's certificate of occupancy. Notwithstanding the foregoing, Landlord's approval shall not be required for any non-Material Alteration that (A) is purely decorative in nature (such as wall papering, painting or carpeting), (B) does not require a building permit or other approval of any governmental authority and (C) has a cost less than $50,000 in the aggregate (such Alteration, a "Decorative

Alteration"); provided, that Tenant shall give Landlord prior notice (which notice may be delivered to the Building's management office) of the performance of any Decorative Alteration.

(b) Tenant, in connection with any Alteration, shall comply with any rules and regulations applicable to all tenants in the Building as may be from time to time established by Landlord. Tenant shall not proceed with any Alteration (other than Decorative Alterations) unless and until Landlord approves Tenant's plans and specifications therefor. Any review or approval by Landlord of plans and specifications with respect to any Alteration is solely for Landlord's benefit, and without any representation or warranty to Tenant with respect to the adequacy, correctness or efficiency thereof, its compliance with Laws or otherwise.

(c) Tenant shall pay to Landlord within 30 days after written demand Landlord's reasonable actual out-of-pocket costs and expenses (including, without limitation, the fees of any architect or engineer employed by Landlord or any Superior Lessor or Superior Mortgagee for such purpose) for reviewing plans and specifications and inspecting Alterations.

(d) Before proceeding with any non-Decorative Alteration that will cost more than $75,000.00 (exclusive of the costs of Decorative Alterations and items constituting Tenant's Property), as estimated by a reputable contractor designated by Landlord, Tenant shall furnish to Landlord one of the following (as selected by Landlord): (i) a cash deposit, (ii) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New York reasonably satisfactory to Landlord) or (iii) an irrevocable, unconditional, negotiable letter of credit, issued by a bank and in a form satisfactory to Landlord; each to be equal to 110% of the cost of the Alteration, estimated as set forth above. Any such letter of credit shall be for one year and shall be renewed by Tenant each and every year until the Alteration in question is completed and shall be delivered to Landlord not less than 30 days prior to the expiration of the then current letter of credit, failing which Landlord may present the then current letter of credit for payment. Upon (A) the completion of the non-Decorative Alteration in accordance with the terms of this Section 4.02 and (B) the submission to Landlord of (x) proof evidencing the payment in full for said Alteration, (y) written unconditional lien waivers of mechanics' liens and other liens on the Project from all contractors performing said Alteration and (z) all other submissions as may be, from time to time required by Landlord, the security deposited with Landlord (or the balance of the proceeds thereof, if Landlord has drawn on the same) shall be promptly returned to Tenant. Upon Tenant's failure properly to perform, complete and fully pay for any Alteration, as determined by Landlord, Landlord may, upon notice to Tenant, draw on the security deposited under this Section 4.02(d) to the extent Landlord deems necessary in connection with said Alteration, the restoration and/or protection of the Premises or the Project and the payment of any costs, damages or expenses resulting therefrom.

(e) Tenant shall obtain (and furnish copies to Landlord of) all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith, and in compliance with all Laws and with the plans and specifications approved by Landlord. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to

the then standards for the Building established by Landlord. Alterations shall be performed by architects, engineers and contractors first approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed); provided, that any Alterations in or to the systems of the Building shall be performed only by the contractor(s) designated by Landlord (Landlord shall, from time to time upon Tenant's request made prior to Tenant's commencement of each such Alteration, designate at least 3 contractors for each Building system except for the Class E system for which Landlord shall only designate one contractor and Landlord may designate only one approved filing agent/expediter to be used in connection with all Alterations). The performance of any Alteration or any other work in the Project shall not be carried out in a manner which would violate Landlord's union contracts affecting the Project, or create any work stoppage, picketing, labor disruption, disharmony or dispute or any interference with the business of Landlord or any tenant or occupant of the Building. Tenant shall immediately stop the performance of any work or service by any party if Landlord notifies Tenant in writing that continuing such performance would violate Landlord's union contracts affecting the Project, or create any work stoppage, picketing, labor disruption, disharmony or dispute or any interference with the business of Landlord or any tenant or occupant of the Building, and Tenant shall not resume the performance of such work or service until such time as the same may be performed in a manner which shall not violate such union contracts or create such work stoppage, picketing, labor disruption, disharmony or dispute or interference.

(f) Throughout the performance of Alterations, Tenant shall carry worker's compensation insurance in statutory limits, "all risk" Builders Risk coverage and general liability insurance, with completed operation endorsement, for any occurrence in or about the Project, under which Landlord and its agent and any Superior Lessor and Superior Mortgagee whose name and address have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with evidence that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations.

(g) Should any mechanics' or other liens be filed against any portion of the Project by reason of the acts or omissions of, or because of a claim against, Tenant or anyone claiming under or through Tenant, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within 10 Business Days after notice from Landlord. If Tenant shall fail to cancel or discharge said lien or liens within said 10 Business Day period, Landlord may cancel or discharge the same and, upon Landlord's demand, Tenant shall reimburse Landlord for all costs incurred in canceling or discharging such liens, together with interest thereon at the Interest Rate from the date incurred by Landlord to the date of payment by Tenant, such reimbursement to be made within 10 Business Days after receipt by Tenant of a written statement from Landlord as to the amount of such costs. Tenant shall indemnify and hold Landlord harmless from and against all costs (including, without limitation, attorneys' fees and disbursements and costs of suit), losses, liabilities or causes of action arising out of or relating to any Alteration, including, without limitation, any mechanics' or other liens asserted in connection with such Alteration.

(h) Tenant shall deliver to Landlord, within 30 days after the completion of a non-Decorative Alteration, "as-built" drawings thereof using the AutoCAD Computer Assisted Drafting and Design System, Version 12 or later or such other system or medium as Landlord may accept. During the Term, Tenant shall keep records of all non-Decorative Alterations, including plans and specifications, copies of contracts, invoices, evidence of payment and all other records customarily maintained in the real estate business relating to Alterations and the cost thereof and shall, within 30 days after written demand by Landlord, furnish to Landlord copies of such records.

(i) All Alterations to and Fixtures installed by Tenant in the Premises shall be fully paid for by Tenant in cash and shall not be subject to conditional bills of sale, chattel mortgages, or other title retention agreements.

4.03 Landlord's and Tenant's Property. (a) All fixtures, equipment, improvements and appurtenances attached to or built into the Premises, whether or not at the expense of Tenant (collectively, "Fixtures"), shall be and remain a part of the Premises and shall not be removed by Tenant. All Fixtures shall be the property of Tenant during the Term and, upon expiration or earlier termination of this Lease, shall become the property of Landlord.

(b) All movable partitions, business and trade fixtures, machinery and equipment, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided, that if any Tenant's Property is removed, Tenant shall repair any damage to the Premises or to the Building resulting from the installation and/or removal thereof. Notwithstanding the foregoing, any equipment or other property identified in this Lease as having been paid for with any allowance or credit granted by Landlord to Tenant shall not be considered Tenant's Property and shall be and remain a part of the Premises, shall, upon the expiration or earlier termination of this Lease, be the property of Landlord and shall not be removed by Tenant.

(c) At or before the Expiration Date, or within 15 days after any earlier termination of this Lease, Tenant, at Tenant's expense, shall remove Tenant's Property from the Premises (except such items thereof as Landlord shall have expressly permitted to remain, which shall become the property of Landlord), and Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant's Property. Any items of Tenant's Property which remain in the Premises after the Expiration Date, or more than 15 days after an earlier termination of this Lease, may, at the option of Landlord, be deemed to have been abandoned, and may be retained by Landlord as Landlord's property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine, at Tenant's expense.

(d) Landlord, by notice given to Tenant at any time prior to the Expiration Date or not later than 30 days after any earlier termination of this Lease, may require Tenant, notwithstanding Section 4.03(a), to remove all or any Fixtures that do not constitute a standard office installation (each, a "Specialty Alteration"), such as, by way of example only, kitchens, vaults, telecommunications and data cabling and wiring, safes, raised flooring and

stairwells. If Landlord shall give such notice, then Tenant, at Tenant's expense, prior to the Expiration Date, or, in the case of an earlier termination of this Lease, within 15 days after the giving of such notice by Landlord, shall remove the same from the Premises, shall repair and restore the Premises to the condition existing prior to installation thereof and shall repair any damage to the Premises or to the Building due to such removal. Tenant may request, upon submitting to Landlord plans and specifications for any Alteration, that Landlord advise Tenant, together with Landlord's approval of the plans and specifications in question, whether or not any portion of such Alteration constitutes a Specialty Alteration that must be removed by Tenant at the end of the Term. If Tenant so requests and Landlord shall fail to so advise Tenant together with Landlord's approval of the plans and specifications in question, then Landlord shall be deemed to have advised Tenant that no portion of such Alteration constitutes a Specialty Alteration that must be removed by Tenant upon the expiration or earlier termination of this Lease.

(e) Tenant shall take ownership of, and have the use of, all of the items of office furnishings described on Exhibit G attached hereto (the "Furnishings") and the Furnishings shall become the property of Tenant without any further act required in the part of Landlord and the Furnishings shall be deemed Tenant's Property at no cost to Tenant and subject to the removal requirements set forth in Section 4.03(c) above; provided, that, Landlord shall have the right to elect for the Furnishings to become the property of Landlord and to cause Tenant not to remove the Furnishings from the Premises by giving 30 days' notice to Tenant of such election prior to the expiration or earlier termination of this Lease. Tenant shall, at Tenant's expense, relocate the Furnishings to the Premises within 5 days after the Commencement Date. Tenant accepts the Furnishings in "as is" condition, without warranty or recourse to Landlord, and Landlord makes no representation to Tenant concerning the ownership of or title to, or the condition or usefulness of, or otherwise with respect to, the Furnishings. No part of any Rent due under this Lease is attributable to the conveyance to Tenant of the Furnishings. Any provision hereof to the contrary notwithstanding, if any of the Furnishings become worn out or obsolete through normal wear and tear, neither Landlord nor Tenant shall have any obligation to repair or replace such Furnishings. Tenant shall be responsible for, and shall indemnify Landlord against, any and all transfer taxes, sales taxes or other taxes or similar charges imposed by any federal, state or local governmental authority or under any applicable legal requirement arising from or relating to the conveyance of the Furnishings to Tenant.

4.04 Access and Changes to Building. (a) Landlord reserves the right, at any time, to make changes in or to the Project as Landlord may deem necessary or desirable, and Landlord shall have no liability to Tenant therefor, provided any such change does not deprive Tenant of access to the Premises and does not affect the first-class nature of the Project. Landlord may install and maintain pipes, fans, ducts, wires and conduits within or through the walls, floors or ceilings of the Premises. In exercising its rights under this Section 4.04, Landlord shall use reasonable efforts to minimize any interference with Tenant's use of the Premises for the ordinary conduct of Tenant's business. Tenant shall not have any easement or other right in or to the use of any door or any passage or any concourse or any plaza connecting the Building with any other building or to any public conveniences, and the use of such doors, passages, concourses, plazas and conveniences may, without notice to Tenant, be regulated or discontinued at any time by Landlord.

(b) Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Premises, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises, are reserved to Landlord and are not part of the Premises. Landlord reserves the right to name the Project or any portion thereof, and to change the name or address of the Project or any portion thereof, at any time and from time to time.

(c) Landlord shall have no liability to Tenant if at any time any windows of the Premises are temporarily or, if required by Law, permanently darkened or obstructed by reason of any repairs, improvements, construction, maintenance and/or cleaning in or about the Building, or covered by translucent material customarily used in other first-class office buildings in midtown Manhattan for the purpose of energy conservation, or if any part of the Project, other than the Premises, is temporarily or permanently closed or inoperable. Landlord shall use commercially reasonable efforts to minimize the length of time any windows of the Premises are obstructed by reason of any repairs, improvements, construction, maintenance and/or cleaning in or about the Building performed by or on behalf of Landlord.

(d) Landlord and persons authorized by Landlord shall have the right, upon prior notice to Tenant (except in an emergency), to enter the Premises (together with any necessary materials and/or equipment), to inspect or perform such work as Landlord may reasonably deem necessary or to exhibit the Premises to prospective purchasers or, during the last 12 months of the Term, to prospective tenants, or for any other purpose as Landlord may deem necessary or desirable. Landlord shall have no liability to Tenant by reason of any such entry except to the extent of damages arising from the negligence or willful misconduct of Landlord, or its contractors, agents, representatives or employees. Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Term.

4.05 Repairs. (a) Except as expressly provided in Section 4.03(c) with respect to the removal of the Furnishings, Tenant shall keep the Premises (including, without limitation, all Fixtures) in good condition and, upon expiration or earlier termination of the Term, shall surrender the same to Landlord in substantially the same condition as when first occupied, reasonable wear and tear excepted. Tenant's obligation shall include, without limitation, the obligation to repair all damage caused by Tenant, its agents, employees, invitees and licensees to the equipment and other installations in the Premises or anywhere in the Building. Any maintenance, repair or replacement to the windows, the Building systems, the Building's structural components or any areas outside the Premises and which is Tenant's obligation to perform shall be performed by Landlord at Tenant's expense. Tenant shall not commit or allow to be committed any waste or damage to any portion of the Premises or the Project.

(b) Landlord, at Landlord's expense (subject to reimbursement as Operating Expenses, but only if and to the extent such expenses are not excludable therefrom pursuant to the express provisions of Section 2.03 above), shall operate, maintain, repair and replace (if necessary) (i) all structural portions of the Building, such as, by way of example only,

the roof, foundation, footings, exterior walls, load-bearing columns, ceiling and floor slabs, windows, window sills and sashes, (ii) all common and public service areas of the Building, including, without limitation, all elevators, and (iii) all Building systems serving the common and public service areas and the Premises (but only to the point of entry into the Premises, it being agreed that Tenant shall be responsible for maintenance and repair of all Building systems located within the Premises and exclusively servicing the Premises), throughout the Term, and in such a manner as is consistent with the maintenance, operation and repair standards of first-class office buildings located in midtown Manhattan.

4.06 Compliance with Laws. (a) Tenant shall comply with all laws, ordinances, rules, orders and regulations (present, future, ordinary, extraordinary, foreseen or unforeseen) of any governmental, public or quasi-public authority and of the New York Board of Fire Underwriters and any other entity performing similar functions, at any time duly in force (collectively "Laws"), attributable to any work, installation, occupancy, use or manner of use by Tenant of the Premises or any part thereof. Nothing contained in this Section 4.06 shall require Tenant to make any changes to the structural components of the Building unless the same are necessitated by reason of Tenant's performance of any Alterations, Tenant's manner of use of the Premises or the use by Tenant of the Premises for purposes other than the Permitted Use. Tenant shall procure and maintain all licenses and permits required for its business.

(b) Except to the extent that same is Tenant's responsibility in accordance with the provisions of Section 4.06(a) above, or otherwise with the provisions of this Lease, Landlord shall comply with all Laws in effect applicable to common areas of the Building, the Building systems and the structural components of the Building but only if Tenant's access to or use of the Premises shall be materially and adversely affected by non-compliance therewith, subject to Landlord's right to contest the applicability or legality of such Laws.

4.07 Tenant Advertising. Tenant shall not use, and shall cause each of its Affiliates not to use, the name or likeness of the Building or the Project in any advertising (by whatever medium) without Landlord's consent (not to be unreasonably withheld or delayed); provided that Tenant may use the address of the Building for identification purposes in stationary, letterhead, promotional and marketing materials.

4.08 Right to Perform Tenant Covenants. If Tenant fails to perform any of its obligations under this Lease, Landlord, any Superior Lessor or any Superior Mortgagee (each, a "Curing Party") may perform the same at the expense of Tenant (a) immediately and without notice in the case of emergency or in case such failure interferes with the use of space by any other tenant in the Building or with the efficient operation of the Building or is reasonably likely to result in a violation of any Law or in a cancellation of any insurance policy maintained by Landlord and (b) in any other case if such failure continues beyond any applicable grace period. If a Curing Party performs any of Tenant's obligations under this Lease, Tenant shall pay to Landlord (as Additional Rent) the actual out of pocket costs thereof, together with interest at the Interest Rate from the date incurred by the Curing Party until paid by Tenant, within 30 days after receipt by Tenant of a statement as to the amounts of such costs and reasonable evidence thereof. If the Curing Party effects such cure by bonding any lien which Tenant is required to

bond or otherwise discharge, Tenant shall obtain and substitute a bond for the Curing Party's bond and shall reimburse the Curing Party for the cost of the Curing Party's bond. "Interest Rate" means the lesser of (i) the base rate from time to time announced by Citibank, N.A. (or, if Citibank, N.A. shall not exist or shall cease to announce such rate, such other bank in New York, New York, as shall be designated by Landlord in a notice to Tenant) to be in effect at its principal office in New York, New York plus 2% and (ii) the maximum rate permitted by law.

ARTICLE 5

Assignment and Subletting

5.01 Assignment; Etc. (a) Subject to the further provisions of this Article 5, neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred voluntarily, involuntarily, by operation of law or otherwise, and neither the Premises, nor any part thereof, shall be subleased, be licensed, be used or occupied by any person or entity other than Tenant or be encumbered in any manner by reason of any act or omission on the part of Tenant, and no rents or other sums receivable by Tenant under any sublease of all or any part of the Premises shall be assigned or otherwise encumbered, without the prior consent of Landlord. The dissolution or direct or indirect transfer of control of Tenant (however accomplished including, by way of example, the addition of new partners or members or withdrawal of existing partners or members, or transfers of interests in distributions of profits or losses of Tenant, issuance of additional stock, redemption of stock, stock voting agreement, or change in classes of stock) shall be deemed an assignment of this Lease regardless of whether the transfer is made by one or more transactions, or whether one or more persons or entities hold the controlling interest prior to the transfer or afterwards. An agreement under which another person or entity becomes responsible for all or a portion of Tenant's obligations under this Lease shall be deemed an assignment of this Lease. No assignment or other transfer of this Lease and the term and estate hereby granted, and no subletting of all or any portion of the Premises shall relieve Tenant of its liability under this Lease or of the obligation to obtain Landlord's prior consent to any further assignment, other transfer or subletting. Any attempt to assign this Lease or sublet all or any portion of the Premises in violation of this Article 5 shall be null and void. Notwithstanding the foregoing, the transfer of the outstanding capital stock of any corporate tenant, subtenant or parent of either of the foregoing shall not be deemed an assignment of this Lease if such transfer shall be effected by the sale of such stock through the "over-the-counter-market" or through any nationally recognized stock exchange.

(b) Notwithstanding Section 5.01(a), without the consent of Landlord, this Lease may be assigned to (i) an entity created by merger, reorganization or recapitalization of or with Tenant or (ii) a purchaser of all or substantially all of Tenant's assets; provided, in the case of both clause (i) and clause (ii), that (A) Landlord shall have received a notice of such assignment from Tenant, (B) the assignee assumes by written instrument satisfactory to Landlord all of Tenant's obligations under this Lease, (C) such assignment is for a valid business purpose and not to avoid any obligations under this Lease, and (D) the assignee is a reputable entity of good character and shall have, immediately after giving effect to such assignment, an aggregate

net worth (computed in accordance with GAAP) at least equal to the aggregate net worth (as so computed) of Tenant on the date of this Lease.

(c) Notwithstanding Section 5.01(a), without the consent of Landlord and not subject to any other provisions of this Article 5 other than this Section 5.01(c), Tenant may assign this Lease or sublet all or any part of the Premises to an Affiliate of Tenant; provided, that (i) Landlord shall have received a notice of such assignment or sublease from Tenant; and (ii) in the case of any such assignment, (A) the assignment is for a valid business purpose and not to avoid any obligations under this Lease, and (B) the assignee assumes by written instrument reasonably satisfactory to Landlord all of Tenant's obligations under this Lease. "Affiliate" means, as to any designated person or entity, any other person or entity which controls, is controlled by, or is under common control with, such designated person or entity. "Control" (and with correlative meaning, "controlled by" and "under common control with") means ownership or voting control, directly or indirectly, of 50% or more of the voting stock, partnership interests or other beneficial ownership interests of the entity in question.

5.02 Landlord's Right of First Offer. (a) If Tenant desires to assign this Lease or sublet all or part of the Premises (other than in accordance with Sections 5.01(b) or (c), Tenant shall give to Landlord notice ("Tenant's Offer Notice") thereof, specifying (i) in the case of a proposed subletting, the location of the space to be sublet and the term of the subletting of such space, (ii) (A) in the case of a proposed assignment, Tenant's good faith offer of the consideration Tenant desires to receive or pay for such assignment or (B) in the case of a proposed subletting, Tenant's good faith offer of the fixed annual rent which Tenant desires to receive for such proposed subletting (assuming that a subtenant will pay for Taxes, Operating Expenses and electricity in the same manner, and utilizing the same base year or base amount, as Tenant pays for such amounts under this Lease) and (iii) the proposed assignment or sublease commencement date.

(b) Tenant's Offer Notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at Landlord's option, (i) sublease such space from Tenant (if the proposed transaction is a sublease of all or part of the Premises), (ii) have this Lease assigned to it or terminate this Lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Premises or a sublease of a portion of the Premises which, when aggregated with other subleases then in effect, covers all or substantially all of the Premises), or (iii) terminate this Lease with respect to the space covered by the proposed sublease (if the proposed transaction is a sublease of part of the Premises). Said option may be exercised by Landlord by notice to Tenant within 30 days after a Tenant's Offer Notice, together with all information required pursuant to Section 5.02(a), has been given by Tenant to Landlord.

(c) If Landlord exercises its option under Section 5.02(b)(ii) to terminate this Lease, then this Lease shall terminate on the proposed assignment or sublease commencement date specified in the applicable Tenant's Offer Notice and all Rent shall be paid and apportioned to such date.

(d) If Landlord exercises its option under Section 5.02(b)(ii) to have this Lease assigned to it (or its designee), then Tenant shall assign this Lease to Landlord (or

Landlord's designee) by an assignment in form and substance reasonably satisfactory to Landlord and Tenant, effective on the date that is the proposed assignment or sublease commencement date specified in the applicable Tenant's Offer Notice. Tenant shall not be entitled to consideration or payment from Landlord (or Landlord's designee) in connection with any such assignment. If the Tenant's Offer Notice provides that Tenant will pay any consideration or grant any concessions in connection with the proposed assignment or sublease, then Tenant shall pay such consideration and/or grant any such concessions to Landlord (or Landlord's designee) on the date Tenant assigns this Lease to Landlord (or Landlord's designee) (the "Concessions").

(e) If Landlord exercises its option under Section 5.02(b)(iii) to terminate this Lease with respect to the space covered by a proposed sublease, then (i) this Lease shall terminate with respect to such part of the Premises on the effective date of the proposed sublease; (ii) from and after such date the Rent shall be adjusted, based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises and (iii) Tenant shall pay to Landlord, upon demand, the reasonable actual out of pocket costs incurred by Landlord in demising separately such part of the Premises and in complying with any Laws relating to such demise (the "Demising Costs").

(f) If Landlord exercises its option under Section 5.02(b)(i) to sublet the space Tenant desires to sublet, such sublease to Landlord or its designee (as subtenant) shall be in form and substance reasonably satisfactory to Landlord and Tenant at the lower of (i) the rental rate per rentable square foot of Fixed Rent and Additional Rent then payable pursuant to this Lease or (ii) the rental set forth in the applicable Tenant's Offer Notice with respect to such sublet space net of the Demising Costs, the value of the Concessions and the Broker Fees in connection therewith, and shall be for the term set forth in the applicable Tenant's Offer Notice, and:

(A) shall be subject to all of the terms and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section 5.02(f);

(B) shall be upon the same terms and conditions as those contained in the applicable Tenant's Offer Notice and otherwise on the terms and conditions of this Lease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section 5.02(f);

(C) shall permit the sublessee, without Tenant's consent, freely to assign such sublease or any interest therein or to sublet all or any part of the space covered by such sublease and to make any and all alterations and improvements in the space covered by such sublease;

(D) shall provide that any assignee or further subtenant of Landlord or its designee may, at the election of Landlord, make alterations, decorations and installations in such space or any part thereof, any or all of which may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease, provided that

such assignee or subtenant, at its expense, shall repair any damage caused by such removal;

(E) shall provide that (1) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (2) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord shall deem appropriate, (3) Landlord, at Tenant's expense (unless Tenant's Offer Notice expressly provides that any such demising costs are the responsibility of the subtenant, in which event Landlord or its designee shall pay or cause to be paid such costs), may make such alterations as may be required or deemed necessary by Landlord to demise separately the subleased space and to comply with any Laws relating to such demise, and (4) at the expiration of the term of such sublease, Tenant shall accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve such space in good order and condition; provided, that if any alterations, decorations and installations installed by subtenant are not removed, then, notwithstanding any other provisions of the Lease to the contrary, Tenant shall not be required to remove same or perform any repairs or restoration in connection with the removal of such alterations upon the expiration or early termination of this Lease; and

(F) during the term of such sublease, (1) unless otherwise set forth in Tenant's Offer Notice or otherwise agreed by the parties, Tenant shall be relieved of all of Tenant's obligations under the Lease with respect to such space, other than Tenant's obligation to pay Rent, and (2) during the term of such sublease, if and to the extent that the subtenant under such sublease fails to pay to Tenant any amount that such subtenant is required to pay with respect to such space, then Tenant shall have the right to credit such amount against Tenant's Rent obligations under this Lease.

(g) In the case of a proposed sublease, Tenant shall not sublet any space to a third party at a rental which is less (on a per rentable square foot basis) than 95% of the rental (on a per rentable square foot basis) specified in Tenant's Offer Notice with respect to such space, without complying once again with all of the provisions of this Section 5.02 and re-offering such space to Landlord at such lower rental. In the case of a proposed assignment, Tenant shall not assign this Lease to a third party where Tenant pays greater than 105% of the consideration or monetary value of the concession to such third party for such assignment than the consideration offered to be paid or monetary value of the concession offered to be granted to Landlord in Tenant's Offer Notice, or receives less than 95% of the consideration from such third party for such assignment than the consideration offered to be paid by Landlord in Tenant's Offer Notice, in each case without complying once again with all of the provisions of this Section 5.02 and re-offering to assign this Lease to Landlord and pay such consideration or grant such concession to Landlord.

5.03 Assignment and Subletting Procedures. (a) If Tenant delivers to Landlord a Tenant's Offer Notice with respect to any proposed assignment of this Lease or subletting of all or part of the Premises and Landlord does not timely exercise any of its options under Section 5.02, and Tenant thereafter desires to assign this Lease or sublet the space specified in Tenant's Offer Notice, Tenant shall notify Landlord (a "Transfer Notice") of such desire, which notice shall be accompanied by (i) a copy of the proposed assignment or sublease and all related agreements, the effective date of which shall be at least 30 days after the giving of the Transfer Notice, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (iii) current financial information with respect to the proposed assignee or subtenant, including without limitation, its most recent financial statements and (iv) such other information as Landlord may reasonably request and Landlord's consent to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided that:

(i) Such Transfer Notice shall be delivered to Landlord within 90 days after the delivery to Landlord of the applicable Tenant's Offer Notice.

(ii) Tenant shall not be in default under this Lease beyond applicable notice and grace periods.

(iii) In Landlord's reasonable judgment the proposed assignee or subtenant will use the Premises in a manner that (A) is in keeping with the then standards of the Building, (B) is limited to the use expressly permitted under this Lease, and (C) will not violate any negative covenant as to use contained in any other Lease of space in the Building.

(iv) The proposed assignee or subtenant is, in Landlord's judgment, a reputable person or entity of good character and with sufficient financial worth considering the responsibility involved.

(v) Neither the proposed assignee or sublessee, nor any Affiliate of such assignee or sublessee, is then an occupant of any part of the Building, unless Landlord does not then have available, and does not reasonably expect within the next 6 months to have available, comparable space in the Building for a comparable term.

(vi) The proposed assignee or sublessee is not a person with whom Landlord is then negotiating or has within the prior 6 months negotiated to lease space in the Building, unless Landlord does not then have available, and does not reasonably expect within the next 6 months to have available, comparable space in the Building for a comparable term.

(vii) The form of the proposed sublease shall comply with the applicable provisions of this Article 5.

(viii) There shall not be more than 1 subtenant of the Premises.

(ix) Intentionally omitted.

(x) Tenant shall reimburse Landlord on demand for any reasonable out-of-pocket costs actually incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the granting of any requested consent.

(b) If Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within 60 days after the giving of such consent, then Tenant shall again comply with this Article 5 before assigning this Lease or subletting all or part of the Premises.

5.04 General Provisions. (a) If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof are sublet or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected against Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 5.01(a), or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant's obligations under this Lease.

(b) No assignment or transfer shall be effective until the assignee delivers to Landlord (i) evidence that the assignee, as Tenant hereunder, has complied with the requirements of Sections 7.02 and 7.03 and (ii) an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee assumes Tenant's obligations under this Lease.

(c) Notwithstanding any assignment or transfer, whether or not in violation of this Lease, and notwithstanding the acceptance of any Rent by Landlord from an assignee, transferee, or any other party, the original named Tenant and each successor Tenant shall remain fully liable for the payment of the Rent and the performance of all of Tenant's other obligations under this Lease. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant shall not be discharged, released or impaired in any respect by any agreement made by Landlord extending the time to perform, or otherwise modifying, any of the obligations of Tenant under this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of Tenant under this Lease.

(d) Each subletting by Tenant shall be subject to the following:

(i) No subletting shall be for a term (including any renewal or extension options contained in the sublease) ending later than one day prior to the Expiration Date.

(ii) No sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until there has been delivered to Landlord, both (A) an executed counterpart of such sublease, and (B) a certificate of insurance evidencing that (x) Landlord is an additional insured under the insurance policies

required to be maintained by occupants of the Premises pursuant to Section 7.02, and (y) there is in full force and effect, the insurance otherwise required by Section 7.02.

(iii) Each sublease shall provide that it is subject and subordinate to this Lease, and that in the event of termination, reentry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be liable for, subject to or bound by any item of the type that a Successor Landlord is not so liable for, subject to or bound by in the case of an attornment by Tenant to a Successor Landlord under Section 6.01(a).

(e) Each sublease shall provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, without Landlord's consent and without complying with all of the terms and conditions of this Article 5, including, without limitation, Section 5.04, which for purposes of this Section 5.04(e) shall be deemed to be appropriately modified to take into account that the transaction in question is an assignment of the sublease or a further subletting of the space demised under the sublease, as the case may be.

(f) Tenant shall not publicly advertise the availability of the Premises or any portion thereof as sublet space or by way of an assignment of this Lease, without first obtaining Landlord's consent, which consent shall not be unreasonably withheld or delayed provided that Tenant shall in no event advertise the rental rate or any description thereof. Notwithstanding the foregoing, Landlord's consent shall not be required for Tenant to list the Premises or any portion thereof with brokers, or for Tenant or such brokers to distribute flyers with respect to the availability of the Premises or any portion thereof, subject to the proviso set forth in the preceding sentence.

(g) Neither Tenant nor any direct or indirect subtenant of Tenant shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for a rental or payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, occupied or utilized, or which would require the payment of any consideration which would not fall within the definitions of "rents from real property" as that term is defined in Section 856(d) of the Internal Revenue Code of 1986, as amended (the "Code").

5.05 Assignment and Sublease Profits. (a) If the aggregate of the amounts payable as fixed rent and as additional rent on account of Taxes, Operating Expenses and electricity by a subtenant under a sublease of any part of the Premises and the amount of any Other Sublease Consideration payable to Tenant by such subtenant, whether received in a lump-sum payment or otherwise shall be in excess of Tenant's Basic Cost therefor at that time then, promptly after the collection thereof, Tenant shall pay to Landlord in monthly installments as and when collected, as Additional Rent, 50% of such excess. Tenant shall deliver to Landlord within 60 days after the end of each calendar year and within 60 days after the expiration or earlier termination of this Lease a statement specifying each sublease in effect during such

calendar year or partial calendar year, the rentable area demised thereby, the term thereof and a computation in reasonable detail showing the calculation of the amounts paid and payable by the subtenant to Tenant, and by Tenant to Landlord, with respect to such sublease for the period covered by such statement. "Tenant's Basic Cost" for sublet space at any time means the sum of (i) the portion of the Fixed Rent, Tax Payments and Operating Payments which is attributable to the sublet space, plus (ii) the amount payable by Tenant on account of electricity in respect of the sublet space, plus (iii) the amount of any costs reasonably incurred by Tenant in making changes in the layout and finish of the sublet space (including the Demising Costs) for the subtenant amortized on a straight-line basis over the term of the sublease, plus (iv) the amount of any reasonable brokerage commissions and reasonable legal fees paid by Tenant in connection with the sublease amortized on a straight-line basis over the term of the sublease (the "Broker Fees"), plus (v) all other costs incurred by Tenant in connection therewith that are customary or are otherwise reasonably incurred. "Other Sublease Considerations" means all sums paid for the furnishing of services by Tenant and the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns.

(b) Upon any assignment of this Lease, Tenant shall pay to Landlord 50% of the Assignment Consideration received by Tenant for such assignment, after deducting therefrom customary and reasonable closing expenses. "Assignment Consideration" means an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, without limitation, sums paid for the furnishing of services by Tenant and the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns).

ARTICLE 6

Subordination; Default; Indemnity

6.01 Subordination. (a) This Lease is subject and subordinate to each mortgage (a "Superior Mortgage") and each underlying lease (a "Superior Lease") which may now or hereafter affect all or any portion of the Project or any interest therein. The lessor under a Superior Lease is called a "Superior Lessor" and the mortgagee under a Superior Mortgage is called a "Superior Mortgagee". Not more than twice in any 12-month period, Tenant shall execute, acknowledge and deliver any instrument reasonably requested by Landlord, a Superior Lessor or Superior Mortgagee to evidence such subordination, but no such instrument shall be necessary to make such subordination effective. Tenant shall execute any amendment of this Lease requested by a Superior Mortgagee or a Superior Lessor, provided such amendment shall not result in a material increase in Tenant's obligations under this Lease or a material reduction in the benefits available to Tenant. In the event of the enforcement by a Superior Mortgagee of the remedies provided for by law or by such Superior Mortgage, or in the event of the termination or expiration of a Superior Lease, Tenant, upon request of such Superior Mortgagee, Superior Lessor or any person succeeding to the interest of such mortgagee or lessor (each, a

"Successor Landlord"), shall automatically become the tenant of such Successor Landlord without change in the terms or provisions of this Lease (it being understood that Tenant shall, if requested, enter into a new lease on terms identical to those in this Lease); provided, that any Successor Landlord shall not be (i) liable for any act, omission or default of any prior landlord (including, without limitation, Landlord); (ii) liable for the return of any moneys paid to or on deposit with any prior landlord (including, without limitation, Landlord), except to the extent such moneys or deposits are delivered to such Successor Landlord; (iii) subject to any offset, claims or defense that Tenant might have against any prior landlord (including, without limitation, Landlord); (iv) bound by any Rent which Tenant might have paid for more than the current month to any prior landlord (including, without limitation, Landlord) unless actually received by such Successor Landlord; (v) bound by any covenant to perform or complete any construction in connection with the Project or the Premises or to pay any sums to Tenant in connection therewith; or (vi) bound by any waiver or forbearance under, or any amendment, modification, abridgment, cancellation or surrender of, this Lease made without the consent of such Successor Landlord. Upon request by such Successor Landlord, Tenant shall execute and deliver an instrument or instruments, reasonably requested by such Successor Landlord, confirming the attornment provided for herein, but no such instrument shall be necessary to make such attornment effective.

(b) Tenant shall give each Superior Mortgagee and each Superior Lessor a copy of any notice of default served upon Landlord, provided that Tenant has been notified in writing of the address of such mortgagee or lessor. If Landlord fails to cure any default as to which Tenant is obligated to give notice pursuant to the preceding sentence within the time provided for in this Lease, then each such mortgagee or lessor shall have an additional 30 days after receipt of such notice within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if, within such 30 days, any such mortgagee or lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, commencement of foreclosure proceedings or eviction proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated and Tenant shall not exercise any other rights or remedies under this Lease or otherwise while such remedies are being so diligently pursued. Nothing herein shall be deemed to imply that Tenant has any right to terminate this Lease or any other right or remedy, except as may be otherwise expressly provided for in this Lease.

6.02 Estoppel Certificate. (a) Within 10 Business Days following request from Landlord, any Superior Mortgagee or any Superior Lessor (but not more than twice in any 12-month period), Tenant shall deliver to Landlord a statement executed and acknowledged by Tenant, in form reasonably satisfactory to Landlord, (i) stating the Commencement Date, the Rent Commencement Date and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which Fixed Rent and any Additional Rent have been paid, together with the amount of monthly Fixed Rent, Tax Payment and Operating Payment then payable, (iii) stating whether or not, to the best of Tenant's knowledge, Landlord is in default under this Lease, and, if Tenant asserts that Landlord is in default, setting forth the specific nature of any such defaults, (iv) stating whether Landlord has failed to complete any work required to be performed by Landlord under this Lease, (v) stating whether there are any sums payable to Tenant by Landlord under

this Lease, (vi) stating the amount of the security deposit, if any, under this Lease, (vii) stating whether there are any subleases affecting the Premises, (viii) stating the address of Tenant to which all notices and communications under this Lease shall be sent, and (ix) responding to any other matters reasonably requested by Landlord, such Superior Mortgagee or such Superior Lessor. Tenant acknowledges that any statement delivered pursuant to this Section 6.02(a) may be relied upon by any purchaser or owner of the Project or the Building, or all or any portion of Landlord's interest in the Project or the Building or under any Superior Lease, or by any Superior Mortgagee or assignee thereof, or by any Superior Lessor or assignee thereof.

(b) Within 10 Business Days following request from Tenant (but in no event more than once in any twelve month period), Landlord shall deliver to Tenant a statement executed and acknowledged by Landlord, in form reasonably satisfactory to Tenant, (i) stating the Commencement Date, the Rent Commencement Date and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which Fixed Rent and any Additional Rent have been paid, together with the amount of monthly Fixed Rent, Tax Payment and Operating Payment then payable and (iii) stating whether or not, to Landlord's knowledge, Tenant is in default under this Lease, and, if Landlord asserts that Tenant is in default, setting forth in reasonable specificity the nature of any such defaults.

6.03 Default. This Lease and the term and estate hereby granted are subject to the limitation that:

(a) if Tenant defaults in the payment of any Rent, and such default continues for 5 Business Days after Landlord gives to Tenant a notice specifying such default, or

(b) if Tenant defaults in the keeping, observance or performance of any covenant or agreement (other than a default of the character referred to in Sections 6.03(a), (c), (d), (e) or (f), and if such default continues and is not cured within 30 days after Landlord gives to Tenant a notice specifying the same, or, in the case of a default which for causes beyond Tenant's reasonable control cannot with due diligence be cured within such period of 30 days, if Tenant shall not promptly upon the receipt of such notice, (i) advise Landlord of Tenant's intention duly to institute all steps necessary to cure such default and (ii) institute and thereafter diligently prosecute to completion all steps necessary to cure the same, or

(c) if there shall be any direct or indirect assignment (including, without limitation, any direct or indirect transfer of the interests in Tenant which is deemed to constitute an assignment hereunder), subletting or other transfer of this Lease or the term and estate granted hereby or of the right to occupy all or any portion of the Premises, whether voluntary, involuntary, by operation of law or otherwise, except as expressly permitted by Article 5, or

(d) if Tenant shall abandon the Premises (and the fact that any of Tenant's Property remains in the Premises shall not be evidence that Tenant has not abandoned the Premises), or

(e) intentionally omitted, or

(f) if a default of the kind set forth in Section 6.03(a) or (b) shall occur and have been cured, and if a similar default shall occur more than twice within the next 365 days, whether or not such similar defaults are cured within the applicable grace period,

then, in any of such cases, in addition to any other remedies available to Landlord at law or in equity, Landlord shall be entitled to give to Tenant a notice of intention to end the Term at the expiration of 5 Business Days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the term and estate hereby granted shall terminate upon the expiration of such 5 Business Days with the same effect as if the last of such 5 Business Days were the Expiration Date, but Tenant shall remain liable for damages as provided herein or pursuant to law.

6.04 Re-entry by Landlord. If a default beyond all applicable notice and cure periods shall occur and this Lease shall terminate as provided in Section 6.03, Landlord or Landlord's agents and servants may immediately or at any time thereafter re-enter into or upon the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises. The words "re-enter" and "re-entering" as used in this Lease are not restricted to their technical legal meanings. Upon such termination or re-entry, Tenant shall pay to Landlord any Rent then due and owing (in addition to any damages payable under Section 6.05).

6.05 Damages. If this Lease is terminated under Section 6.03, or if Landlord re-enters the Premises under Section 6.04, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

(a) a sum which, at the time of such termination, represents the then value of the excess, if any, of (1) the aggregate of the Rent which, had this Lease not terminated, would have been payable hereunder by Tenant for the period commencing on the day following the date of such termination or re-entry to and including the Expiration Date over (2) the aggregate fair rental value of the Premises for the same period (for the purposes of this clause (a) the amount of Additional Rent which would have been payable by Tenant under Sections 2.02 and 2.03 shall, for each calendar year ending after such termination or re-entry, be deemed to be an amount equal to the amount of such Additional Rent payable by Tenant for the calendar year immediately preceding the calendar year in which such termination or re-entry shall occur), or

(b) sums equal to the Rent that would have been payable by Tenant through and including the Expiration Date had this Lease not terminated or had Landlord not re entered the Premises, payable upon the due dates therefor specified in this Lease; provided, that if Landlord shall relet all or any part of the Premises for all or any part of the period commencing on the day following the date of such termination or re-entry to and including the Expiration Date, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and of re-entering the Premises and of securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants,

brokers' commissions, and all other expenses properly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord under this Lease, (ii) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this Section 6.05(b), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord on account of any period that is the subject of such suit, (iii) if the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot rentable area basis shall be made of the rent received from such reletting and of the expenses of reletting, and (iv) Landlord shall have no obligation to so relet the Premises and Tenant hereby waives any right Tenant may have, at law or in equity, to require Landlord to so relet the Premises.

Suit or suits for the recovery of any damages payable hereunder by Tenant, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall require Landlord to postpone suit until the date when the Term would have expired but for such termination or re-entry.

6.06 Other Remedies. Nothing contained in this Lease shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Anything in this Lease to the contrary notwithstanding, during the continuation of any default by Tenant beyond all applicable notice and cure periods, Tenant shall not be entitled to exercise any rights or options, or to receive any funds or proceeds being held, under or pursuant to this Lease.

6.07 Right to Injunction. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

6.08 Certain Waivers. Tenant waives and surrenders all right and privilege that Tenant might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease after Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease or after any termination of this Lease. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of any eviction or dispossession for nonpayment of rent, and the provisions of any successor or other law of like import. Landlord and Tenant each waive trial by jury in any action in connection with this Lease.

6.09 No Waiver. Failure by either party to declare any default immediately upon its occurrence or delay in taking any action in connection with such default shall not waive such default but such party shall have the right to declare any such default at any time thereafter. Any amounts paid by Tenant to Landlord may be applied by Landlord, in Landlord's discretion, to any items then owing by Tenant to Landlord under this Lease. Receipt by Landlord of a

partial payment shall not be deemed to be an accord and satisfaction (notwithstanding any endorsement or statement on any check or any letter accompanying any check or payment) nor shall such receipt constitute a waiver by Landlord of Tenant's obligation to make full payment. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord and by each Superior Lessor and Superior Mortgagee whose lease or mortgage provides that any such surrender may not be accepted without its consent.

6.10 Holding Over. If Tenant holds over without the consent of Landlord after expiration or termination of this Lease, Tenant shall (a) pay as holdover rental for each month of the holdover tenancy an amount equal to the Applicable Percentage of the greater of (i) the fair market rental value of the Premises for such month (as reasonably determined by Landlord) or (ii) Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term; and (b) if such holdover continues for more than 30 days, be liable to Landlord for and indemnify Landlord against (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a "New Tenant") by reason of the late delivery of space to the New Tenant as a result of Tenant's holding over or in order to induce such New Tenant not to terminate its lease by reason of the holding over by Tenant, (ii) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding over by Tenant and (iii) any claim for damages by any New Tenant. No holding over by Tenant after the Term shall operate to extend the Term, and the acceptance of any rent paid by Tenant pursuant to this Section 6.10 shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding. "Applicable Percentage" shall mean (A) 150% for the first 30 days of such holdover, and (B) 200% thereafter.

6.11 Attorneys' Fees. (a) If Landlord places the enforcement of this Lease or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the Premises, in the hands of an attorney, or files suit upon the same (and in the case of any of the foregoing, such matter is resolved in favor of Landlord without litigation or without there being a "prevailing party"), or in the event any bankruptcy, insolvency or other similar proceeding is commenced involving Tenant, Tenant shall, upon demand, reimburse Landlord for Landlord's attorneys' fees and disbursements and court costs.

(b) Subject to Section 6.11(a), the prevailing party in any action or proceeding between Tenant and Landlord shall be reimbursed by the losing party, within 30 days after demand, for its reasonable, out-of-pocket attorneys' fees and disbursements and court costs.

6.12 Nonliability and Indemnification. (a) Neither Landlord, any Superior Lessor or any Superior Mortgagee, nor any partner, director, officer, shareholder, principal, agent, servant or employee of Landlord, any Superior Lessor or any Superior Mortgagee (whether disclosed or undisclosed), shall be liable to Tenant for (i) any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, nor shall the aforesaid parties be liable for any loss of or damage to property of Tenant or of others entrusted to employees of Landlord; provided, that, except to the extent of the release of liability and waiver of subrogation provided in Section 7.03 hereof, the foregoing

shall not be deemed to relieve Landlord of any liability to the extent resulting from the negligence of Landlord, its agents, servants or employees in the operation or maintenance of the Premises or the Building, (ii) any loss, injury or damage described in clause (i) above caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work, or (iii) even if negligent, consequential damages arising out of any loss of use of the Premises or any equipment, facilities or other Tenant's Property therein or otherwise.

(b) Tenant shall indemnify and hold harmless Landlord, all Superior Lessors and all Superior Mortgagees and each of their respective partners, members, directors, officers, shareholders, principals, agents and employees (each, an "Indemnified Party"), from and against any and all claims arising from or in connection with (i) the conduct or management of the Premises or of any business therein, or any work or thing done, or any condition created, in or about the Premises, (ii) any act, omission or negligence of Tenant or any person claiming through or under Tenant or any of their respective partners, directors, officers, agents, employees or contractors, (iii) any accident, injury or damage occurring in, at or upon the Premises (or outside the Premises if arising from or in connection with Tenant's installations in, or use of, areas outside the Premises), (iv) any default by Tenant in the performance of Tenant's obligations under this Lease and (v) any brokerage commission or similar compensation claimed to be due by reason of any proposed subletting or assignment by Tenant (irrespective of the exercise by Landlord of any of the options in Section 5.02(b)); together with all actual costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable out of pocket attorneys' fees and disbursements; provided, that the foregoing indemnity shall not apply to the extent such claim results from the negligence (other than negligence to which the release of liability and waiver of subrogation provided in Section 7.03 applies) or willful misconduct of the Indemnified Party. If any action or proceeding is brought against any Indemnified Party by reason of any such claim, Tenant, upon notice from such Indemnified Party shall resist and defend such action or proceeding (by counsel reasonably satisfactory to such Indemnified Party).

(c) Landlord shall indemnify and hold harmless Tenant and Tenant's partners, members, directors, officers, shareholders, principals, agents and employees (each, a "Tenant Indemnified Party"), from and against any and all claims, actual losses or liabilities arising from or in connection with any negligence or willful misconduct of Landlord or any person claiming through or under Landlord or any of their respective partners, directors, officers, agents, employees or contractors; including, without limitation, all reasonable attorneys' fees and disbursements incurred in connection with each such claim or action or proceeding brought thereon; provided, that the foregoing indemnity shall not apply to the extent such claim results from the negligence or willful misconduct or omission of the Tenant Indemnified Party or any of their respective agents, contractors, servants, or employees. If any action or proceeding is brought against any Tenant Indemnified Party by reason of any such claim, Landlord, upon notice from such Tenant Indemnified Party shall resist and defend such action or proceeding (by counsel reasonably satisfactory to such Tenant Indemnified Party, and counsel selected by Landlord's insurance company to resist and defend such action or proceeding is, absent a conflict, hereby deemed to be satisfactory to such Tenant Indemnified Party).

ARTICLE 7

Insurance; Casualty; Condemnation

7.01 Compliance with Insurance Standards. (a) Tenant shall not violate, or knowingly permit the violation of, any condition imposed by any insurance policy then issued in respect of the Project and shall not do, or knowingly permit anything to be done, or keep or permit anything to be kept in the Premises, which would subject Landlord, any Superior Lessor or any Superior Mortgagee to any liability or responsibility for personal injury or death or property damage, or which would increase any insurance rate in respect of the Project over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Project in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of, or the assertion of any defense by the insurer in whole or in part to claims under, any policy of insurance in respect of the Project. In no event shall the use of the Premises for the Permitted Use, in and of itself, be deemed to be a breach by Tenant under this Section 7.01.

(b) If, by reason of any failure of Tenant to comply with this Lease, the premiums on Landlord's insurance on the Project shall be higher than they otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of such premiums attributable to such failure on the part of Tenant. A schedule or "make up" of rates for the Project or the Premises, as the case may be, issued by any body making rates for insurance for the Project or the Premises, as the case may be, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Project or the Premises, as the case may be.

7.02 Tenant's Insurance. Tenant shall maintain at all times during the Term (a) "all risk" property insurance covering all present and future Tenant's Property and Fixtures to a limit of not less than the full replacement cost thereof, with an agreed amount endorsement, and (b) commercial general liability insurance, and, if necessary, commercial umbrella insurance, including a contractual liability endorsement, and personal injury liability coverage, in respect of the Premises and the conduct or operation of business therein, with Landlord and its managing agent, if any, and each Superior Lessor and Superior Mortgagee whose name and address shall have been furnished to Tenant, as additional insureds, with limits of not less than $5,000,000 combined single limit for bodily injury and property damage liability in any one occurrence and (c) boiler and machinery, if there is a boiler, supplemental air conditioning unit or pressure object or similar equipment in the Premises, with Landlord and its managing agent, if any, and each Superior Lessor and Superior Mortgagee whose name and address shall have been furnished to Tenant, as loss payees as their interests may appear, with limits of not less than the full replacement cost thereof, with an agreed amount endorsement, and (d) when Alterations are in process, the insurance specified in Section 4.02(f) hereof. The limits of such insurance shall not limit the liability of Tenant. Tenant shall deliver to Landlord and any additional insureds, at least 10 days prior to the Commencement Date, certificates of insurance, in form reasonably satisfactory to Landlord issued by the insurance company or its authorized agent. Upon Landlord's request, Tenant shall deliver policy copies to Landlord, which may be redacted of confidential information as determined by Tenant in its sole discretion; provided, that if a policy

copy has not been issued by the insurer(s), Tenant may deliver a binder to serve as temporary evidence until such time that the insurer(s) issue the policy of insurance. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insureds such renewal policy or a certificate prior to the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best's Insurance Reports or any successor publication of comparable standing as A/VII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be canceled, unless Landlord and any additional insureds are given at least 30 days prior notice of such cancellation. The proceeds of policies providing "all risk" property insurance of Tenant's Fixtures shall be payable to Landlord, Tenant and each Superior Lessor and Superior Mortgagee as their interests may appear. Tenant shall cooperate with Landlord in connection with the collection of any insurance moneys that may be due in the event of loss and Tenant shall execute and deliver to Landlord such proofs of loss and other instruments which may be required to recover any such insurance moneys. Landlord may, acting in a commercially reasonable manner, from time to time require that the amount of the insurance to be maintained by Tenant under this Section 7.02 be increased, so that the amount thereof adequately protects Landlord's interest.

7.03 Subrogation Waiver. Landlord and Tenant shall each include in each of its insurance policies (insuring the Building in case of Landlord, and insuring Tenant's Property and Fixtures in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer's right of subrogation against the other party during the Term or, if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (b) any other form of permission for the release of the other party. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property occurring during the Term to the extent to which it is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability. Nothing contained in this Section 7.03 shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease.

7.04 Condemnation. (a) If there shall be a total taking of the Building in condemnation proceedings or by any right of eminent domain, this Lease and the term and estate hereby granted shall terminate as of the date of taking of possession by the condemning authority and all Rent shall be prorated and paid as of such termination date. If there shall be a taking of any material (in Landlord's reasonable judgment) portion of the Land or the Building (but in no event less than 20% thereof) (whether or not the Premises are affected by such taking), then Landlord may terminate this Lease and the term and estate granted hereby by giving notice to Tenant within 60 days after the date of taking of possession by the condemning authority. If there shall be a taking of the Premises of such scope (but in no event less than 20% thereof) that the untaken part of the Premises would in Tenant's reasonable judgment be uneconomic to operate, then Tenant may terminate this Lease and the term and estate granted hereby by giving notice to Landlord within 60 days after the date of taking of possession by the condemning

authority. If either Landlord or Tenant shall give a termination notice as aforesaid, then this Lease and the term and estate granted hereby shall terminate as of the date of such notice and all Rent shall be prorated and paid as of such termination date. In the event of a taking of the Premises which does not result in the termination of this Lease (i) the term and estate hereby granted with respect to the taken part of the Premises shall terminate as of the date of taking of possession by the condemning authority and all Rent shall be appropriately abated for the period from such date to the Expiration Date and (ii) Landlord shall with reasonable diligence restore the remaining portion of the Premises (exclusive of Tenant's Property) as nearly as practicable to its condition prior to such taking.

(b) In the event of any taking of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including, without limitation, any award made for the value of the estate vested by this Lease in Tenant or any value attributable to the unexpired portion of the Term, and Tenant hereby assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award; <u>provided</u>, that nothing shall preclude Tenant from intervening in any such condemnation proceeding to claim or receive from the condemning authority any compensation to which Tenant may otherwise lawfully be entitled in such case in respect of Tenant's Property or moving expenses, provided the same do not include any value of the estate vested by this Lease in Tenant or of the unexpired portion of the Term and do not reduce the amount available to Landlord or materially delay the payment thereof.

(c) If all or any part of the Premises shall be taken for a limited period, Tenant shall be entitled, except as hereinafter set forth, to that portion of the award for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to that portion which represents reimbursement for the cost of restoration of the Premises. This Lease shall remain unaffected by such taking and Tenant shall continue responsible for all of its obligations under this Lease to the extent such obligations are not affected by such taking and shall continue to pay in full all Rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use and occupancy of the Premises shall be apportioned between Landlord and Tenant as of the Expiration Date. Any award for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be paid to, held and applied by Landlord as a trust fund for payment of the Rent thereafter becoming due.

(d) In the event of any taking which does not result in termination of this Lease, (i) Landlord, whether or not any award shall be sufficient therefor, shall proceed with reasonable diligence to repair the remaining parts of the Building and the Premises (other than those parts of the Premises which constitute Tenant's Property) to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Landlord deems desirable) and so as to constitute a complete and rentable Building and Premises and (ii) Tenant, whether or not any award shall be sufficient therefor, shall proceed with reasonable diligence to repair the remaining parts of the Premises which constitute Tenant's

Property, to substantially their former condition to the extent that the same may be feasible, subject to reasonable changes which shall be deemed Alterations.

7.05 Casualty. (a) If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other casualty (each, a "Casualty") and if this Lease is not terminated as provided below, then (i) Landlord shall repair and restore the Building and the Premises (excluding all Fixtures and Tenant's Property) with reasonable dispatch (but Landlord shall not be required to perform the same on an overtime or premium pay basis) after notice to Landlord of the Casualty and the collection of the insurance proceeds attributable to such Casualty and (ii) Tenant shall repair and restore in accordance with Section 4.02 all Fixtures and Tenant's Property with reasonable dispatch after the Casualty.

(b) If all or part of the Premises shall be rendered untenantable by reason of a Casualty, the Fixed Rent and the Additional Rent under Sections 2.02 and 2.03 shall be abated in the proportion that the untenantable area of the Premises bears to the total area of the Premises, for the period from the date of the Casualty to the earlier of (i) the date the Premises is made tenantable (provided, that if the Premises would have been tenantable at an earlier date but for Tenant having failed to diligently prosecute repairs or restoration, then the Premises shall be deemed to have been made tenantable on such earlier date and the abatement shall cease) or (ii) the date Tenant or any subtenant reoccupies a portion of the Premises for the ordinary conduct of business (in which case the Fixed Rent and the Additional Rent allocable to such reoccupied portion shall be payable by Tenant from the date of such occupancy). Landlord's determination of the date the Premises is tenantable shall be controlling unless Tenant disputes same by notice to Landlord within 30 days after receipt of written notice from Landlord of such determination by Landlord, and pending resolution of such dispute, Tenant shall pay Rent in accordance with Landlord's determination. Notwithstanding the foregoing, if by reason of any act or omission by Tenant, any subtenant or any of their respective partners, directors, officers, servants, employees, agents or contractors, Landlord, any Superior Lessor or any Superior Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to the Casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Rent. Nothing contained in this Section 7.05 shall relieve Tenant from any liability that may exist as a result of any Casualty.

(c) If by reason of a Casualty (i) the Building shall be totally damaged or destroyed, (ii) the Building shall be so damaged or destroyed (whether or not the Premises are damaged or destroyed) that Landlord's repair or restoration shall require more than 270 days or the expenditure of more than 20% percent of the full insurable value of the Building (which, for purposes of this Section 7.05(c), shall mean replacement cost less the cost of footings, foundations and other structures below the street and first floors of the Building) immediately prior to the Casualty or (iii) more than 30% of the Premises shall be damaged or destroyed (as estimated in any such case by a reputable contractor, architect or engineer designated by Landlord), then in any such case Landlord may terminate this Lease by notice given to Tenant within 180 days after the Casualty.

(d) Landlord shall not carry any insurance on any Tenant's Property or Fixtures and shall not be obligated to repair or replace Tenant's Property or Fixtures. Tenant shall look solely to Tenant's insurance for recovery of any damage to or loss of Tenant's Property or Fixtures. Tenant shall notify Landlord promptly of any Casualty in the Premises.

(e) This Section 7.05 shall be deemed an express agreement governing any damage or destruction of the Premises by fire or other casualty, and Section 227 of the New York Real Property Law providing for such a contingency in the absence of an express agreement, and any other law of like import now or hereafter in force, shall have no application.

ARTICLE 8

Miscellaneous Provisions

8.01 Notice. All notices, demands, consents, approvals, advices, waivers or other communications which may or are required to be given by either party to the other under this Lease (each, "Notice") shall be in writing and shall be delivered by (a) personal delivery, (b) the United States mail, certified or registered, postage prepaid, return receipt requested, or (c) a nationally recognized overnight courier, in each case addressed to the party to be notified at the address for such party specified in the first paragraph of this Lease (in the case of each Notice to Landlord to the attention of Building Management, with a copy to (i) RXR Realty, 625 RXR Plaza, Uniondale, New York 11556, Attention: Jason Barnett, Esq., Office of General Counsel and (ii) RXR Realty, 75 Rockefeller Plaza, Suite 1400, New York, New York 10019, Attention: William Elder) or to such other place as the party to be notified may from time to time designate by at least 5 days' notice to the notifying party. Notices from Landlord may be given by Landlord's managing agent, if any, or by Landlord's attorney. Each Notice shall be deemed to have been given on the date such Notice is actually received as evidenced by a written receipt therefor, and in the event of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure.

8.02 Building Rules. Tenant shall comply with, and Tenant shall cause its licensees, employees, contractors, agents and invitees to comply with, the rules of the Building set forth in Exhibit C, as the same may be reasonably modified or supplemented by Landlord from time to time upon reasonable prior notice to Tenant for the safety, care and cleanliness of the Premises and the Building and for preservation of good order therein. Landlord shall not be obligated to enforce the rules of the Building against Tenant or any other tenant of the Building or any other party, and Landlord shall have no liability to Tenant by reason of the violation by any tenant or other party of the rules of the Building; provided, that Landlord shall not enforce the rules of the Building in a manner which discriminates against Tenant. If any rule of the Building shall conflict with any provision of this Lease, such provision of this Lease shall govern.

8.03 Severability. If any term or provision of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

8.04 Certain Definitions. (a) "Landlord" means only the owner, at the time in question, of the Building or that portion of the Building of which the Premises are a part, or of a lease of the Building or that portion of the Building of which the Premises are a part, so that in the event of any transfer or transfers of title to the Building or of Landlord's interest in a lease of the Building or such portion of the Building, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed, without further agreement, that such transferee has assumed all obligations of Landlord during the period it is the holder of Landlord's interest under this Lease.

(b) "Landlord shall have no liability to Tenant" or words of similar import mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial, or total, or to receive any abatement or diminution of Rent, or to be relieved in any manner of any of its other obligations under this Lease, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Premises.

(c) "Unavoidable Delay" means Landlord's inability to fulfill or delay in fulfilling any of its obligations under this Lease expressly or impliedly to be performed by Landlord (including, without limitation, Landlord's inability to make or delay in making any repairs, additions, alterations, improvements or decorations, or Landlord's inability to supply or delay in supplying any equipment or fixtures), if Landlord's inability or delay is due to or arises by reason of strikes, labor troubles or by accident, or by any cause whatsoever beyond Landlord's reasonable control, including, without limitation, Laws, other governmental actions, shortages or unavailability of labor, fuel, steam, water, electricity or materials, Tenant Delay, delays caused by other tenants or other occupants of the Building, acts of God, enemy or terrorist action, civil commotion, fire or other casualty.

8.05 Quiet Enjoyment. Tenant shall and may peaceably and quietly have, hold and enjoy the Premises, subject to the other terms of this Lease and to Superior Leases and Superior Mortgages, provided that Tenant pays the Fixed Rent and Additional Rent to be paid by Tenant and performs all of Tenant's covenants and agreements contained in this Lease.

8.06 Limitation of Landlord's Personal Liability. Tenant shall look solely to Landlord's interest in the Project for the recovery of any judgment against Landlord, and no other property or assets of Landlord or Landlord's partners, officers, directors, shareholders or principals, direct or indirect, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease.

8.07 Counterclaims. If Landlord commences any summary proceeding or action for nonpayment of Rent or to recover possession of the Premises, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action, unless Tenant's failure to interpose such counterclaim in such proceeding or action would result in the waiver of Tenant's right to bring such claim in a separate proceeding under applicable law.

8.08 Survival. All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease and all such obligations

and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to Tax Payments, Operating Payments and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease.

8.09 Certain Remedies. If Tenant requests Landlord's consent and Landlord fails or refuses to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where this Lease provides that Landlord shall not unreasonably withhold its consent. No dispute relating to this Lease or the relationship of Landlord and Tenant under this Lease shall be resolved by arbitration unless this Lease expressly provides for such dispute to be resolved by arbitration.

8.10 No Offer. The submission by Landlord of this Lease in draft form shall be solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations, including brokerage obligations, on either party unless and until both Landlord and Tenant shall have executed a lease and duplicate originals thereof shall have been delivered to the respective parties.

8.11 Captions; Construction. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

8.12 Amendments. This Lease may not be altered, changed or amended, except by an instrument in writing signed by the party to be charged.

8.13 Brokers. Each party represents to the other that such party has dealt with no broker other than the Brokers in connection with this Lease or the Building, and each party shall indemnify and hold the other harmless from and against all loss, cost, liability and expense (including, without limitation, reasonable attorneys' fees and disbursements) arising out of any claim for a commission or other compensation by any broker other than the Brokers who alleges that it has dealt with the indemnifying party in connection with this Lease or the Building. Landlord shall enter into a separate agreement with the Brokers which provides that, if this Lease is executed and delivered by both Landlord and Tenant, Landlord shall pay to the Brokers a commission to be agreed upon between Landlord and the Brokers, subject to, and in accordance with, the terms and conditions of such agreement.

8.14 Merger. Tenant acknowledges that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties,

representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. This Lease embodies the entire understanding between the parties with respect to the subject matter hereof, and all prior agreements, understanding and statements, oral or written, with respect thereto are merged in this Lease.

8.15 Successors. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent that an assignment may be approved by Landlord, Tenant's assigns.

8.16 Applicable Law. This Lease shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any principles of conflicts of laws.

8.17 No Development Rights. Tenant acknowledges that it has no rights to any development rights, air rights or comparable rights appurtenant to the Project, and consents, without further consideration, to any utilization of such rights by Landlord. Tenant shall promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section 8.17 shall be construed as an express waiver by Tenant of any interest Tenant may have as a "party in interest" (as such term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New York) in the Project.

8.18 Condominium. This Lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to any condominium declaration and any other documents (collectively, the "Declaration") which are or shall be recorded in order to convert the Land and the improvements erected thereon to a condominium form of ownership in accordance with the provisions of Article 9-B of the Real Property Law, or any successor thereto, provided the Declaration does not include other terms which increase Tenant's obligations (in any material respect) or decrease Tenant's rights (in any material respect). If any such Declaration is to be recorded, Tenant, upon the request of Landlord, shall enter into an amendment of this Lease confirming such subordination and modifying the Lease in such respects as shall be necessary to conform to such condominiumization, including, without limitation, appropriate adjustments to Tenant's Tax Share and Tenant's Operating Share and appropriate reductions in the Operating Expenses for the Base Operating Year and the Base Tax Amount; provided, that, such amendment shall not reduce Tenant's rights or increase Tenant's obligations under this Lease (in either case in any material respect) or increase Tenant's monetary obligations under the Lease.

8.19 Embargoed Person. Tenant represents that as of the date of this Lease, and Tenant covenants that throughout the term of this Lease: (a) Tenant is not, and shall not be, an Embargoed Person, (b) none of the funds or other assets of Tenant are or shall constitute property of, or are or shall be beneficially owned, directly or indirectly, by any Embargoed Person; (c) no Embargoed Person shall have any interest of any nature whatsoever in Tenant, with the result that the investment in Tenant (whether directly or indirectly) is or would be blocked or prohibited by law or that this Lease and performance of the obligations hereunder are or would be blocked or in violation of law and (d) none of the funds of Tenant are, or shall be derived from, any activity with the result that the investment in Tenant (whether directly or

indirectly) is or would be blocked or in violation of law or that this Lease and performance of the obligations hereunder are or would be in violation of law. "Embargoed Person" means a person, entity or government (i) identified on the Specially Designated Nationals and Blocked Persons List maintained by the United States Treasury Department Office of Foreign Assets Control and/or any similar list maintained pursuant to any authorizing statute, executive order or regulation and/or (ii) subject to trade restrictions under United States law, including, without limitation, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such laws, with the result that the investment in Tenant (whether directly or indirectly), is or would be prohibited by law or this Lease is or would be in violation of law and/or (iii) subject to blocking, sanction or reporting under the USA Patriot Act, as amended; Executive Order 13224, as amended; Title 31, Parts 595, 596 and 597 of the U.S. Code of Federal Regulations, as they exist from time to time; and any other law or Executive Order or regulation through which the U.S. Department of the Treasury has or may come to have sanction authority. If any representation made by Tenant pursuant to this Section 8.19 shall become untrue Tenant shall within 10 days give notice thereof to Landlord, which notice shall set forth in reasonable detail the reason(s) why such representation has become untrue and shall be accompanied by any relevant notices from, or correspondence with, the applicable governmental agency or agencies.

8.20 REIT. Tenant acknowledges that Landlord and/or certain beneficial owners of Landlord may from time to time qualify as real estate investment trusts pursuant to Sections 856 et seq. of the Code or as entities described in Section 511(a)(2) of the Code, and that avoiding (i) the loss of such status, (ii) the receipt of any income derived under any provision of this Lease that does not constitute "rents from real property" (in the case of real estate investment trusts) or that constitutes "unrelated business taxable income" (in the case of entities described in Section 511(a)(2) of the Code), and (iii) the imposition of penalty or similar taxes (each, an "Adverse Event") is of material concern to Landlord and such beneficial owners and Tenant's agreement herein contained regarding the avoidance of an Adverse Event is a material inducement to Landlord entering into this Lease. If this Lease or any provision thereof could, in the opinion of counsel to Landlord, result in or cause an Adverse Event, Tenant shall cooperate with Landlord in amending or modifying this Lease and shall at the request of Landlord execute and deliver such documents reasonably required to effect such amendment or modification, provided such amendment shall not result in a material increase in Tenant's obligations under this Lease or a material reduction in the benefits available to Tenant. Any amendment or modification pursuant to this Section 8.20 shall be structured so that the economic results to Landlord and Tenant shall be substantially similar to those set forth in this Lease without regard to such amendment or modification. Without limiting any of Landlord's other rights under this Section 8.20, Landlord may waive the receipt of any amount payable to Landlord under this Lease, and such waiver shall constitute an amendment or modification of this Lease with respect to such payment.

8.21 Counterparts. This Lease may be executed in counterparts each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. Facsimile and/or electronic signatures may be relied upon as if the same were original signatures.

8.22 Signage. Tenant may, at Tenant's expense and subject to Landlord's reasonable approval, install (i) Building standard suite entry signage with Tenant's corporate logo on the entrance doors to the Premises and (ii) Building standard signage in the 8th floor elevator corridor of the Building. Tenant shall, at Tenant's expense, maintain such signage in good order and repair.

ARTICLE 9

Renewal Right

9.01 **Renewal Right**. (a) Provided that on the date Tenant exercises the Renewal Option and at the commencement of the Renewal Term (i) this Lease shall not have been terminated, (ii) Tenant shall not be in default under this Lease beyond any applicable notice and cure periods, (iii) Tenant shall occupy the entire Premises and (iv) Welltower Inc. is the Tenant under this Lease, Tenant shall have the option (the "Renewal Option") to extend the term of this Lease for an additional 3 year period (the "Renewal Term"), to commence at the expiration of the initial Term.

(b) The Renewal Option shall be exercised with respect to the entire Premises only and shall be exercisable by Tenant giving notice to Landlord (the "Renewal Notice") at least 12 months before the last day of the initial Term. Time is of the essence with respect to the giving of the Renewal Notice.

9.02 **Renewal Rent and Other Terms**. (a) The Renewal Term shall be upon all of the terms and conditions set forth in this Lease, except that (i) the Fixed Rent shall be as determined pursuant to the further provisions of this Section 9.02; (ii) Tenant shall accept the Premises in its "as is" condition at the commencement of the Renewal Term, and Landlord shall not be required to perform any work, to pay the Work Allowance or any other amount or to render any services to make the Premises ready for Tenant's use and occupancy or to provide any abatement of Fixed Rent or Additional Rent, in each case with respect to the Renewal Term; (iii) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term; and (iv) the Base Tax Amount shall be the Taxes for the Tax Year ending immediately before the commencement of the Renewal Term and the Base Operating Year shall be the Operating Year ending immediately before the commencement of the Renewal Term.

(b) The annual Fixed Rent for the Premises for the Renewal Term shall be the greater of (i) the Fair Market Rent or (ii) an amount (the "Annual Rent") equal to the aggregate of (A) the Fixed Rent payable by Tenant for the 12 month period ending on the last day of the initial Term, (B) the Tax Payment payable with respect to the Tax Year ending immediately before the commencement of the Renewal Term and (C) the Operating Payment payable with respect to the Operating Year ending immediately before the commencement of the Renewal Term (the greater of Fair Market Rent and Annual Rent is called the "Rental Value"). "Fair Market Rent" means 95% of the fixed annual rent that a willing lessee would pay and a willing lessor would accept for the Premises during the Renewal Term, each party acting prudently and under no compulsion to lease, and taking into account all relevant factors.

(c) If Tenant timely exercises the Renewal Option, Landlord shall notify Tenant (the "Rent Notice") at least 120 days before the last day of the initial Term of Landlord's determination of the Fair Market Rent ("Landlord's Initial Determination"). If Landlord's Initial Determination exceeds the Annual Rent, then Tenant shall notify Landlord ("Tenant's Notice"), within 30 days after Tenant's receipt of the Rent Notice, whether Tenant accepts or disputes Landlord's Initial Determination, and if Tenant disputes Landlord's Initial Determination, Tenant's Notice shall set forth Tenant's determination of the Fair Market Rent, which shall not be less than the Annual Rent ("Tenant's Initial Determination"). If Tenant fails to give Tenant's Notice within such 30 day period, or if Tenant gives Tenant's Notice within such 30 day period but fails to set forth therein Tenant's Initial Determination, then Tenant shall be deemed to have accepted Landlord's Initial Determination.

(d) (i) If Tenant timely disputes Landlord's Initial Determination and Landlord and Tenant fail to agree as to the Fair Market Rent within 30 days after the giving of Tenant's Notice, then the Fair Market Rent shall be determined by arbitration in the City of New York, as set forth in this Section 9.02(d). Tenant shall initiate the arbitration process by giving notice to that effect to Landlord within 20 days after the giving of Tenant's Notice, which notice shall include the name and address of Tenant's designated arbitrator. If Tenant fails to give such notice within such 30 day period, then Tenant shall be deemed to have accepted Landlord's Initial Determination. Within 30 days after the designation of Tenant's arbitrator, Landlord shall give notice to Tenant of the name and address of Landlord's designated arbitrator. If Landlord shall fail timely to appoint an arbitrator, then Tenant may request the AAA to appoint an arbitrator on Landlord's behalf. Such 2 arbitrators shall have 30 days to appoint a third arbitrator who shall be impartial. If such arbitrators fail to do so, then either Landlord or Tenant may request the AAA to appoint an arbitrator who shall be impartial within 30 days after such request and both parties shall be bound by any appointment so made within such 30 day period. If no such third arbitrator shall have been appointed within such 30 day period, either Landlord or Tenant may apply to the Supreme Court, New York County to make such appointment. The third arbitrator only shall subscribe and swear to an oath fairly and impartially to determine such dispute.

(ii) Within 7 days after the appointment of the third arbitrator, the 3 arbitrators will meet (the "Initial Meeting") and set a hearing date for the arbitration. The hearing shall not exceed 2 days and shall be scheduled to be held within 60 days after the meeting of the 3 arbitrators. At the Initial Meeting, Landlord and Tenant may each submit a revised Fair Market Rent determination (each, a "Final Determination"); provided, that Landlord's Final Determination may not be greater than Landlord's Initial Determination, and Tenant's Final Determination may not be lower than Tenant's Initial Determination. If either party shall fail so to submit a Final Determination, then Landlord's Initial Determination or Tenant's Initial Determination, as applicable, shall constitute such party's Final Determination.

(iii) There shall be no discovery in the arbitration. However, on reasonable notice to the other party, Tenant may inspect any portion of the Building relevant to its claims, and Landlord may inspect any portion of the space occupied by Tenant on the floors in issue. Thirty days prior to the scheduled hearing, the parties shall

exchange opening written expert reports and opening written pre-hearing statements. Opening written pre-hearing statements shall not exceed 20 pages in length. Two weeks prior to the hearing, the parties may exchange rebuttal written expert reports and rebuttal written pre-hearing statements. Rebuttal written pre-hearing statements shall not exceed 10 pages in length. Ten days prior to the hearing, the parties shall exchange written witness lists, including a brief statement as to the subject matter to be covered in the witnesses' testimony. One week prior to the hearing, the parties shall exchange all documents which they intend to offer at the hearing. Other than rebuttal witnesses, only the witnesses listed on the witness lists shall be allowed to testify at the hearings. Closing arguments shall be heard immediately following conclusion of all testimony. The proceedings shall be recorded by stenographic means. Each party may present live witnesses and offer exhibits, and all witnesses shall be subject to cross-examination. The arbitrators shall conduct the 2 day hearing so as to provide each party with sufficient time to present its case, both on direct and on rebuttal, and permit each party appropriate time for cross examination; <u>provided</u>, that the arbitrators shall not extend the hearing beyond 2 days. Each party may, during its direct case, present evidence in support of its position and in opposition to the position of the opposing party.

(iv) The third arbitrator shall make a determination of the Fair Market Rent by selecting either the amount set forth in Landlord's Final Determination or the amount set forth in Tenant's Final Determination, whichever the third arbitrator determines is closest to Fair Market Rent for the Premises. The third arbitrator may not select any other amount as the Fair Market Rent, provided that in no event shall the rent be less than the Annual Rent. The fees and expenses of any arbitration pursuant to this <u>Section 9.02(d)</u> shall be borne by the parties equally, but each party shall bear the expense of its own arbitrator, attorneys and experts and the additional expenses of presenting its own proof. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Lease. Each arbitrator shall be a licensed real estate broker having at least 15 years of experience in leasing of first class office buildings in Manhattan. After a determination has been made of the Fair Market Rent, the parties shall execute and deliver an instrument setting forth the Fair Market Rent, but the failure to so execute and deliver any such instrument shall not effect the determination of Fair Market Rent.

(e) If Tenant disputes Landlord's Initial Determination and if the final determination of Fair Market Rent shall not be made on or before the first day of the Renewal Term, then, pending such final determination, Tenant shall pay, as Fixed Rent for the Renewal Term, an amount equal to Landlord's Final Determination. If, based upon the final determination of the Fair Market Rent, the Fixed Rent payments made by Tenant for such portion of the Renewal Term were greater than the Rental Value payable for the Renewal Term, Landlord shall credit the amount of such excess against future installments of Fixed Rent and/or Additional Rent payable by Tenant.

[NO FURTHER TEXT ON THIS PAGE; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

Landlord: RXR 1330 OWNER LLC

By: ________________________________

Name: Richard J. Conniff

Title: Authorized Person

Tenant: WELLTOWER INC.

By: ________________________________

Name: Mary Ellen Pisanelli

Title: Authorized Signatory

Tenant's Federal Tax I.D. No.: [***]

EXHIBIT A

DESCRIPTION OF LAND

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of 53rd street with the easterly side of Avenue of the Americas;

RUNNING THENCE easterly along said northerly side of 53rd Street, 97 feet 8 inches to a point at or opposite the center of a certain party wall standing partly on the land herein described and partly on the land adjoining on the east;

THENCE northerly through said party wall and parallel with Avenue of the Americas, 100 feet 5 inches to the center line of the block;

THENCE easterly along said center line of the block, 19 feet 10 inches;

THENCE northerly again parallel with Avenue of the Americas 100 feet 5 inches to the southerly side of 54th Street;

THENCE westerly long the southerly side of 54th Street, 117 feet 6 inches to the easterly side of Avenue of the Americas;

THENCE southerly along the easterly side of Avenue of the Americas, 200 feet 10 inches to the northerly side of 53rd Street, to the point or place of BEGINNING.

EXHIBIT B

FLOOR PLAN

This floor plan is annexed to and made a part of this Lease solely to indicate the Premises by outlining and diagonal marking. All areas, conditions, dimensions and locations are approximate.


MEN'S RESTROOM
ELEC. CLOSET
STAIR A
ELEC. CLOSET
TELEPHONE CLOSET
WOMEN'S RESTROOM
ELEC. CLOSET
SUITE 8B
SCALE: 1/16"=1'-0"
RXR
CONSTRUCTION SERVICES
SUITE 8B
LEASE EXHIBIT - PREMISES PLAN
8th Floor
1330 Avenue of the Americas
New York
DRAWN BY: XX
SCALE: N/A
DATE: Feb 27, 2018
DRAWING NUMBER:
EX-1

EXHIBIT C

RULES AND REGULATIONS

1. The rights of each tenant in the entrances, corridors, elevators and escalators servicing the Building are limited to ingress and egress from such tenant's premises for the tenant and its employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by any other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it in its reasonable judgment deems best for the benefit of the tenants generally.

2. Landlord may refuse admission to the Building outside of Business Hours on Business Days to any person not known to the watchman in charge or not having a pass issued by Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and Landlord may require all persons admitted to or leaving the Building to provide appropriate identification. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the reasonable judgment of Landlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be ejected therefrom. During any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building.

3. Only Landlord or persons reasonably approved by Landlord shall be permitted to furnish to the Premises ice, drinking water, food, beverage, linen, towel, barbering, bootblacking, floor polishing, cleaning or other similar services.

4. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens which are different from the standards adopted by Landlord for the Building shall be attached to or hung in, or used in connection with, any exterior window or door of the premises of any tenant, without the prior written consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

5. No lettering, sign, advertisement, notice or object shall be displayed in or on the exterior windows or doors, or on the outside of any tenant's premises, or at any point inside any tenant's premises where the same might be visible outside of such premises, without the prior written consent of Landlord. In the event of the violation of the foregoing by any

tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs, elevator cab designations and lettering on doors and the Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style reasonably acceptable to Landlord.

6. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills or on the peripheral air conditioning enclosures, if any.

7. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

8. No vehicles (other than bicycles in accordance with Landlord's rules therefor), animals, fish or birds of any kind (other than service animals permitted in accordance with applicable Laws) shall be brought into or kept in or about the premises of any tenant or the Building.

9. No noise, including, without limitation, music or the playing of musical instruments, recordings, radios or television, which, in the reasonable judgment of Landlord, disturbs other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the premises of any tenant which would impair or interfere with the use or enjoyment by any other tenant of any space in the Building.

10. No tenant, nor any tenant's contractors, employees, agents, visitors or licensees, shall at any time bring into or keep upon the premises or the Building any inflammable, combustible, explosive, or otherwise hazardous or dangerous fluid, chemical, substance or material.

11. Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key. Additional keys for a tenant's premises and toilet rooms shall be procured only from Landlord who may make a reasonable charge therefor. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

12. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators, and in such manner as Landlord or its agent may reasonably determine from time to time. The persons employed to move safes and other heavy objects shall be reasonably acceptable to Landlord and, if so required by law, shall hold a Master Rigger's license. Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building. All labor and engineering costs incurred by Landlord in connection with any moving specified in this rule, including a reasonable charge for

overhead shall be paid by tenant to Landlord, within 30 days after Landlord's written demand therefor.

13. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the lease of which this Exhibit is a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enlargement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this Rule or of Rule 2 hereof.

14. No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school. No tenant shall use, or permit its premises or any part thereof to be used, for manufacturing, or the sale at retail or auction of merchandise, goods or property of any kind.

15. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord's reasonable judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

16. Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant's premises. If, in the reasonable judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine.

17. No machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant's premises without Landlord's prior written consent which consent shall not be unreasonably withheld, conditioned or delayed, and in no case (even where the same are of a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants; but machines and mechanical equipment which may be permitted to be installed and used in a tenant's premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

18. Landlord, its contractors, and their respective employees shall have the right to use, without charge therefor, all light, power and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant.

19. No premises of any tenant shall be used for lodging of sleeping or for any immoral or illegal purpose.

20. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

22. Tenant shall not cause or permit any unusual or objectionable fumes, vapors or odors to emanate from the Premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the Premises except as is expressly permitted in the Lease.

23. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building's services or the proper and economic heating, ventilating, air conditioning, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, causes any such impairment or interference.

24. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes of which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have, caused the same. Any cuspidors or containers or receptacles used as such in the premises of any tenant, or for garbage or similar refuse, shall be emptied, cared for and cleaned by and at the expense of such tenant.

25. All entrance doors in each tenant's premises shall be left locked and all windows shall be left closed by the tenant when the tenant's premises are not in use. Entrance doors shall not be left open at any time. Each tenant, before closing and leaving its premises at any time, shall turn out all lights.

26. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

27. All windows in each tenant's premises shall be kept closed, and all blinds therein above the ground floor shall be lowered as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant's premises. If Landlord shall elect to install any energy saving film on the windows of the Premises or to install energy saving windows in place of the present windows, tenant shall cooperate with the reasonable requirements of Landlord in connection with such installation and thereafter the maintenance and replacement of the film and/or windows and permit Landlord to

have access to the tenant's premises at reasonable times during Business Hours to perform such work.

28. If the Premises be or become infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, employees, visitors or licensees, Tenant shall at Tenant's expense cause the same to be exterminated from time to time to the reasonable satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be designated by Landlord, or if none is so designated as reasonably approved by Landlord.

29. To the extent there is a conflict between the provisions contained in the Lease or this Exhibit C annexed thereto, the provisions of the Lease shall govern and control.

EXHIBIT D

STANDARD CLEANING SPECIFICATIONS

OFFICES AND OTHER TENANT AREAS

Cleaning and additional cleaning operations shall be scheduled so that an absolute minimum number of lights are to be left on at all times. Upon completion of the cleaning, all lights must be turned off. All doors shall be closed and locked if applicable.

Nightly

- Litter shall be removed from all floor surfaces. All carpeting and rugs are to be vacuum-cleaned using an approved rotary-type vacuum cleaner one time per week.
- Dust all furniture nightly.
- Remove regular office trash from office areas and bring to the central collection point.
- Damp-wipe all telephones as necessary with approved cleaner/disinfectant.
- Keep slop sink clean and polished. Janitorial rooms are to be kept in a neat and orderly condition at all times.
- Clean all water fountains and coolers. Remove all fingerprints from all painted surfaces near light switches and entrance doors.

Weekly

- Dust all baseboards, accessible convector covers/sills and chair rails.

Monthly

- All stone, ceramic tiles, marble, terrazzo and other un-waxed flooring to be swept, dusted and washed once a month.
- All linoleum, vinyl, rubber VCT tile and other similar types of flooring to be swept monthly using approved dust-down preparation.

Quarterly

- Dust all picture frames, charts and similar hangings that are not reached in nightly cleaning.
- Dust all air conditioning louvers, grills, etc. not reached in nightly cleaning.

BASE BUILDING LAVATORIES

Nightly

- Scour, wash and disinfect all toilet seats (both sides) basins, bowls and urinals throughout.
- Sweep and wash all lavatory floors using proper cleaner/disinfectants.
- Wash all mirrors, powder shelves, bright work and enameled surfaces in all lavatories.
- Hand dust, washing where necessary, all partitions, dispensers, and receptacles in all lavatories and rest rooms.
- Empty waste, wipe clean and polish all receptacles and remove paper to designated areas.
- Fill soap dispensers systems.
- Supply and service all disposable paper product dispensers.
- Empty and clean sanitary disposal receptacles.
- Clean and wash all receptacles and dispensers with a cleaning/disinfectant solution
- Remove fingerprint marks from painted surfaces.

Weekly

- Machine scrub floors once a month.
- Hand-dust, clean, and wash all tile walls.
- High dusting, which will include lights, walls and grilles.

WINDOW CLEANING

- Wash all interior and exterior building glass 3 times per year.

EXHIBIT E

TENANT'S WORK

Provide partial (middle partition) frosting of the conference room walls/windows.

EXHIBIT F

HVAC SPECIFICATIONS

Landlord shall provide base Building HVAC capable of meeting the following temperatures in the Premises except with special use areas (for example, telephone rooms, computer rooms, kitchens, etc.) for distribution by Tenant: provided that the sources of heat within the Premises do not exceed one person per 100 square feet of usable area and 4 watts of electric consumption per usable square foot:

Summer:	Outdoor	-	89° F Dry Bulb, 73° F Wet Bulb.
	Indoor	-	78° F Dry Bulb.
Winter:	Outdoor	-	13° F Dry Bulb
	Indoor	-	70° F Dry Bulb (no humidity control)

Outdoor air for ventilation shall be provided consistent with ASHRAE Standard.

EXHIBIT G

FURNISHINGS

1330 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10019

WELLTOWER FURNITURE INVENTORY - 33RD FLOOR

QTY	TYPE	DESCRIPTION / CURRENT CONFIGURATION*	BRAND*
10	Workstation	Rectangle Shaped Workstations, White (60" x 32")	Knoll
10	Dual Monitor Arms	Secured to Rectangle Workstation Configuration	Knoll
1	Workstation Endcap	Wood Endcap to Workstations (65 1/2" x 15")	Knoll
10	Chairs	Workstation Desk Chairs, White, Black & Chrome	Knoll
1	Desk	Rectangle Desk, Wood Top (72" x 30")	Knoll
1	Credenza	Wood w/White Top (72" x 18")	Knoll
4	Desk	"L" Shaped Desk, White Legs w/Wood Tops (90" x 72", 30"d) incl. Fabric Panel & Top Wood Shelf Unit (15"h x 90"w x 13 1/2"d)	Knoll
8	Chairs	Office Guest Chairs, Black & Chrome	Knoll
14	Chairs	Gray Fabric, Chrome Legs	Knoll
1	Conference Room Table	Chrome Base w/White Top (120" x 48")	Knoll

**All Descriptions and Brand information contained herein are believed to be accurate.*

EXHIBIT B

SUBLANDLORD'S WIRE INSTRUCTIONS

[***]

EXHIBIT C

SUBLEASE FURNISHINGS

ITEM LOCATION	ITEM	Description	Quantity
KITCHEN	**KITCHEN TABLE**	WHITE, WOODEN TABLE	1.00
KITCHEN	**BAR CHAIRS**	GRAY WITH SLIVER LEGS	6.00
KITCHEN	**TRASH CANS**	ALL SILVER, STEP TO OPEN	2.00
FIRST ROW AFTER ENTRY	**DESK BANK #1**	EIGHT DESKS, FOUR PER ROW	8.00
SECOND ROW AFTER ENTRY	**DESK BANK #2**	TEN DESKS, FIVE PER ROW	10.00
EVERY DESK	**DESK CHAIRS**	CURVED BACK - LIGHT GREEN	18.00
EACH DESK IN MAIN OFFICE	**KNOLL FILE CABINETS**	WHITE WITH TWO DARK BROWN DRAWERS	11.00
VARIOUS DESKS	**ALL WHITE ALUMINUM FILE CABINETS**	ALL WHITE ALUMINUM FILE CABINETS - TWO DRAWERS	9.00
CORNER CONFERENCE ROOM	**CONFERENCE ROOM TABLE**	WHITE WITH SILVER UNDERBELLY	1.00
CORNER CONFERENCE ROOM	**GRAY CONFERNCE ROOM CHAIRS**	FULLL GRAY CHAIRS	8.00
CORNER CONFERENCE ROOM	**CREDENZA**	BROWN WOOD FRONT WITH WHITE TOP	1.00
EACH OFFICE	**'L'' SHAPED OFFICE DESKS**	'L'' SHAPED BROWN OFFICE DESKS	5.00
FIRST & SECOND	**BROWN SIDE DESK**	BROWN WOOD TOPS WITH WHITE METAL LEGS	2.00
FOURTH OFFICE	**WHITE SIDE DESK**	ALL WHITE DESK WITH SOLID WHITE FRONT (NO OPENING)	1.00
PHONE BOOTH	**SMALL PHONE BOOTH DESK**	WHITE, NARROW ALL WHITE DESK	1.00
BACK WALL	**STEEL PRODUCTION TABLE**	STEEL TABLE - ONE LOWER SHELF	1.00
CORNER OFFICE	**TV**	MOUNTED TO WALL	1.00
CORNER OFFICE	**GRAY CHAIRS**	GRAY WITH CHROME LEGS AND ARM REST ALL ONE PIECE	2.00

CORNER OFFICE	**DESK**	BROWN WOODEN TOP WITH WHITE METAL LEGS	1.00
CORNER OFFICE	**TRASH CAN**		1.00
CORNER OFFICE	**RECYCLING BIN**	BLUE SMALL RECYCLING BIN	1.00
FIFTH OFFICE	**"L" SHAPED DESK**	"L" SHAPED BROWN OFFICE DESK	1.00
FIFTH OFFICE	**SHELF**	ATTCHED TO WALL ABOVE DESK	1.00
FIFTH OFFICE	**GRAY CHAIRS**	GRAY WITH CHROME LEGS AND ARM REST ALL ONE PIECE	2.00
FIFTH OFFICE	**BROWN FILE CABINET WITH CUSHION**	BROWN FILE CABINET WITH CUSHION ON TOP - TWO DRAWERS	1.00
FOURTH OFFICE	**"L" SHAPED DESK**	"L" SHAPED BROWN OFFICE DESK	1.00
FOURTH OFFICE	**SHELF**	ATTCHED TO WALL ABOVE DESK	1.00
FOURTH OFFICE	**BROWN FILE CABINET WITH CUSHION**	BROWN FILE CABINET WITH CUSHION ON TOP - TWO DRAWERS	1.00
FOURTH OFFICE	**All WHITE SIDE DESK**		1.00
FOURTH OFFICE	**GRAY CHAIRS**	GRAY WITH CHROME LEGS AND ARM REST ALL ONE PIECE	2.00
THIRD OFFICE	**"L" SHAPED DESK**	"L" SHAPED BROWN OFFICE DESK	1.00
THIRD OFFICE	**SHELF**	ATTCHED TO WALL ABOVE DESK	1.00
THIRD OFFICE	**BROWN FILE CABINET WITH CUSHION**	BROWN FILE CABINET WITH CUSHION ON TOP - TWO DRAWERS	1.00
THIRD OFFICE	**GRAY CHAIRS**	GRAY WITH CHROME LEGS AND ARM REST ALL ONE PIECE	2.00
SECOND OFFICE	**"L" SHAPED DESK**	"L" SHAPED BROWN OFFICE DESK	1.00
SECOND OFFICE	**SHELF**	ATTCHED TO WALL ABOVE DESK	1.00
SECOND OFFICE	**WOODEN SIDE DESK**	DARK BROWN DESK	1.00
SECOND OFFICE	**GRAY CHAIRS**	GRAY WITH CHROME LEGS AND ARM REST ALL ONE PIECE	2.00
FIRST OFFICE	**"L" SHAPED DESK**	"L" SHAPED BROWN OFFICE DESK	1.00

FIRST OFFICE	**BROWN FILE CABINET WITH CUSHION**	BROWN FILE CABINET WITH CUSHION ON TOP - TWO DRAWERS	1.00
FIRST OFFICE	**WOODEN SIDE DESK**	DARK BROWN DESK	1.00
FIRST OFFICE	**KNOLL FILE CABINETS**	WHITE FILE CABINET WITH TWO BROWN DRAWERS	1.00
SERVER ROOM	**EQUIPMENT RACK**		1.00
SERVER ROOM	**PATCH PANELS**	MULTI PORT PANELS	N/A

EXHIBIT D

FORM OF LETTER OF CREDIT

[LETTERHEAD OF ISSUING BANK]

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: __________

AMOUNT: USD$ ______________
ISSUE DATE: _________________
EXPIRY DATE: [ONE YEAR FROM ISSUANCE]

BENEFICIARY:	APPLICANT:
WELLTOWER INC.	FUBOTV INC.
[INSERT WELLTOWER'S ADDRESS]	

GREETINGS:

WE HEREBY ESTABLISH, EFFECTIVE IMMEDIATELY, OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN THE BENEFICIARY'S FAVOR FOR THE ACCOUNT OF THE ABOVE MENTIONED APPLICANT IN THE AGGREGATE OF USD $_________________, WHICH IS UNCONDITIONALLY AVAILABLE FOR PAYMENT BY BENEFICIARY'S DRAFT(S) AT SIGHT. NO OTHER DOCUMENTATION SHALL BE REQUIRED TO DRAW ON THIS LETTER OF CREDIT.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR FROM THE PRESENT EXPIRY DATE AND FROM EACH FUTURE EXPIRY DATE, UNLESS AT LEAST 60 DAYS BEFORE THE THEN EXPIRY DATE, WE NOTIFY BENEFICIARY THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD. TO BE EFFECTIVE, SUCH NOTICE MUST BE IN WRITING AND MUST BE SENT BY RECEIPTED OVERNIGHT COURIER (NEXT BUSINESS DAY DELIVERY) OR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUIRED, TO BENEFICIARY. UNTIL FURTHER NOTICE BY BENEFICIARY TO US, BENEFICIARY'S ADDRESS FOR SUCH NOTICES IS THE ADDRESS SET FORTH ABOVE. AT ANY TIME OR FROM TIME TO TIME BENEFICIARY MAY CHANGE ITS ADDRESS FOR SUCH NOTICES, BY NOTICE TO US WHICH, TO BE EFFECTIVE, MUST BE IN WRITING AND MUST BE SENT BY RECEIPTED OVERNIGHT COURIER (NEXT

BUSINESS DAY DELIVERY) OR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUIRED.

DRAWINGS HEREUNDER MAY BE MADE BY PRESENTATION OF BENEFICIARY'S SIGHT DRAFT(S) IN THE FORM OF ANNEX 1 ATTACHED HERETO AT OUR OFFICE LOCATED AT ____________________, NEW YORK, NEW YORK.

PARTIAL DRAWINGS ARE PERMITTED.

WE HEREBY AGREE THAT DRAFT(S) DRAWN UNDER THIS CREDIT SHALL BE DULY HONORED IF PRESENTED ON OR BEFORE THE ABOVE STATED EXPIRY DATE OR ANY FUTURE EXPIRY DATE. WE HEREBY FURTHER AGREE THAT ALL DRAFTS PRESENTED UNDER THIS LETTER OF CREDIT SHALL BE PAID NOTWITHSTANDING ANY CLAIM BY ANY PERSON THAT THE SUM DEMANDED IS NOT DUE OR FOR ANY OTHER REASON THE SAID DRAFT(S) ARE NOT TO BE HONORED. DRAFT(S) DRAWN UNDER THIS CREDIT WILL BE HONORED BY US AND PAID TO BENEFICIARY IN IMMEDIATELY AVAILABLE FUNDS ON THE BANKING DAY RECEIVED IF PRESENTED AT SUCH OFFICE BEFORE 2:00 P.M. EASTERN TIME. ALL DRAFTS PRESENTED AT SUCH OFFICE AFTER 2:00 P.M. EASTERN TIME WILL BE DULY HONORED ON THE NEXT BANKING DAY. "BANKING DAY" MEANS A DAY ON WHICH COMMERCIAL BANKS ARE OPEN FOR BUSINESS IN NEW YORK, NEW YORK.

THIS LETTER OF CREDIT IS TRANSFERABLE IN FULL AND NOT IN PART. TO EFFECTUATE A TRANSFER UNDER THIS LETTER OF CREDIT, THE BENEFICIARY MUST NOTIFY US IN A WRITING SIGNED BY AN AUTHORIZED SIGNATORY OF BENEFICIARY, OF THE NAME AND ADDRESS OF THE TRANSFEREE AND OF THE EFFECTIVE DATE OF THE TRANSFER. THIS LETTER OF CREDIT IS TRANSFERABLE BY THE BENEFICIARY WITHOUT CHARGE TO THE BENEFICIARY. ANY FAILURE TO PAY THE TRANSFER CHARGES SHALL NOT AFFECT THE BENEFICIARY'S ABILITY TO TRANSFER THIS LETTER OF CREDIT. THIS LETTER OF CREDIT MAY TRANSFERRED AS AFORESAID FROM TIME TO TIME, BY THE THEN BENEFICIARY UNDER THIS LETTER OF CREDIT. UPON OUR RECEIPT OF SUCH WRITING, WE WILL ISSUE AN AMENDMENT TO THIS LETTER CREDIT THAT CHANGES THE NAME AND ADDRESS OF THE BENEFICIARY HEREOF AND SHALL DELIVER THE ORIGINAL OF SUCH AMENDMENT TO THE NEW BENEFICIARY/TRANSFEREE AND A COPY THEREOF TO THE PRIOR BENEFICIARY/TRANSFEROR.

BENEFICIARY'S RIGHTS AND ABILITY TO DRAW ON THIS LETTER OF CREDIT, TO RECEIVE ALL OR PORTIONS OF THE PROCEEDS HEREOF AND TO USE, APPLY, OR RETAIN THE WHOLE OR ANY PART OF SUCH PROCEEDS, SHALL NOT TAKE INTO ACCOUNT, OR OTHERWISE BE AFFECTED BY, ANY OF THE MODIFICATIONS, REDUCTIONS OR OTHER LIMITATIONS OF OR ON THE APPLICANT'S OBLIGATIONS OR LIABILITIES RESULTING FROM THE VOLUNTARY OR INVOLUNTARY LIQUIDATION, DISSOLUTION, SALE OR OTHER DISPOSITION OF ALL OR SUBSTANTIALLY ALL THE ASSETS, MARSHALING OF ASSETS AND LIABILITIES, RECEIVERSHIP, INSOLVENCY, BANKRUPTCY, ASSIGNMENT FOR THE BENEFIT OF

CREDITORS, REORGANIZATION, ARRANGEMENT OR READJUSTMENT OF, OR OTHER SIMILAR PROCEEDING AFFECTING THE APPLICANT, OR THE APPLICANT'S PREDECESSORS, OR THE APPLICANT'S SUCCESSORS OR ASSIGNS, OR ANY OF THEIR ASSETS OR THE DISAFFIRMANCE, REJECTION OR POSTPONEMENT IN ANY SUCH PROCEEDING OF ANY OF APPLICANT'S OBLIGATIONS OR UNDERTAKINGS.

IF THE EXPIRY DATE OCCURS DURING AN INTERRUPTION OF OUR BUSINESS BY A FIRE OR OTHER CASUALTY, ACT OF GOD, RIOT, CIVIL COMMOTION, INSURRECTION, WAR, TERRORIST ATTACK OR ANY OTHER CAUSE BEYOND OUR CONTROL, INCLUDING, BUT NOT LIMITED TO, A STRIKE OR LOCKOUT, THEN THE EXPIRY DATE SHALL BE EXTENDED THROUGH THE DATE THAT IS THIRTY (30) DAYS AFTER THE RESUMPTION OF OUR BUSINESS.

EXCEPT AS EXPRESSLY STATED HEREIN, THIS UNDERTAKING IS NOT SUBJECT TO ANY AGREEMENTS, REQUIREMENTS, OR QUALIFICATIONS. OUR OBLIGATION UNDER THIS LETTER OF CREDIT IS OUR INDIVIDUAL OBLIGATION AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO, OR UPON OUR ABILITY TO PERFECT ANY LIEN, SECURITY INTEREST, OR ANY OTHER REIMBURSEMENT. THIS LETTER OF CREDIT IS NOT SUBJECT TO OFFSET OF ANY KIND BY THE ISSUER, WHETHER FOR CLAIMS AGAINST BENEFICIARY, THE APPLICANT, OR ANY OTHER PERSON OR ENTITY, REGARDLESS OF HOW SUCH CLAIMS ARISE. THIS LETTER OF CREDIT MAY NOT BE REVOKED OR AMENDED WITHOUT YOUR WRITTEN APPROVAL AND SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL IT EXPIRES IN ACCORDANCE WITH THE TERMS HEREOF.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES-ISP98, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION 590 ("ISP") AND AS TO MATTERS NOT GOVERNED BY THE ISP, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SINCERELY,

____

AUTHORIZED SIGNATURE

<u>ANNEX A TO LETTER OF CREDIT</u>

FOR VALUE RECEIVED

PAY AT SIGHT BY WIRE TRANSFER IN IMMEDIATELY AVAILABLE FUNDS TO __________ THE SUM OF U.S. ______________ DOLLARS ($____________) DRAWN UNDER IRREVOCABLE LETTER OF CREDIT NO. ________________ DATED ____________, 20__, ISSUED BY _______________.

TO: [ISSUER OF LETTER OF CREDIT]

____

NEW YORK, NEW YORK

EXHIBIT E

SUBTENANT'S INITIAL ALTERATIONS

Installation of data/telecom cabling as set forth in the diagram attached hereto as Schedule 1.

SCHEDULE 1



B
A
{\f Arial TURb0i0c0p34; AVENUE OF THE AMERICAS}
NOTE:
8 CAT6 CABLES ARE RUN FROM IDF LOCATION "A" TO IDF LOCATION "B'.
THE CABLES WILL BE RUN OVER THE DROP CEILING PASSING THROUGH THE
HALL AREA AND LANDING INTO IDF LOCATION "B. THERE WILL BE NO
DRILLING OF ANY KIND PERFORMED FOR THE CABLING RUN.

Fubo TV

Description

Revised By: Januario Millamena
Date Revised: 7 February 2020

Directory: C:\Users\j.m.menalDownloads\
File Name: Fubo 1330 Office 2-7-2020.vsd
Tab Name: CABLING